                                  SCHEDULE 14C

                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

CHECK THE APPROPRIATE BOX:

[X] PRELIMINARY INFORMATION STATEMENT
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
           BY RULE 14C-5(D)(2)).
[ ] DEFINITIVE INFORMATION STATEMENT

                               ALLIED GROUP, INC.
                                ----------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[ ] NO FEE REQUIRED
[X] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14C-5(G) AND 0-11.

(1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:
           COMMON STOCK, WITHOUT PAR VALUE

(2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:
           12,050,157 SHARES OF COMMON STOCK, WITHOUT PAR VALUE

(3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0- 11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):
           $48.25 PER SHARE

(4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:
           $581,420,075

(5) TOTAL FEE PAID:
           $116,284

           [  ] FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.

[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PREVIOUSLY PAID. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

(1) AMOUNT PREVIOUSLY PAID:
(2) FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:
(3) FILING PARTY:
(4) DATE FILED:

                                                    [LOGO OF ALLIED GROUP, INC.]



                                                              ALLIED GROUP, INC.
                                                      701 Fifth Ave., Dept. 2000
                                                       Des Moines, IA 50391-2000

                                                              October  [ ], 1998

To Our Stockholders:

           You are cordially invited to attend a special meeting (the "Special Meeting") of the stockholders of ALLIED Group, Inc. (the "Company"), to be held on October 30, 1998 at 10:00 a.m., local time, at the Company's offices, located at 701 Fifth Avenue, Des Moines, Iowa 50391-2000.

           At the Special Meeting, those of you who are holders of the Company's Common Stock, without par value (the "Common Shares"), or the Company's 6-3/4% Series Preferred Stock, without par value ("Preferred Shares," and together with the Common Shares, the "Shares"), at the close of business on October 9, 1998 will be entitled to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of June 3, 1998 (the "Merger Agreement"), among the Company, Nationwide Mutual Insurance Company, an Ohio mutual insurance company ("Nationwide"), and Nationwide Group Acquisition Corporation, an Ohio corporation and a wholly owned subsidiary of Nationwide ("Acquisition Sub"). Pursuant to the Merger Agreement, Acquisition Sub will be merged with and into the Company (the "Merger"), with the Company surviving the Merger as a subsidiary of Nationwide. In the Merger, each Common Share outstanding on the effective date of the Merger (the "Effective Date") (other than Common Shares held by stockholders who perfect their appraisal rights under Iowa law, Common Shares held in the Company's treasury, and Common Shares held directly by Acquisition Sub or Nationwide) will be converted into the right to receive $48.25 per share in cash, without interest. The Preferred Shares will not be converted into the right to receive cash as part of the Merger. Details of the Merger and other important information are set forth in the enclosed Information Statement, which you are urged to read carefully.

           As previously communicated in Amendment No. 1 to the Solicitation/Recommendation Statement on Schedule 14D-9, mailed to stockholders in June of this year, your Board of Directors believes that the Merger is in the best interests of the Company and its stockholders. In arriving at its decision to recommend the Merger, the Board of Directors carefully reviewed and considered the terms and conditions of the Merger Agreement and the factors described in the enclosed Information Statement.

         The Merger is the second step in a two-part transaction, the purpose of which is the acquisition of the Company by Nationwide. On May 19, 1998, Acquisition Sub commenced a tender offer (the "Offer") to purchase all outstanding Common Shares at a price of $47.00 per Common Share. On June 10, 1998, Acquisition Sub amended the Offer to increase the offering price to $48.25 per Common Share. After giving effect to shares acquired in the Offer, which expired at 5:00 p.m. on September 30, 1998 (the "Expiration Date"), Nationwide and Acquisition Sub together own approximately ___% of the outstanding Common Shares. In addition, pursuant to the completion of the merger of ALLIED Mutual Insurance Company ("ALLIED Mutual") with and into Nationwide on October 1, 1998, Nationwide owns 100% of the Preferred Shares. As a result of the purchase by Acquisition Sub of Common Shares in the Offer and the merger of ALLIED Mutual with and into Nationwide, as of the Record Date, Nationwide and Acquisition Sub own ___% of the outstanding Common Shares and 100% of the Preferred Shares, representing approximately ___% of the voting power of all outstanding securities of the Company.

     Nationwide and Acquisition Sub have agreed to vote all Common Shares acquired in the Offer in favor of the Merger. Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the voting power of the outstanding Common Shares and Preferred Shares, voting together as a class. Accordingly, Nationwide and Acquisition Sub will have sufficient voting power at the Special Meeting to approve the Merger Agreement without the vote of any other stockholder of the Company.

           WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                           Sincerely,



                                           DOUGLAS L. ANDERSEN
                                           President and Chief Executive Officer

                               ALLIED GROUP, INC.
                                701 FIFTH AVENUE
                           DES MOINES, IOWA 50391-2000

                             -----------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON OCTOBER 30, 1998
                             -----------------------


           Notice is hereby given that a special meeting (the "Special Meeting") of stockholders of ALLIED Group, Inc. (the "Company") will be held on October 30, 1998 at 10:00 a.m., local time, at the Company's offices, located at 701 Fifth Avenue, Des Moines, Iowa 50391-2000, to consider and act upon the following:

           1. The approval of an Agreement and Plan of Merger, dated as of June 3, 1998 (the "Merger Agreement"), among the Company, Nationwide Mutual Insurance Company, an Ohio mutual insurance company ("Nationwide"), and Nationwide Group Acquisition Corporation, an Ohio corporation and a wholly owned subsidiary of Nationwide ("Acquisition Sub"), pursuant to which Acquisition Sub will be merged with and into the Company (the "Merger"), with the Company surviving the Merger as a subsidiary of Nationwide. In the Merger, each share of the Company's common stock, without par value ("Common Shares"), outstanding on the effective date of the Merger (the "Effective Date") (other than Common Shares held by stockholders who perfect their appraisal rights under Iowa law, Common Shares held in the Company's treasury, and Common Shares held directly by Acquisition Sub or Nationwide) will be converted into the right to receive $48.25 per share in cash, without interest. Shares of the Company's 6-3/4% Series Preferred Stock, without par value ("Preferred Shares"), will not, however, be converted into the right to receive cash as part of the Merger. Details of the Merger and other important information are set forth in the enclosed Information Statement, which you are urged to read carefully.

           2. The transaction of such other business as may properly come before the Special Meeting and any adjournment thereof. The Company's Board of Directors is not aware of, and does not intend to raise, any other matters to be considered at the Special Meeting.

           Reference is hereby made to the enclosed Information Statement for more complete information concerning the matters to be acted upon at the Special Meeting.

           Only holders of record of Common Shares and/or Preferred Shares (except as indicated below) at the close of business on October 9, 1998 (the "Record Date") are entitled to vote at the Special Meeting on the approval and adoption of the Merger Agreement, including the consummation of the transactions contemplated thereby.

           The Merger is the second step in a two-part transaction, the purpose of which is the acquisition of the Company by Nationwide. On May 19, 1998, Acquisition Sub commenced a tender offer (the "Offer") to purchase all outstanding Common Shares at a price of $47.00 per Common Share. On June 10, 1998, Acquisition Sub amended the Offer to increase the offering price to $48.25 per Common Share. After giving effect to shares acquired in the Offer, which expired at 5:00 p.m. on September 30, 1998 (the "Expiration Date"), Nationwide and Acquisition Sub together own approximately ___% of the outstanding Common Shares.

          In addition, pursuant to the completion of the merger of ALLIED Mutual Insurance Company ("ALLIED Mutual") with and into Nationwide on October 1, 1998, Nationwide owns 100% of the Preferred Shares. As a result of the purchase by Acquisition Sub of Common Shares in the Offer and the merger of ALLIED Mutual with and into Nationwide, as of the Record Date, Nationwide and Acquisition Sub own ___% of the outstanding Common Shares and 100% of the Preferred Shares, representing approximately ___% of the voting power of all outstanding securities of the Company.

           Nationwide and Acquisition Sub have agreed to vote all Common Shares acquired through the Offer in favor of the Merger. Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the voting power of the outstanding Common Shares and Preferred Shares, voting together as a class. Accordingly, Nationwide and Acquisition Sub will have sufficient voting power at the Special Meeting to approve the Merger Agreement without the vote of any other stockholder of the Company.

           Pursuant to Section 490.1321 of the Iowa Business Corporation Act (the "IBCA"), if the Merger Agreement is approved by the affirmative vote of the holders of a majority of the voting power of the outstanding Common Shares and Preferred Shares at the Special Meeting and the Merger is effected by the Company, any stockholder (i) who files with the Company, before the taking of the vote on the approval of the Merger Agreement, written objection to the Merger stating that such stockholder intends to demand payment for such stockholder's shares if the Merger is consummated, and (ii) in the case of holders of Common Shares, whose shares are not voted in favor of the Merger Agreement (including any holder of Common Shares who abstains, which abstention will be treated as a "no" vote for purposes of determining whether the Merger Agreement has been adopted or approved), may have the right to demand in writing from the Company, within the time period specified in the notice from the Company in writing to such stockholder that the Merger has become effective, payment for such stockholder's shares and an appraisal of the value thereof. The Company and any such stockholder shall in such cases have the rights and duties and shall follow the procedures set forth in Sections 490.1301 to 490.1331, inclusive, of the IBCA.

           WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                            By order of the Board of Directors



                                            Sally J. Malloy
                                            Secretary

October [    ], 1998
Des Moines, Iowa

                               ALLIED GROUP, INC.
                                701 FIFTH AVENUE
                           DES MOINES, IOWA 50391-2000

                             -----------------------

                              INFORMATION STATEMENT
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON OCTOBER 30, 1998
                             -----------------------


                                  INTRODUCTION

           This Information Statement is being furnished on behalf of the Board of Directors (the "Board") of ALLIED Group, Inc., an Iowa corporation (the "Company"), to holders as of the Record Date (as defined below) of common stock, without par value ("Common Shares"), and 6-3/4% Series Preferred Stock, without par value ("Preferred Shares"), of the Company, in connection with a special meeting (the "Special Meeting") of stockholders of the Company to be held on October 30, 1998 at the Company's offices, located at 701 Fifth Avenue, Des Moines, Iowa 50391-2000, at 10:00 a.m., local time. The date on which this Information Statement is first being mailed or given to stockholders is on or about October 9, 1998.

         At the Special Meeting, holders of Common Shares and Preferred Shares will be entitled to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated as of June 3, 1998 (the "Merger Agreement") among the Company, Nationwide Mutual Insurance Company, an Ohio mutual insurance company ("Nationwide"), and Nationwide Group Acquisition Corporation, an Ohio corporation and a wholly owned subsidiary of Nationwide ("Acquisition Sub"). Pursuant to the Merger Agreement, Acquisition Sub will be merged with and into the Company (the "Merger"), with the Company surviving the Merger (the "Surviving Company") as a subsidiary of Nationwide. In the Merger, each Common Share outstanding on the effective date of the Merger (the "Effective Date") (other than Common Shares held by stockholders who perfect their appraisal rights under Iowa law, Common Shares held in the Company's treasury, and Common Shares held directly by Acquisition Sub or Nationwide) will be converted into the right to receive $48.25 per Common Share in cash, without interest (the "Offer Price" or the "Merger Consideration"). The Preferred Shares will not be converted into the right to receive cash as part of the Merger.

           WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         The Merger is the second step in a two-part transaction, the purpose of which is the acquisition of the Company by Nationwide. On May 19, 1998, Acquisition Sub commenced a tender offer (the "Offer") to purchase all outstanding Common Shares at a price of $47.00 per Common Share. On June 10, 1998, Acquisition Sub amended the Offer to increase the offering price to $48.25 per Common Share. After giving effect to shares acquired in the Offer, which expired at 5:00 p.m. on September 30, 1998 (the "Expiration Date"), Nationwide and Acquisition Sub together own approximately ___% of the outstanding Common Shares.

         In addition, pursuant to the completion of the merger of ALLIED Mutual Insurance Company ("ALLIED Mutual") with and into Nationwide on October 1, 1998, Nationwide owns 100% of the Preferred Shares. As a result of the purchase by Acquisition Sub of Common Shares in the Offer and the merger of ALLIED Mutual with and into Nationwide, as of the Record Date, Nationwide and Acquisition Sub own ___% of the outstanding Common Shares and 100% of the Preferred Shares, representing approximately ___% of the voting power of all outstanding securities of the Company.

         Nationwide and Acquisition Sub have agreed to vote all Common Shares and all Preferred Shares owned by them in favor of the Merger. Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the voting power of the outstanding Common Shares and Preferred Shares, voting together as a class. Accordingly, Nationwide and Acquisition Sub will have sufficient voting power at the Special Meeting to approve the Merger Agreement without the vote of any other stockholder of the Company.

           Only holders of record of Common Shares or Preferred Shares at the close of business on October 9, 1998 (the "Record Date") are entitled to vote at the Special Meeting on the approval and adoption of the Merger Agreement, including the consummation of the transactions contemplated thereby.

           No person has been authorized to give any information or to make any representation other than those contained in this Information Statement in connection with the matters to be acted upon at the Special Meeting and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any other person.

                                ----------------



           THE ACCURACY OR ADEQUACY OF THIS INFORMATION STATEMENT HAS NOT BEEN PASSED UPON BY THE SECURITIES AND EXCHANGE COMMISSION OR BY THE INSURANCE DEPARTMENT OF ANY STATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           All information contained in this Information Statement with respect to the Company has been supplied by the Company and all information with respect to Nationwide and Acquisition Sub has been supplied by Nationwide.


              The date of this Information Statement is October [ ], 1998.

                                TABLE OF CONTENTS

                                                                            Page

SUMMARY......................................................................00

THE SPECIAL MEETING..........................................................00
     Time, Date and Place of the Special Meeting.............................00
     Matters to Be Considered at the Special Meeting.........................00
     Voting and Record Date..................................................00

THE MERGER...................................................................00
     The Company.............................................................00
     Nationwide and Acquisition Sub..........................................00
     Background and Reasons for the Merger...................................00
     Reasons for the Board's Approval of the Merger Agreement................00
     Opinion of Morgan Stanley & Co. Incorporated............................00
     Interests of Certain Persons in the Merger..............................00
     Certain Regulatory Matters..............................................00
     Litigation..............................................................00
     Accounting Treatment....................................................00
     Certain United States Federal Income Tax Consequences...................00
     Effect of the Merger on the Company's Stockholders......................00
     Dissenting Stockholders' Rights.........................................00

THE MERGER AGREEMENT.........................................................00
     The Offer...............................................................00
     The Merger..............................................................00
     Effective Time of the Merger............................................00
     Exchange of Certificates and Payment of Merger Consideration............00
     Dissenting Stockholders' Rights.........................................00
     Representations and Warranties..........................................00
     Covenants of the Company................................................00
     Prohibition on Solicitation.............................................00
     Stockholder Approval....................................................00
     Access to Information...................................................00
     Reasonable Best Efforts.................................................00
     Certain Litigation......................................................00
     Board of Directors; Corporate Governance................................00
     Treatment of Stock Options; Certain Benefits;
          Indemnification and Insurance......................................00
     Conditions to the Merger................................................00
     Termination of the Merger Agreement.....................................00
     Fees and Expenses.......................................................00
     Amendment...............................................................00
     Shareholder Agreement...................................................00
     Plans for the Company...................................................00
     Going Private Transactions..............................................00
     Dividends and Distributions.............................................00

CERTAIN INFORMATION WITH RESPECT TO THE COMPANY'S STOCK......................00

SELECTED CONSOLIDATED FINANCIAL DATA.........................................00

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............00

EXPERTS......................................................................00

OTHER MATTERS................................................................00

Annex I              Agreement and Plan of Merger

Annex II             Sections 490.1301 through 490.1331 of the Iowa Business Corporation Act

Annex III            Opinion of Morgan Stanley & Co. Incorporated


                             AVAILABLE INFORMATION
                             ---------------------

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files with the Commission reports, proxy statements and other information. Such reports, proxy statements and other information filed with the Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Suite 1300, Seven World Trade Center, New York, New York 10048, and Room 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago Illinois 60661. The Commission maintains an Internet site on the World Wide Web containing reports, proxy and information statements and other information filed electronically by the Company with the Commission. The address of the World Wide Web site maintained by the Commission is http://www.sec.gov. The Company's Common Stock is listed on the New York Stock Exchange (the "NYSE") and such reports, proxy statements and other information concerning the Company also are available for inspection and copying at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Reports, proxy statements and other information concerning the Company are available from the Company without charge, upon written or oral request to Sally J. Malloy, Secretary, ALLIED Group, Inc., 701 Fifth Avenue, Des Moines, Iowa 50391-2000, telephone (515) 280-4211.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
               -------------------------------------------------

     This Information Statement incorporates by reference documents relating to the Company that are not presented herein or delivered herewith. Such documents, excluding exhibits unless specifically incorporated therein, are available, without charge to any person, including beneficial owners of Common Stock to whom this Information Statement is delivered, upon written or oral request, to Sally J. Malloy, Secretary, ALLIED Group, Inc., 701 Fifth Avenue, Des
Moines, Iowa 50391-2000, telephone (515) 280-4211. In
order to ensure timely delivery of the documents prior to the Special Meeting, any request should be made by October 25, 1998.


     The following documents filed with the Commission by the Company under the Exchange Act are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

     (b)  The Company's Current Report on Form 8-K dated January 5, 1998.

     (c)  The Company's Current Report on Form 8-K dated January 15, 1998.

     (d) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

     (e)  The Company's Current Report on Form 8-K dated May 5, 1998.

     (f) The Company's definitive Proxy Statement relating to its 1998 Annual Meeting of Shareholders held on May 5, 1998.

     (g) The Company's Solicitation/Recommendation statement on Schedule 14D-9 and the amendments thereto (the "Schedule 14D-9").

     (h) The Company's Information Statement on Schedule 14F-1 (the "Schedule 14F-1") dated June 12, 1998.

     (i) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

     Such incorporation by reference shall not be deemed to incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and until the date of the Special Meeting shall be deemed to be incorporated by reference herein and made a part hereof from the date any such document is filed. The information relating to the Company contained in this Information Statement does not purport to be complete and should be read together with the information in the documents incorporated by reference herein. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a subsequent statement contained herein or in any other subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

     Any statements contained in this Information Statement involving matters of opinion, whether or not expressly so stated, are intended as such and not as representations of fact.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS INFORMATION STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES OF COMPANY COMMON STOCK TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS INFORMATION STATEMENT NOR ANY DISTRIBUTION OF SECURITIES PURSUANT HERETO SHALL IMPLY OR CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR IN THE INFORMATION SET FORTH HEREIN SUBSEQUENT TO THE DATE HEREOF.

                           FORWARD-LOOKING STATEMENTS

     Certain statements made herein and in public filings and releases by the Company, contain "forward-looking" information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainty. These forward-looking statements may include, but are not limited to, future premiums earned, investment income, property-casualty losses, market trends in the insurance industry and various business trends. Forward-looking statements may be made by management orally or in writing including, but not limited to, the Management's Discussion and Analysis of Financial Condition and Results of Operations section and other sections of the Company's filings with the Commission under the Exchange Act and the Securities Act of 1933 (the "Securities Act").

     Actual results and trends in the future may differ materially depending on a variety of factors including, but not limited to, changes in interest rates, loss ratios, actuarial results, the Company's successful execution of internal operating plans, changes in the market for the Company's products, regulatory uncertainties and legal proceedings. Future results will also be dependent upon the ability of the Company to continue to penetrate existing and new markets. Many of these factors are described in greater detail in the Company's filings with the Commission under the Exchange Act and the Securities Act referenced herein under "Incorporation of Certain Documents by Reference".

                                     SUMMARY

           The following is a summary of certain information contained in this Information Statement. This summary is not intended to be a complete statement of all information, facts or materials relevant to the matters to be voted upon at the Special Meeting and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Information Statement, the Annexes hereto and the documents referred to herein. Stockholders are urged to read this Information Statement and the Annexes hereto in their entirety. All references to the "Company" include the Company and its subsidiaries unless otherwise indicated by the context.

THE SPECIAL MEETING

Time, Date and Place of the
Special Meeting.....................                     The Special Meeting will be held at the Company's
                                                         offices, located at 701 Fifth Avenue, Des Moines, IA
                                                         50391-2000 on October 30, 1998, at 10:00 a.m., local time.

Matters To Be Considered at
The Special Meeting ................                     The purpose of the Special Meeting is to consider and
                                                         vote upon a proposal to approve and adopt the Merger
                                                         Agreement, including the consummation of the transactions
                                                         contemplated thereby.  See "THE MERGER" and "THE MERGER
                                                         AGREEMENT."

Record Date; Shares Entitled to
Vote ...............................                     Only holders of record of Common Shares or Preferred
                                                         Shares on October 9, 1998 are entitled to vote at the
                                                         Special Meeting on the approval and adoption of the
                                                         Merger Agreement, including the consummation of the
                                                         transactions contemplated thereby.  See "THE SPECIAL
                                                         MEETING -- Voting and Record Date."

Required Vote.......................                     The affirmative vote of the holders of at least a
                                                         majority of the voting power of the Common Shares and
                                                         Preferred Shares outstanding on the Record Date, voting
                                                         together as a single class, are required to approve the
                                                         Merger Agreement.  Abstentions shall be treated as "no"
                                                         votes for purposes of determining whether the Merger has
                                                         been approved.  Nationwide and Acquisition Sub will have
                                                         sufficient voting power at the Special Meeting to approve
                                                         the Merger Agreement without the vote of any other stockholder of the Company. See "THE SPECIAL MEETING -- Voting and Record
                                                         Date -- Approval of the Merger."

THE MERGER

The Company.........................                     The Company, an Iowa corporation, is primarily involved
                                                         in the business of selling property and casualty
                                                         insurance products through its subsidiaries.  The address
                                                         of the Company's principal executive offices is 701 Fifth
                                                         Avenue, Des Moines, IA 50391-2000, and its telephone
                                                         number is (515) 280-4211.  See "THE MERGER -- The
                                                         Company."

Nationwide and Acquisition Sub......                     Nationwide, an Ohio mutual insurance company, is the lead
                                                         company in the Nationwide Insurance Enterprise, an
                                                         insurance and financial services organization. Together with its affiliates, Nationwide comprises the sixth largest property and casualty insurance group and the fourth largest automobile insurance group in the United States.

                                                         Acquisition Sub, a wholly owned subsidiary of Nationwide, was organized to acquire the Company and has not conducted any unrelated activities since its organization. The address of the
                                                         principal executive offices of Nationwide and Acquisition Sub is
                                                         One Nationwide Plaza, Columbus, OH 43215, and their telephone number is (614) 249-7111. See "THE MERGER -- Nationwide and
                                                         Acquisition Sub."

Background and Reasons for
The Merger.........................                      The Offer and Merger represent the culmination of a
                                                         series of negotiations between Nationwide and the Company
                                                         that began in January 1998 at Nationwide's initiative. See "THE
                                                         MERGER -- Background and Reasons for the Merger." Nationwide
                                                         intends to expand the Company's business and utilize the Company's infrastructure and capabilities to improve the performance of
                                                         Nationwide's existing property/casualty operations. See "THE
                                                         MERGER AGREEMENT -- Plans for the Company."

Board of Directors Approval
Of the Merger Agreement.............                     The Board has determined that the terms of the Merger are
                                                         fair to and in the best interests of the Company and its
                                                         stockholders and has unanimously approved the Merger Agreement and the consummation of the transactions contemplated thereby.
                                                         The Board's decision to enter into the Merger Agreement was based upon its evaluation of a number of factors discussed in detail below, including the opinion of the Company's financial
                                                         advisor. See "THE MERGER -- Background and Reasons for the
                                                         Merger," " -- Reasons for the Board's Approval of the Merger
                                                         Agreement" and " -- Opinion of Morgan Stanley."

Opinion of Financial Advisor........                     Morgan Stanley & Co. Incorporated ("Morgan Stanley") has rendered a written opinion dated June 3, 1998 to the Committee of Unaffiliated
                                                         Directors of the Board and the Board to the effect that, as of the date of such opinion, and based upon and subject to the matters set forth in its opinion, the consideration to be received by the holders of the Company's Common Shares pursuant to the Offer and the
                                                         Merger, taken together, is fair from a financial point of view to such holders (other than Nationwide and its affiliates).  See "THE
                                                         MERGER -- Opinion of Morgan Stanley & Co. Incorporated." A copy of such opinion, which sets forth the assumptions made, the procedures followed, the matters considered and the limitations of Morgan
                                                         Stanley's review, is attached to this Information Statement as Annex
                                                         III and should be read carefully and in its entirety.

Interests of Certain Persons
In the Merger.......................                     Nationwide, as successor in interest to ALLIED Mutual, and certain of the directors and officers of the Company occupy roles or have interests with respect to affiliates of the Company which could be potentially in conflict with their roles with respect to the Company, and/or have interests different from or potentially in conflict with the interests of Company stockholders.
                                                         Such potential conflicts derive from shared management and employees, severance arrangements, participation in the Company's Employee
                                                         Stock Ownership Plan, entitlement to certain Company stock options, entitlement to continued Company benefits, and protection through indemnification and insurance. See "THE MERGER -- Interests of
                                                         Certain Persons in the Merger" and "THE MERGER AGREEMENT -- Treatment
                                                         of Stock Options; Certain Benefits; Indemnification and


                                                         Insurance."

Certain Regulatory Matters..........                     The Offer was subject to the requirements of the Hart-
                                                         Scott-Rodino Antitrust Improvements Act of 1976, as
                                                         amended, and the regulations thereunder (the "HSR Act"),
                                                         which provided that the Offer could only be consummated
                                                         following the expiration of a 15-calendar day waiting
                                                         period following the filing by Nationwide of a
                                                         Notification and Report Form with respect to the Offer,
                                                         unless Nationwide had received a request for additional
                                                         information or unless early termination of the waiting
                                                         period was granted.  Nationwide made such filing on May
                                                         19, 1998, and the waiting period expired on June 3, 1998.
                                                         Therefore, the Company does not believe that this or any
                                                         other material federal regulatory approvals are required
                                                         for consummation of the Merger.  The Offer and Merger are
                                                         also subject to certain state regulatory approvals,
                                                         including the approvals of the insurance departments of
                                                         the respective states of domicile of the merging entities
                                                         and their subsidiaries. In its Findings of Fact and Conclusions of Law dated September 11, 1998, the Iowa Commissioner of
                                                         Insurance approved Nationwide's acquisition of the Company.
                                                         The Arizona Director of Insurance issued an Order approving the transaction on August 24, 1998.  By letter dated July 20,
                                                         1998, the Ohio Department of Insurance approved Nationwide's investment in the Company.  To the extent other states may require that notice be given to, or approval be obtained
                                                         from, the insurance department of such state, the Company
                                                         believes that the Merger can be effected in accordance
                                                         with applicable laws and that no material delay in
                                                         consummating the Merger will result therefrom.  See "THE
                                                         MERGER -- Certain Regulatory Matters."

Accounting Treatment................                     The Merger will be accounted for by Nationwide as a
                                                         purchase of the Company under statutory accounting
                                                         practices. See "THE MERGER -- Accounting Treatment."

Certain United States Federal Income
Tax Requirements....................                     The receipt of cash by holders of Common Shares pursuant
                                                         to the Merger or upon the exercise of dissenters' rights
                                                         will be a taxable transaction for Federal income tax
                                                         purposes and may also be a taxable transaction under
                                                         applicable state, local, foreign or other tax laws.  All
                                                         stockholders should consult their own tax advisors as to
                                                         the particular tax consequences of the Merger to them,
                                                         including the applicability and effect of the alternative
                                                         minimum tax and of any state, local and foreign tax laws.
                                                         See "THE MERGER -- Certain United States Federal Income
                                                         Tax Consequences."

Effect of the Merger on
The Company's Stockholders..........                     As a result of the Merger, the entire equity interest in
                                                         the Company will be owned by Nationwide and the Company's
                                                         current stockholders will no longer have any equity
                                                         interest in the Company.  See "THE MERGER -- Effect of
                                                         the Merger on the Company's Stockholders."

Dissenting Stockholders' Rights.....                     Stockholders who comply with Sections 490.1301 through
                                                         490.1331 of the Iowa Business Corporation Act ("IBCA")

                                                         are entitled to appraisal rights.  Failure to adhere
                                                         strictly to those statutory requirements may result in
                                                         the loss of appraisal rights.  Holders of Common Shares
                                                         who exercise such rights will not be entitled to receive
                                                         the Merger Consideration (as defined herein), but may
                                                         demand payment for their Common Shares in writing.
                                                         Disagreements between the Company and dissenting
                                                         stockholders as to fair value will be resolved in a court
                                                         proceeding, as provided in the IBCA.  See "THE MERGER --
                                                         Dissenting Stockholders' Rights," "THE MERGER AGREEMENT -
                                                         - Dissenting Stockholders' Rights" and Annex II to this
                                                         Information Statement.

THE MERGER AGREEMENT

The Merger..........................                     Pursuant to the terms of the Merger Agreement, following
                                                         the satisfaction or waiver of the conditions to the
                                                         Merger (see "THE MERGER AGREEMENT -- Conditions to the
                                                         Merger"), Acquisition Sub will be merged with and into
                                                         the Company, and each then outstanding Common Share
                                                         (other than Common Shares held directly by stockholders
                                                         who perfect their appraisal rights under Iowa law, Common
                                                         Shares held in the Company's treasury and Common Shares
                                                         held by Nationwide or Acquisition Sub) will be converted
                                                         into the right to receive $48.25 per Common Share in
                                                         cash, without interest (the "Merger Consideration").  See
                                                         "THE MERGER AGREEMENT -- The Merger."

Effective Time of the Merger........                     The Effective Time of the Merger will be the last to
                                                         occur of (a) the filing of the Certificate of Merger with
                                                         the Ohio Secretary of State, (b) the filing of the
                                                         Articles of Merger as required by Iowa law and (c) such
                                                         later time as the parties designate in such filings. The
                                                         parties to the Merger Agreement agreed to use reasonable
                                                         best efforts to assure that the Effective Time occurs as
                                                         soon as practicable.  See "THE MERGER AGREEMENT --
                                                         Effective Time of the Merger.

Exchange of Certificates And Payment
of Merger Consideration.............                     Pursuant to the Merger Agreement, Nationwide shall make
                                                         available on a timely basis to Chase Mellon (the
                                                         "Paying Agent") funds necessary to pay the Merger
                                                         Consideration to holders of Common Shares entitled
                                                         thereto. Payment of the Merger Consideration will be made by the
                                                         Paying Agent after it receives certificates representing Common
                                                         Shares and other required documents that will be furnished to stockholders by the Paying Agent. See "THE MERGER AGREEMENT --
                                                         Exchange of Certificates and Payment of Merger Consideration."

Conditions to the Merger............                     The consummation of the Merger is subject to the prior
                                                         approval of the Merger Agreement by the holders of Common
                                                         Shares and Preferred Shares and the satisfaction or
                                                         waiver of certain other customary closing conditions.
                                                         Acquisition Sub has sufficient voting power to approve
                                                         the

                                                         Merger Agreement without the vote of any other
                                                         stockholder of the Company.  See "THE MERGER AGREEMENT --
                                                         Conditions to the Merger."

Termination of the Merger                                Notwithstanding approval of the Merger Agreement and the
Agreement...........................                     transactions contemplated thereby by the stockholders of
                                                         the Company, the Merger Agreement may be terminated and the
                                                         Merger abandoned at any time prior to the Effective Time: (a) by mutual consent of Nationwide and the Company; (b) by Nationwide if the Company Board withdraws its recommendation to the Company's shareholders to approve the Merger; (c) by Nationwide or the
                                                         Company if consummation of the Merger is barred by a permanent injunction which is final and non-appealable; or (d) by
                                                         Nationwide or the Company under certain circumstances involving breaches or of defaults under the Merger Agreement). See "THE
                                                         MERGER AGREEMENT -- Termination of the Merger Agreement."

Fees and Expenses...................                     The Merger Agreement provides that, if the Merger is not
                                                         consummated, all costs and expenses incurred in
                                                         connection with the Merger Agreement and the transactions
                                                         contemplated thereby shall be paid by the party incurring
                                                         such costs and expenses, except for costs of mailing and
                                                         solicitation of proxies and all filing fees and related
                                                         expenses which shall be borne equally by Nationwide and
                                                         the Company.  The Company will pay a $30 million
                                                         termination fee if Nationwide terminates the Merger
                                                         Agreement (i) following a withdrawal by the Company Board
                                                         of its recommendation that the shareholders approve the
                                                         Merger Agreement (other than if the recommendation is
                                                         withdrawn because the conditions to the consummation of
                                                         the Merger cannot be fulfilled for any reason other than
                                                         a breach by the Company), or (ii) (A) by virtue of an
                                                         uncured breach of covenant by the Company or (B) after
                                                         the Termination Date, in each case following the making
                                                         of an Acquisition Proposal by a third party, and with the
                                                         termination fee being payable only upon the execution,
                                                         within one year of such termination, of a definitive
                                                         agreement implementing an Acquisition Proposal.  In the
                                                         event of a termination by Nationwide for a willful breach
                                                         of a representation or warranty, the Company shall pay
                                                         Nationwide $10 million.  See "THE MERGER AGREEMENT --
                                                         Fees and Expenses."

Stock Options.......................                     As of immediately prior to the Effective Time, each
                                                         option to acquire Common Shares, restricted stock award,
                                                         or stock appreciation right ("SAR") outstanding under any
                                                         of the Company's incentive plans and similar
                                                         arrangements, whether or not then exercisable or vested,
                                                         shall become fully exercisable and vested and the holder
                                                         thereof shall be entitled to receive consideration for each option, award or right in respect of a Common Share in the amount of (a) in the case of awards of restricted stock,
                                                         the Merger Consideration, (b) in the case of awards of
                                                         options, the excess of the Merger Consideration over the
                                                         exercise price of such option or (c) in the case of SARs,
                                                         the excess of the Merger Consideration over the grant
                                                         price of such SAR.  See "THE MERGER

                                                         AGREEMENT -- Treatment of Stock Options; Certain Benefits."

Market Prices of the                                     The Common Shares are quoted on the New York Stock Exchange
Common Shares.......................                     ("NYSE") under the symbol GRP. The last reported sale price of the Common Shares on June 3, 1998 (the last full trading day prior to the public announcement of the execution of the Merger
                                                         Agreement) on the NYSE was $46 3/16 per Common Share and on
                                                         September 28, 1998 was $48 1/8 per Common share. See "CERTAIN
                                                         INFORMATION WITH RESPECT TO THE COMPANY'S STOCK."

                               THE SPECIAL MEETING

TIME, DATE AND PLACE OF THE SPECIAL MEETING

           This Information Statement is being furnished to the holders of record on the Record Date of Common Shares and Preferred Shares in connection with the Special Meeting to be held on October 30, 1998 at 10:00 a.m., local time, at the Company's office, located at 701 Fifth Avenue, Des Moines, Iowa 50391-2000.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

           At the Special Meeting, the holders of Common Shares and Preferred Shares will be entitled to consider and vote upon a proposal to approve the Merger Agreement, including the consummation of the transactions contemplated thereby. In addition, the holders of Common Shares and Preferred Shares will be entitled to consider and vote upon such other business as may properly come before the meeting.

VOTING AND RECORD DATE

Approval of the Merger

           The Board has fixed the close of business on October 9, 1998 as the Record Date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. Accordingly, only holders of record of Common Shares and/or Preferred Shares at the close of business on October 9, 1998 are entitled to vote at the Special Meeting on the approval of the Merger Agreement. As of the Record Date, there were ________ Common Shares and 1,827,222 Preferred Shares issued and outstanding and entitled to vote on the approval of the Merger Agreement.

           Each holder of record of Common Shares on the Record Date is entitled to cast one vote per share, exercisable in person or by a properly executed proxy, with respect to the approval and adoption of the Merger Agreement. As of the Record Date, the Common Shares were held by ________ stockholders of record.

           Each holder of record of Preferred Shares on the Record Date is entitled to cast 3.375 votes per share, exercisable in person or by properly executed proxy, with respect to the approval and adoption of the Merger Agreement. As of the Record Date, the only holder of Preferred Shares is Nationwide. As of the Record Date, Nationwide held shares entitled to ____________ votes or approximately _____% of the outstanding voting power of all outstanding securities of the Company. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

           The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding Shares entitled to vote is necessary to constitute a quorum at the Special Meeting with respect to the proposal to approve the Merger Agreement. Under the laws of the State of Iowa and the Company's Articles of Incorporation, the affirmative votes of the holders of at least a majority of all votes entitled to be cast by holders of Common Shares and Preferred Shares issued and outstanding on the Record Date, voting together as a single class, are required to approve the Merger Agreement. Nationwide and Acquisition Sub will own Common Shares and Preferred Shares having sufficient voting power at the Special Meeting to approve the Merger Agreement without the vote of any other stockholder of the Company.

           WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

           The Board does not know of any matters, other than as described in the Notice of Special Meeting attached to this Information Statement, which are to come before the Special Meeting.

                                   THE MERGER

THE COMPANY

           The Company is an Iowa corporation with its principal executive offices located at 701 Fifth Avenue, Des Moines, Iowa 50391-2000. Through its subsidiaries, the Company provides property-casualty and excess and surplus lines insurance products exclusively in the United States and primarily in the central and western states. The Company's property-casualty subsidiaries and Nationwide, as successor in interest to ALLIED Mutual, are parties to a reinsurance pooling arrangement (the "ALLIED Pool"). Iowa and California accounted for 21.4% and 23.7%, respectively, of the ALLIED Pool's 1997 direct written premiums. The companies in the ALLIED Pool market their products through three distributions systems: independent agents, exclusive agencies and direct response.

           The Company was originally chartered in the State of Iowa in 1970 and, since its initial public offering in 1985, has operated as a publicly traded holding company. At December 31, 1997, the Company was the direct employer of personnel for all subsidiaries of the Company and of ALLIED Mutual and its subsidiaries other than ALLIED Life, employing approximately 2,700 persons.

NATIONWIDE AND ACQUISITION SUB

           Acquisition Sub, an Ohio corporation and a wholly owned subsidiary of Nationwide, was organized in 1998 to acquire the Company and has not conducted any unrelated activities since its organization. All outstanding shares of capital stock of Acquisition Sub are owned by Nationwide. The principal office of Acquisition Sub is located at the principal executive offices of Nationwide.

           Nationwide is an Ohio mutual insurance company with its principal executive offices located at One Nationwide Plaza, Columbus, Ohio 43215. Nationwide is the controlling company of the Nationwide Insurance Enterprise, an insurance and financial services organization (the "Enterprise"). In 1997, Nationwide had $5.1 billion of net written premium. Nationwide is a party to the Nationwide Intercompany Pooling Agreement (the "Nationwide Pooling Agreement") with 12 other property and casualty insurance companies within the Enterprise which provides that Nationwide shares in a specified percentage of the combined underwriting results and dividends to policyholders incurred by such companies (the "Nationwide Pool"). The insurance companies comprising the Nationwide Pool were the sixth largest property and casualty insurance group and were the fourth largest automobile insurance group in the United States, with approximately $8.4 billion in total net written premium at December 31, 1997 and approximately a 3.3% market share. The principal lines of business of the Nationwide Pool based on net written premium for the year ended December 31, 1997 were personal auto (approximately 53.9%), commercial operations (approximately 29.4%) and homeowners (approximately 12.9%).

           Nationwide was originally chartered in the State of Ohio in 1925 as the Farm Bureau Mutual Automobile Insurance Company and it adopted its present name in 1955. At December 31, 1997, the Enterprise employed approximately 28,000 employees and Nationwide had more than 4,300 exclusive career agents who market the Enterprise's core property and casualty products, individual life insurance and annuity products, as well as other financial services.

BACKGROUND AND REASONS FOR THE MERGER

           The Offer and Merger represent the culmination of a series of negotiations between Nationwide and the Company that began in January 1998 at Nationwide's initiative. On January 26, 1998, John E. Evans, Chairman of the Company, received a telephone call from Dimon R. McFerson, Chairman and Chief Executive Officer of the Nationwide Insurance Enterprise. In the call, Mr. McFerson expressed Nationwide's interest in a possible transaction with the Company, ALLIED Mutual Insurance Company ("ALLIED Mutual") and ALLIED Life Financial Corporation ("ALLIED Life," collectively with the Company and ALLIED Mutual, "ALLIED").

           On January 28, 1998, at the request of Mr. McFerson, Mr. Evans, Douglas L. Andersen, President and Chief Executive Officer of the Company, and other representatives of the Company met with representatives of Nationwide to discuss Nationwide's interest in acquiring each of the Company, ALLIED Mutual and ALLIED Life. After the January 28, 1998 meeting, Nationwide provided a draft confidentiality agreement to Mr. Andersen which did not include customary standstill provisions.

           On February 6, 1998, Mr. McFerson and Mr. Andersen engaged in further discussions by telephone regarding Nationwide's interest in acquiring the Company, ALLIED Mutual and ALLIED Life. Mr. McFerson requested that the Company, ALLIED Mutual and ALLIED Life agree to deal exclusively with Nationwide. Mr. Andersen informed Mr. McFerson that the ALLIED companies would not agree to deal exclusively with Nationwide, expressed concerns about the absence of an acceptable confidentiality agreement and other elements of Nationwide's proposal and stated that Nationwide's proposal could not be considered formally until it was received in writing by the Company, ALLIED Mutual and ALLIED Life. On February 10, 1998, the Company provided to Nationwide its own form of confidentiality agreement, executed by the Company, which included a customary standstill provision.

           Also, on February 10, 1998, Nationwide sent draft merger agreements to the Company, which provided for a transaction whereby Nationwide's wholly owned subsidiaries would acquire the Company and ALLIED Life and Nationwide would merge with ALLIED Mutual. The draft merger agreements provided for the purchase of the Common Shares for $47 per Share and the purchase of all outstanding shares of ALLIED Life for $30 per share, subject to various conditions, including that the acquisitions of all three ALLIED companies close simultaneously. The draft merger agreements with ALLIED Mutual provided for no distribution to ALLIED Mutual's policyholders. Each of the merger agreements included provisions requiring payment to Nationwide of termination fees, totaling $75 million in the aggregate, plus expenses of Nationwide in the event of the termination of the merger agreements under certain circumstances.

           On February 17, 1998, at a joint meeting of the Boards of Directors of the Company, ALLIED Mutual and ALLIED Life, Nationwide's proposal and proposed merger agreements were discussed. Following the joint Boards meeting, a special meeting of the Company Board was convened. At that meeting it was noted that Nationwide's proposal was contingent on the consummation of transactions with all three ALLIED companies. The Board discussed the potential difficulty in obtaining approval from ALLIED Mutual policyholders and ALLIED Life shareholders, that the Company's employees and independent agents could perceive the proposal and change in control unfavorably and that the Company could suffer loss of business and disruption of its employee force. The Board noted that Nationwide's proposal included an exclusivity provision which restricted the Company from soliciting proposals from third parties and which limited the Board's ability to accept a superior offer from a third party for a period of 180 days. The Board also noted that Nationwide had declined to sign a confidentiality agreement with a standstill provision that would prevent it from making a hostile bid for a specified period of time after it had reviewed confidential documents of the Company. The Board discussed the various regulatory approvals required before the acquisition could be approved and the uncertainty of obtaining those approvals. Finally, the Board noted that the substantial termination fees proposed by Nationwide presented additional risk to the Company. The Board determined that the proposal was not in the best interests of the Company and its shareholders and unanimously (with one member absent) determined that the proposal should be rejected.

           On February 19, 1998, at a special joint meeting of the Executive Committees of the Company, ALLIED Mutual and ALLIED Life, Mr. Andersen was authorized to advise Mr. McFerson that Nationwide's proposal had been rejected.

           On February 19, 1998, Nationwide sent to the Company a form of confidentiality agreement, signed on behalf of Nationwide and Acquisition Sub, which again did not contain the standstill provision and certain other items that the Company had proposed.

           On February 20, 1998, Mr. Andersen informed Mr. McFerson via telephone that the respective Boards of Directors of the ALLIED companies had rejected Nationwide's proposal as presented.

           Later on February 20, 1998, Nationwide sent to the Company a letter indicating that Nationwide was withdrawing the executed confidentiality agreement that it had sent to the Company on February 19, 1998.

           On May 4, 1998, Mr. McFerson telephoned Mr. Evans to express that Nationwide wished to re-initiate contact with ALLIED. Mr. Evans indicated that Nationwide should speak with Mr. Andersen, but requested that Nationwide delay contacting Mr. Andersen for 30 days.

           On May 18, 1998, Mr. McFerson made an unannounced visit to the Company's Des Moines, Iowa offices and asked to see Mr. Andersen. However, Mr. Andersen and other executive officers of the Company were out of the country. Members of the Company's legal department met with Mr. McFerson, who stated that the purpose of his visit was to announce a tender offer for all the Common Shares. Mr. McFerson delivered three letters, addressed to ALLIED Mutual and the Company, which letters were also publicly released by Nationwide, communicating the substance of the Offer.

           Also, on May 18, 1998, Nationwide and Acquisition Sub filed a complaint against the Company and its directors in the United States District Court for the Southern District of Iowa seeking, among other things, an order compelling the Board to approve the Offer and the proposed Merger for purposes of Section 490.1110 (the "Business Combination Statute," of the Iowa Business Corporation Act (the "Iowa Corporation Act")).

           Later on May 18, 1998, the Company issued a press release stating that the Board would review the Offer and requesting shareholders not to tender their Common Shares until they have been advised of the Board's position with respect to the Offer.

           On May 19, 1998, the Directors of the Company convened by conference call to discuss the Offer. At the recommendation of the Unaffiliated Directors, the Directors authorized the retention of Morgan Stanley & Co. Incorporated ("Morgan Stanley") as the Company's financial advisor concerning the Offer or any other acquisition transaction.

           Also on May 19, Nationwide delivered two letters to the Company requesting that the Company provide Nationwide with a list of the Company's shareholders. The Company delivered letters to Nationwide, dated May 21, 1998 and May 22, 1998, advising Nationwide that, as permitted by law, the Company was electing to deliver the Bidder's tender offer materials to the Company's shareholders rather than provide Nationwide with a shareholder list.

           On May 22, 1998, the Company's Board received a letter from Nationwide stating that Nationwide intended to file a proxy statement that proposed to call a special meeting of shareholders of the Company for the purpose of removing the members of the Board and electing new directors who support the Offer.

           On May 27, 1998, the Board met with management and the Company's financial and legal advisors. The Board authorized a committee (the "Committee") of the Unaffiliated Directors of the Company to conduct or supervise negotiations, if any, with Nationwide or with any other party, on behalf of the Company; to make recommendations to the Board as to any proposed transaction; to consult with ALLIED Mutual and ALLIED Life and their financial advisors; and to give instructions to Morgan Stanley. Following the meeting of the Board, the Committee met with the Company's financial and legal advisors to discuss the Offer and the Company's response. The Committee authorized Morgan Stanley to contact Nationwide's financial advisor, who had expressed an interest in meeting, to discuss the possibility of a mutually acceptable negotiated transaction.

           On May 28, 1998, the Company, Nationwide and Acquisition Sub entered into an agreement as to the confidentiality of settlement discussions on or before June 2, 1998 regarding the litigation filed by Nationwide. Beginning on May 28, 1998, representatives of Morgan Stanley (consulting with and under the supervision of the Committee) and representatives of Nationwide's financial advisor met on several occasions to discuss the terms of the Offer and whether a negotiated transaction could be achieved.

           On June 1, Nationwide stated that it was prepared to increase the per share price of its Offer to $48.25 as part of a negotiated merger agreement, and also to reduce the amount of the termination fee that would be payable under certain circumstances pursuant to Nationwide's proposed merger agreement. On June 1, as directed by the Board of Directors on the unanimous recommendation of the Committee, Morgan Stanley informed Nationwide that the Board determined that it was prepared in principle to recommend a transaction at that price and with the revised termination fee provisions, subject to negotiation of an acceptable transaction agreement.

           On June 2 and June 3, 1998, representatives of Nationwide and the Company, together with their legal counsel and financial advisors, held meetings with respect to the negotiation of a definitive agreement.

           On June 3, 1998, Nationwide, Acquisition Sub and the Company entered into the Merger Agreement. Pursuant to the Merger Agreement, as soon as practicable following the consummation of the Offer and the satisfaction or waiver of certain conditions, Acquisition Sub will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation (the "Surviving Corporation"). In the Merger, each Common Share outstanding at the effective time of the Merger (other than Common Shares owned by Nationwide or Acquisition Sub, shares held as treasury shares by the Company and Dissenting Shares (as defined in the Merger Agreement)) will, by virtue of the Merger and without any action by the holder thereof, be converted into the right to receive $48.25 per Common Share, net to the seller in cash, without interest thereon (the "Merger Consideration"), upon surrender of the certificate formerly representing such Common Shares (a "Certificate").

           Also on June 3, 1998, Nationwide, Nationwide Life Acquisition Corporation (a wholly-owned subsidiary of Nationwide) and ALLIED Life entered into an Agreement and Plan of Merger (which was subsequently amended on August 31, 1998), providing for the merger of Nationwide Life Acquisition Corporation with and into ALLIED Life, with ALLIED Life being the surviving corporation (the "ALLIED Life Merger"). In the ALLIED Life Merger, the holders of the outstanding shares of common stock of ALLIED Life (other than Nationwide, as successor-in-interest to ALLIED Mutual and holders exercising dissenters' rights of appraisal) will receive $30 per share in cash without interest.

REASONS FOR THE BOARD'S APPROVAL OF THE MERGER AGREEMENT

           The Board of Directors of the Company, acting on the unanimous recommendation of the Committee, unanimously determined that the Offer and the Merger are fair to and in the best interests of the shareholders of the Company (other than Nationwide and its subsidiaries) and recommended that all shareholders of the Company accept the Offer, tender their Common Shares pursuant to the Offer and, if required, vote in favor of the Merger.

           In reaching its conclusions described above, the Committee and the Board considered a number of factors, including, without limitation, the following:

    (i) the financial and other terms and conditions of the Offer and the Merger Agreement;

    (ii) the fact that the $48.25 per share price to be received by the shareholders in both the Offer and the Merger represents a substantial premium over the closing market price of $27 3/4 per Common Share on May 15, 1998, the last full trading day prior to Nationwide's first public announcement of the intention to commence a tender offer for the Common Shares;

    (iii) the oral opinion of Morgan Stanley, confirmed in writing, that the consideration to be received by the holders of the Company's Common Shares pursuant to the Offer and the Merger, taken together, is fair from a financial point of view to such holders (other than Nationwide and its affiliates) from a financial point of view. A copy of Morgan Stanley's written opinion is attached to this Information Statement as Annex III and is incorporated herein by reference. Such opinion should be read carefully and in its entirety for a description of the procedures followed, assumptions and qualifications made, matters considered and limitations of the review undertaken by Morgan Stanley;

    (iv) the presentation of Morgan Stanley to the Committee and the Board of Directors at meetings on May 27, June 2 and 3, 1998, as to various financial and other matters deemed relevant to the Board of Directors;

    (v) the fact that no other potential strategic partner had expressed an interest in engaging in a business combination or other strategic transaction that would likely be on terms as favorable to the Company's shareholders as those of the Offer and Merger;

    (vi) the risk, in light of the Offer, that delay by the Company would damage its franchise and would have an adverse impact on the Company's relationships with its employees, agents, regulators and customers, and the risk that any such damage or adverse impact would increase with time; and

     (vii) the fact that, prior to the purchase of Common Shares in the Offer, the Company may terminate the Merger Agreement if there is an acquisition proposal that the Board of Directors determines represents a more favorable transaction to the Company and its shareholders than the Offer and the Merger, if the Board, after consulting with outside counsel, shall have determined that failure to terminate is reasonably likely to be inconsistent with the Board's fiduciary duties under applicable law, following prior notice to Nationwide concerning the other acquisition proposal and upon the payment of a $30,000,000 termination fee, inclusive of Nationwide's expenses associated with the Offer and the Merger. See "Termination of the Merger Agreement" under the description of the Merger Agreement below.

OPINION OF MORGAN STANLEY & CO. INCORPORATED

           In its role as financial advisor to the Company, Morgan Stanley was asked by the Company to render its opinion to the Board as to the fairness, from a financial point of view, of the consideration to be received by the holders of the Common Shares (other than Nationwide and its affiliates) in the Offer and the Merger, taken together. At the meeting of the Board held on June 3, 1998, Morgan Stanley delivered its opinion orally to the effect that, based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, as of such date, the consideration to be received by the holders of the Company's Common Shares in the Offer and the Merger, taken together, was fair from a financial point of view to such holders (other than Nationwide and its affiliates). Such opinion was later confirmed in writing as of such date.


           THE FULL TEXT OF THE WRITTEN OPINION OF MORGAN STANLEY, DATED JUNE 3, 1998, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, THE PROCEDURES FOLLOWED, THE MATTERS CONSIDERED AND THE LIMITATIONS OF THE REVIEW UNDERTAKEN BY MORGAN STANLEY IN CONNECTION WITH SUCH OPINION, IS ATTACHED HERETO AS ANNEX III TO THIS INFORMATION STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS OF THE COMPANY ARE URGED TO, AND SHOULD, READ SUCH OPINION CAREFULLY AND IN ITS ENTIRETY. THE SUMMARY OF THE OPINION OF MORGAN STANLEY SET FORTH IN THIS INFORMATION STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.


           No limitations were imposed by the Company on the scope of Morgan Stanley's investigation or the procedures to be followed by Morgan Stanley in rendering its opinion. In arriving at its opinion, Morgan Stanley did not ascribe a specific value to the Company, but rather made its determination as to the fairness, from a financial point of view, of the consideration to be offered to holders of Common Shares in the Offer and the Merger, taken together. In arriving at its opinion, Morgan Stanley performed a variety of financial and comparative analyses and considered the results of all of its analyses as a whole without attributing any particular weight to any analysis or factor considered by it. Morgan Stanley's opinion is for the use and benefit of the Board and was rendered to the Board in connection with its consideration of the Offer and the Merger. Morgan Stanley's opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to whether to accept the consideration offered to such stockholders in connection with the Offer and the Merger. Morgan Stanley was not requested to opine as to, and its opinion does not address, the Company's underlying business decision to proceed with or effect the Offer and the Merger.

           In arriving at its opinion, Morgan Stanley, among other things (i) reviewed certain publicly available financial statements and other business and financial information of the Company; (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company; (iii) reviewed certain financial forecasts prepared by the management of the Company; (iv) discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company; (v) reviewed the reported prices and trading activity for the Company Common Shares; (vi) compared the financial performance of the Company and the prices and trading activity of the Company Common Shares with that of certain other comparable publicly traded companies and their securities; (vii) reviewed the financial terms, to the extent publicly available, of certain acquisition transactions deemed relevant; (viii) participated in discussions and negotiations among representatives of the Company and Nationwide and their financial and legal advisors; (ix) reviewed the Merger Agreement and certain related documents; and
(x) performed such other analyses and reviewed such other factors as it deemed appropriate.

           In rendering its opinion, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the financial forecasts, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best then currently available estimates and judgments of the future financial performance of the Company. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of the Company, nor was it furnished with any such appraisals. Morgan Stanley also assumed that the Offer and the Merger would be consummated on the terms set forth in the Merger Agreement. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of such opinion.

           Morgan Stanley is an internationally recognized investment banking firm and, as a part of its investment banking activities, is regularly engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions. The Board selected Morgan Stanley because of its expertise and reputation and because its investment banking professionals have substantial experience in transactions comparable to the Offer and Merger.

           Morgan Stanley has acted as financial advisor to the Committee and the Board in connection with this transaction and will receive a fee for its services equal to $6 million. In addition, the Company has agreed to reimburse Morgan Stanley for certain expenses incurred in connection with its services as financial advisor and to indemnify Morgan Stanley for certain liabilities that may arise out of its engagement. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for Nationwide and have received fees for such services.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

           Stockholders should be aware that the executive officers and directors of the Company have interests in the Merger that are in addition to or different from the interests of stockholders of the Company generally. These interests are discussed below.

           General. In considering the recommendation of the Company Board with respect to the Merger, Company stockholders should be aware that certain of the directors and officers of the Company (i) occupy roles or have interests with respect to other ALLIED companies, including ALLIED Life, which could be potentially in conflict with their roles with respect to the Company, and/or
(ii) have interests different from or potentially in conflict with the interests of Company stockholders. Additionally, Company stockholders should be aware that Nationwide, as successor to the interests of ALLIED Mutual by virtue of the merger of ALLIED Mutual with and into Nationwide with Nationwide continuing as the surviving corporation, and certain of the directors of the Company serving as designees of Acquisition Sub pursuant to rights granted under the Merger Agreement (i) occupy roles or have interests with respect to other ALLIED companies which could be potentially in conflict with their roles with respect to the Company, and/or (ii) have interests different from or potentially in conflict with the interests of Company stockholders.

           The Company Board. John E. Evans, Harold S. Evans and James W. Callison, members of the Board, are also directors of ALLIED Life. Richard D. Crabtree, Charles L. Fuellgraf, Dimon R. McFerson, David O. Miller, James F. Patterson, Arden L. Shisler, members of the Board, are also directors of Nationwide. These individuals together with Douglas L. Andersen, who is currently a member of the Board, are serving as the designees of Acquisition Sub (the "Acquisition Sub Designees"). As a result of these overlapping directorships, among other things, there may be a number of potential conflicts of interest among the Company, Nationwide, as successor in interest to ALLIED Mutual, and ALLIED Life.

           Shared Management and Employees. Pursuant to the Intercompany Operating Agreement among the Company, Nationwide, as successor in interest to ALLIED Mutual, ALLIED Life and each of their respective subsidiaries (the "IOA"), the Company leases to Nationwide, as successor in interest to ALLIED Mutual and the former ALLIED Mutual subsidiaries the employees utilized in their operations for a fee and reimbursement of personnel costs based on certain allocation methods. In addition, certain executive officers of the Company hold corresponding positions with Nationwide, as successor in interest to ALLIED Mutual. Accordingly, such officers may have interests in the Merger arising from their relationship with Nationwide. Additional information concerning the benefits that various members of the Company's management are expected to receive pursuant to the Merger Agreement is presented in the Company's Solicitation/Recommendation Statement on Schedule 14D-9, filed with the Securities and Exchange Commission ("SEC") on June 2, 1998 (the "Schedule 14D-9"), Amendment No. 1 to the Company's Solicitation/Recommendation Statement on Schedule 14D-9, filed with the SEC on June

4, 1998, the Company's Information Statement on Schedule 14F-1, filed with the SEC on June 12, 1998, and the exhibits to each such filing.

           Intercompany Operating Agreement. The Company and its subsidiaries are parties to the IOA with ALLIED Life, Nationwide, as successor in interest to ALLIED Mutual, and each of their respective subsidiaries. The full text of the IOA and the amendments thereto are filed as Exhibits 9 through 12 to the
Schedule 14D-9. The IOA provides for the sharing of employees, office space, agency forces, data processing, and other services and facilities. The IOA extends through December 31, 2004 and continues thereafter subject to any party providing two years notice that such party intends to cease participation.

           The Company leases to Nationwide, as successor in interest to ALLIED Mutual, and the former ALLIED Mutual subsidiaries (except for ALLIED Life) the employees utilized in their operations for a fee and reimbursement of personnel costs based on certain allocation methods. The Company is obligated to provide the entire requirements for employees to Nationwide, as successor in interest to ALLIED Mutual, and the former ALLIED Mutual subsidiaries (other than ALLIED
Life), but Nationwide, as successor in interest to ALLIED Mutual, reserves the right to hire employees independently rather than leasing them from the Company. The Company has the right to determine the compensation and benefits of all leased employees. However, if the Company wishes to adopt or amend any employee benefit plan or program and pass on the increased costs thereof with respect to employees leased by Nationwide, as successor in interest to ALLIED Mutual, it must obtain the approval of Nationwide, as successor in interest to ALLIED Mutual (or a joint Compensation Committee consisting of directors of the Company and Nationwide). The IOA contains a covenant not to compete that binds each of the Company, ALLIED Life, and Nationwide, as successor in interest to ALLIED Mutual, not to engage in a business that competes with the products or markets of any other party or such party's subsidiaries for the term of the IOA and five years thereafter.

           Any disputes regarding the use of occupancy or facilities or the terms on which property is leased or used are to be referred to the Coordinating Committee, consisting of two directors of each of the Company, Nationwide, as successor in interest to ALLIED Mutual, and ALLIED Life, for resolution. Decisions of the Coordinating Committee must be unanimous and are binding on the parties. If an issue is not resolved by the Coordinating Committee, it will be submitted to arbitration. In such arbitration, each party to the dispute selects one arbitrator, and if such dispute involves only two parties, such arbitrators select third arbitrator.

           During 1997, the Company received revenues of $2.6 million for employees leased to ALLIED Mutual and certain of ALLIED Mutual's subsidiaries, substantially all of which represented cost reimbursement. The IOA also provides for the leasing by Nationwide, as successor in interest to ALLIED Mutual, to the Company of substantially all of the office space utilized by the Company and the provision of data processing services by the Company to Nationwide, as successor in interest to ALLIED Mutual, and its subsidiaries. The Company paid to ALLIED Mutual rent expense for office space of $3.6 million for the year ended December 31, 1997. Nationwide, as successor in interest to ALLIED Mutual, the Company, and ALLIED Life share agency forces as well as other services and facilities.

Pooling Agreement

           Nationwide, as successor in interest to ALLIED Mutual, and the Company's three property-casualty subsidiaries, AMCO Insurance Company ("AMCO"), ALLIED Property and Casualty Insurance Company ("ALLIED Property and Casualty") and Depositors Insurance Company ("Depositors"), are parties to a reinsurance pooling agreement ("Pooling Agreement") in which the Company's property-casualty subsidiaries in the aggregate were 64% participants in 1997. The full text of the Pooling Agreement and the amendments thereto are filed as Exhibits 13 through 16 to the Schedule 14D-9. The Pooling Agreement provides that Nationwide, as successor in interest to ALLIED Mutual, ALLIED Property and Casualty, and Depositors cede to AMCO (the pool administrator) premiums, losses, allocated loss settlement expenses, commissions, premium taxes, service charge income, and dividends to policyholders and assume from AMCO an amount of the pooled property-casualty business equal to their participation in the pooling agreement. The agreement provides that AMCO will pay certain underwriting expenses, unallocated loss settlement expenses, and premium collection expenses for all of the pool participants and receive a fee equal to a specified percentage of premiums. AMCO charges each of the other pool participants 12.85% of written premiums for underwriting services, 7.25% of earned premiums for unallocated loss settlement expenses, and 0.75% of earned premiums for premium collection services. During 1997, ALLIED Mutual paid AMCO $71 million in fees under the pooling agreement.

           In the event of a change of control of the Company, Nationwide, as successor in interest to ALLIED Mutual, may, in its sole discretion at any time after such change of control, (i) terminate the Pooling Agreement as well as the MIS Agreement and IOA upon six months' notice to the Company, AMCO, APC and Depositors, (ii) extend the term of all three agreements for up to 10 additional years beyond December 31, 2004 upon six months' notice to the Company, AMCO, APC and Depositors, or (iii) allow the agreements to continue in effect. A change of control is any event whereby a person, group or entity unaffiliated with the Company or ALLIED Mutual acquires the ownership of 50% or more of the voting stock of the Company. The Pooling Agreement is not assignable.

           On May 5, 1998, the Company announced an amendment to the reinsurance pooling agreement between the Company's property-casualty segment and ALLIED Mutual. Beginning July 1, 1998, the amended pooling agreement phases out the provisions which provide that the pool administrator is reimbursed for such expenses by the other pool participants on a set percentage-of-premiums basis. Once the phase-out is completed by the year 2001, all underwriting expenses, loss adjusting expense and premium collection expenses will be allocated based on each participant's pool participation percentage in the same manner premiums and losses are allocated.

           In the event of a change of control (whenever ownership of 50% or more of the voting stock of ALLIED Life is acquired by a nonaffiliated party) of ALLIED Life, either the Company or Nationwide, as successor in interest to ALLIED Mutual, may (i) terminate the IOA and the MIS Agreement (as defined below) on 6 months notice to ALLIED Life, (ii) extend the term of both agreements for up to 10 years beyond December 31, 2004 upon six months' notice, or (iii) allow the agreements to remain in effect without change. Pursuant to the ALLIED Life Merger Agreement, however, ALLIED Life has agreed that prior to the termination of the ALLIED Life Merger Agreement, ALLIED Life will not invoke against the Company any of the change of control provisions contained in the I0A, JMA, MIS Agreement or Stock Rights Agreement dated August 25, 1993 by and between ALLIED Life and Nationwide, as successor in interest to ALLIED Mutual, that ALLIED Life may herewith be entitled to exercise as a result of the transactions contemplated by the Merger Agreement, the ALLIED Life Merger Agreement and the merger agreement pursuant to which ALLIED Mutual merged with and into Nationwide. Nationwide, as successor in interest to ALLIED Mutual, may
(i) terminate all three of the IOA, the Pooling Agreement (as defined below), and the MIS Agreement on six months' notice to the party with respect to which a change of control takes place, (ii) extend the term of all three agreements for up to 10 years beyond December 31, 2004 upon six months' notice, or (iii) allow the agreements to remain in effect without change. ALLIED Life enjoys the same rights of termination on a change of control of the Company with respect to the IOA and the MIS Agreement.

Management Information Services Agreement

           The Company, Nationwide, as successor in interest to ALLIED Mutual, ALLIED Life, and other affiliated companies are parties to a Management Information Services Agreement ("MIS Agreement") with AMCO, whereby AMCO provides certain computer services, printing, equipment leasing, and mail and communication services to affiliates on a fee basis. The full text of the MIS Agreement and the amendments thereto, are filed as Exhibits 17 and 18 to the
Schedule 14D-9. The agreement terminates on December 31, 2004 and has an extension provision similar to that in the IOA described above. Any disputes under this agreement are to be referred to the Coordinating Committee for resolution. Decisions of the Coordinating Committee must be unanimous and are binding on the parties. If an issue is not resolved by the Coordinating Committee, it will be submitted to arbitrators for resolution. For the year 1997, amounts paid to AMCO and certain subsidiaries of the Company by ALLIED Mutual, ALLIED Life and their subsidiaries under the MIS Agreement were $2.5 million.

           In the event of a change of control of ALLIED Life, either the Company or Nationwide, as successor in interest to ALLIED Mutual, may, in its sole discretion at any time after such change of control, (i) terminate the MIS Agreement and IOA upon six months' notice to ALLIED Life, (ii) extend the term of the MIS Agreement and IOA for up to 10 additional years beyond December 31, 2004 upon six months' notice to ALLIED Life, or (iii) allow the agreements to continue in effect. A change of control is any event whereby a person, group or entity unaffiliated with ALLIED Life or Nationwide, as successor in interest to ALLIED Mutual, acquires the ownership of 50% or more of the voting stock of ALLIED Life. In the event of a change of control of the Company, Nationwide, as successor in interest to ALLIED Mutual, may, in its sole discretion at any time after such change of control, (i) terminate the Pooling Agreement, the MIS Agreement and IOA upon six months' notice, (ii) extend the term of all three agreements for up to 10 additional years beyond December 31, 2004 upon six months' notice to the Company, AMCO, ALLIED Property and Casualty and Depositors, or (iii) allow the agreements to continue in effect. ALLIED Life enjoys the same rights with respect to the MIS Agreement and the IOA in the event of a change of control of the Company. A change of control is any event whereby a person, group or entity unaffiliated with the Company or Nationwide, as successor in interest to ALLIED Mutual, acquires the ownership of 50% or more of the voting stock of the Company.

Joint Marketing Agreement

           AMCO, ALLIED Property and Casualty, and Depositors are parties to the ALLIED Group Joint Marketing Agreement ("JMA") with Nationwide, as successor in interest to ALLIED Mutual, and ALLIED Life Insurance Company ("ALIC"). The full text of the JMA and the amendments thereto, are filed as Exhibits 19 and 20 to the Schedule 14D-9. The JMA requires Nationwide, as successor in interest to ALLIED Mutual, and the Company's property-casualty subsidiaries to promote to their customers and agents the sale of the products of ALIC. The JMA provides for payment by ALIC to AMCO (as pool administrator for the property-casualty companies) of an annual access fee of $100,000 plus an annual new production incentive fee ("NPIF"), calculated based on the percentage increase from the preceding year's production credit premiums for ALIC produced by the independent property-casualty agencies representing Nationwide, as successor in interest to ALLIED Mutual, AMCO, ALLIED Property and Casualty, and Depositors ("ALLIED agencies"). The annual NPIF is not payable unless production credit premiums increase by at least 10% over the prior year and is capped at an increase of 25% over the prior year. For the year ended December 31, 1997, the fee incurred by ALIC under the JMA totaled $100,000. The JMA also provides for joint systems development, including joint data bases of customers and agents, multiple account billing systems, marketing plans and promotions, and other systems to be developed. Development costs are to be allocated on a mutually agreeable basis reflecting projected and actual utilization of the systems.

           The JMA continues to the year 2008 and continues thereafter subject to termination on two years notice given by any party. The JMA contains a non-compete provision structured along product lines which are applicable during the term of the JMA and for a period of ten years thereafter. The non-compete provision prevents Nationwide, as successor in interest to ALLIED Mutual, and the property-casualty subsidiaries of the Company, directly or indirectly through any subsidiary, affiliate, joint venture or partnership from selling life insurance or annuities in the states where ALIC now sells these life products (or on termination of the JMA, any states where the life insurance and annuity products are sold by ALIC). Nationwide, as successor in interest to ALLIED Mutual, and the property-casualty subsidiaries, which are not licensed to sell life insurance or annuity products, do not operate in all the states in which ALIC operates. The JMA non-compete provision also prevents ALIC from offering property-casualty products in states in which Nationwide, as successor in interest to ALLIED Mutual, and the property-casualty subsidiaries of the Company now operate. In the event of a change of control of ALIC or ALLIED Life (whenever ownership of 50% or more of the voting stock is acquired by a nonaffiliated party), the Company, Nationwide, as successor in interest to ALLIED Mutual, or any of the Company's property-casualty subsidiaries may (i) terminate it upon six months' notice; (ii) extend the term for up to ten additional years beyond 2008; or (iii) allow the JMA to continue in effect without change. Those three rights are also given to ALIC in the event of a change of control of the Company, any of its property-casualty subsidiaries or Nationwide, as successor in interest to ALLIED Mutual. Pursuant to the ALLIED Life Merger Agreement, however, ALLIED Life has agreed that prior to the termination of the ALLIED Life Merger Agreement, ALLIED Life will not invoke against the Company or any of its affiliates any of the covenants not to compete or agreements not to compete contained in the IOA and JMA. Disputes are to be resolved by the Coordinating Committee. Decisions of the Coordinating Committee must be unanimous and are binding on the parties. If the Coordinating Committee fails to resolve an issue, it would be submitted to arbitration. In such arbitration, one arbitrator will be appointed jointly by ALLIED Mutual and the Company's property-casualty subsidiaries and a second arbitrator will be appointed by ALLIED Life. Both arbitrators so selected will jointly select a third arbitrator.

Other Arrangements and Transactions

           The Company and Nationwide, as successor in interest to ALLIED Mutual, are parties to a Stock Rights Agreement which expires in 2005. Under the Stock Rights Agreement, Nationwide, as successor in interest to ALLIED Mutual, is entitled to nominate and the Company is required to use its best efforts to cause the election or retention of a number of members of the Company's Board of Directors in proportion to Nationwide's, as successor in interest to ALLIED Mutual's, percentage ownership of the total number of shares of the Company's voting stock outstanding at the time of nomination. In addition, the Company is required to elect to its Executive Committee at least one Company director who has been nominated by Nationwide, as successor in interest to ALLIED Mutual, but who is not an officer or employee of Nationwide, as successor in interest to ALLIED Mutual, and the Company must limit the number of directors serving on the Executive Committee to five at any time. The Stock Rights Agreement restricts the ability of Nationwide, as successor in interest to ALLIED Mutual, to grant proxies to other than affiliated individuals and to solicit other stockholders of the Company. Nationwide, as successor in interest to ALLIED Mutual, has incidental registration rights and three demand registration rights with respect to the 6-3/4% Preferred. The full extent of the Stock Rights Agreement and the amendment thereto, are filed as Exhibits 21 and 22 to the Schedule 14D-9.

           The Company and its affiliates pool their excess cash into a short-term investment fund pursuant to the Intercompany Cash Concentration Fund Agreement. The fund, administered by AID Finance Services, Inc. (an affiliate of the Company), also issues short-term loans (30 days or less) to affiliated companies in accordance with the current intercompany borrowing policy. At December 31, 1997, the Company had several unsecured notes payable totalling $5.9 million, bearing interest rate at 8.8%. The Company and its affiliates pay to AID Finance Services, Inc. a management fee (5 basis points of invested assets) which is offset against investment income. At December 31, 1997, $8.3 million was invested in the fund by the Company and its subsidiaries, which is carried as a short-term investment. Interest earned by the Company and its subsidiaries from the fund during 1997 was $477,000. Interest expense paid to AID Finance Services, Inc. during 1997 amounted to $424,000. The full text of the Intercompany Cash Concentration Fund Agreement, is filed as Exhibit 26 to the Schedule 14D-9.

           ALLIED Group Insurance Marketing Company ("AGIMC"), a wholly-owned subsidiary of AID Finance Services, Inc., markets insurance products for the Company's property-casualty subsidiaries on a commission basis pursuant to an Agency Agreement. The Company's share of commissions paid to AGIMC was $3.7 million for the year ending December 31, 1997. The Agency Agreement and amendments thereto are filed as Exhibits 23 through 25 to the Schedule 14D-9.

           The Company paid premiums to ALLIED Life for term life insurance on the Company's employee group in the amount of $468,000 in 1997.

           The property-casualty subsidiaries of the Company paid premiums to ALLIED Mutual in the amount of $2.9 million for ALLIED Mutual's participation in a reinsurance agreement with General Re Insurance Company. There were recoveries from ALLIED Mutual in the amount of $2 million. The reinsurance agreement for 1997 is filed as Exhibit 27 to the Schedule 14D-9.

           On December 31, 1997, State Street Bank and Trust Company, as the ESOP Trustee, purchased for the ESOP Trust 18,865 shares of Common Stock from the Company for $540,000.

           AMCO administers many of the bank accounts for the affiliated ALLIED companies. During the fiscal year 1997, AMCO issued checks in payment of certain transactions between affiliated ALLIED companies and the companies of certain directors of the Company. During 1997, ALLIED Mutual, as owner of the ALLIED office buildings, paid $214,000 for construction services to Taylor Ball, of which John P. Taylor, a director of the Company, is CEO and Chairman. It is anticipated that in 1998 Nationwide, as successor in interest to ALLIED Mutual, will continue to use the construction services of Taylor Ball and that AMCO will issue the checks on behalf of ALLIED Mutual in payment for the construction services.

           During the year ended December 31, 1997, ALLIED Mutual, the Company, and its subsidiaries paid $1 million in fees and media costs to J.D. Evans & Associates, of which Julie Evans (daughter of John E. Evans) is a stockholder.

           Donald S. Willis, a Director of the Company, is a majority stockholder of Willis and Moore, Inc., a general insurance agency. During 1997, ALLIED Mutual, AMCO, APC, and Depositors paid $233,000 in property-casualty commissions and profit share to Willis and Moore, Inc. These commissions and profit share were paid on the same basis and terms as those paid to unrelated agencies.

           During 1997, directors and executive officers of the Company purchased insurance or obtained residential mortgages from the Company or its subsidiaries on terms comparable to those offered in the normal course of business to nonaffiliated customers. In addition, corporations of which Company directors are executive officers purchased insurance from the Company's subsidiaries and ALLIED Mutual in the ordinary course of business during 1997.

Amendment to Employee Stock Ownership Plan

           On June 1, 1998, the Board of Directors of the Company, acting upon the recommendation of the Compensation Committee of the Board, amended the ALLIED Group Employee Stock Ownership Plan ("ESOP") to provide that participants in the ESOP (including executive officers) will be fully vested in their accounts upon the occurrence of a "Change in Control" (as defined below) and to clarify that surplus assets following such a Change in Control will generally be allocated based on the same formula applicable to employer contributions. The amendment to the ESOP is filed as Exhibit 30 to the
Schedule 14D-9.

           For purposes of the foregoing, a "Change in Control" shall be deemed to have occurred upon the first to occur of the following:

                 (i) Any person other than (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (b) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (c) ALLIED Mutual, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the total voting power represented by the Company's then outstanding voting securities, or

                 (ii) During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board plus any new Director (a) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors at the beginning of the period or whose election or nomination for election was previously so approved or (b) whose nomination for election by the Company's shareholders was made pursuant to the Stock Rights Agreement between the Company and ALLIED Mutual, cease for any reason to constitute a majority thereof, or

                 (iii) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation (and such merger or consolidation is in fact consummated), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale of disposition by the Company of all or substantially all the Company's assets, provided that such merger, consolidation, liquidation, sale or disposition, as the case may be, is actually consummated.


           As a result of the purchase by Acquisition Sub of Common Shares in the Offer, a Change of Control shall be deemed to have occurred for purposes of the vesting and allocation provisions of the ESOP.

Amendment to John Evans Consulting Agreement

           The consulting agreement between the Company, ALLIED Mutual, ALLIED Life and John Evans, which is described in the 1998 Proxy Statement, was amended on March 24, 1998 to provide for a decrease in the annual compensation payable to Mr. Evans from $180,000 to $120,000. Such annual compensation is consideration for consulting services rendered by Mr. Evans and is prorated among the Company, ALLIED Mutual, and ALLIED Life. The consulting agreement and the amendments thereto are filed as Exhibits 31 to 34 to the Schedule 14D-9.

Change of Control Provisions in Long-Term Management Incentive Plan

           As discussed in the 1998 Proxy Statement, the Company maintains a Long-Term Management Incentive Plan (the "Long-Term Plan") which provides for the award of stock options, stock appreciation rights ("SAR's") and shares of restricted stock. On March 10, 1998, the following option grants were made to executive officers of the Company: Douglas L. Anderson - 25,000 options, W. Kim Austen - 7,500 options, Steven A. Biggi - 15,000 options, Marla J. Franklin - 8,000 options, James J. Hachenbucher - 10,000 options, Michael D. Holmes - 15,000 options, Steven P. Larsen - 15,000 options, Charles H. McDonald - 5,000 options, Michael L. Pollard - 12,000 options, Stephen S. Rasmussen - 18,000 options, Scott E. Reddig - 10,000 options, Jamie H. Shaffer - 15,000 options, Edward E. Sullivan - 10,000 options and Kirt A. Walker - 7,500 options. Additionally, on May 30, 1998, Paul J. Curran was granted 5,000 shares of restricted stock pursuant to the Long-Term Plan. The Long-Term Plan provides that upon a change of control (as defined in the Long-Term Plan), all options and SAR's shall become immediately exercisable, and any restriction periods and restrictions imposed on restricted stock will lapse.

Amendments to Stock Option Plans

           On May 30, 1998, the Compensation Committee of the Company's Board of Directors, seeking to provide parallel treatment of employee stock options upon a change in control, determined that it would interpret the Company's Restated and Amended Stock Option Plan and Nonqualified Stock Option Plan (together, the "Option Plans") in the same manner as the Long-Term Plan with respect to a change in control. On June 1, 1998, the Board of Directors approved and ratified the action of the Compensation Committee.

           Severance Arrangements. On May 30, 1998, the Compensation Committee of the Board (the "Compensation Committee"), following publication of the Offer and after consideration of the potentially destabilizing effects of the pendency of such proposal on the morale and retention of Company employees, approved the adoption by the Company of a severance policy applicable to the Company's salaried and hourly employees and approved the entry by the Company into separate severance agreements (the "Severance Agreements") with executives and certain other employees of the Company. On June 1, 1998, the Board approved and ratified these actions of the Compensation Committee. The full text of the ALLIED Group, Inc. Severance Pay Plan (the "Severance Pay Plan") was filed as
Exhibit 28 to the Schedule 14D-9.

           The Severance Pay Plan provides for certain benefits to eligible employees following an involuntary termination of employment or Company-approved resignation. The benefits consist of a lump sum payment equal to one week's base salary for each full calendar year of employment (or such greater or lesser amount as determined by the administrator) and continuation of health benefits for a number of months approximately equal to the eligible employee's number of full calendar years of employment divided by four (4). Benefit continuation terminates when the employee becomes eligible to receive benefits from another employer. An employee is not eligible to receive severance benefits if his termination of employment is due to death, transfer of employment to an affiliate or successor of the Company or for "Cause."

           "Cause" is generally defined, with respect to the termination of an eligible employee's employment with the Company, as termination (or deemed termination) because the employee has consistently failed to function as required by Company standards. In the event an employee's employment terminates for any reason and the administrator subsequently determines that Cause for termination existed at the time the employee's employment terminated, such employee shall be deemed to have been terminated for Cause.

           Enhanced benefits are provided to employees who are terminated by the Company without Cause or, who terminate employment because such employment has been adversely affected or who resign with the Company's approval, any of such terminations occurring during the one-year period following a "Change in Control" (as defined below). The enhanced benefits consist of an additional lump sum payment equal to such employee's base salary for a period equal to the greater of three (3) months or from the date of termination of employment through the first anniversary of the Change in Control, benefit continuation for the additional period and outplacement services to be provided at the expense of the Company.

           Each Severance Agreement, the form of which was filed as Exhibit 29 to the Schedule 14D-9, generally provides that in the event of any involuntary termination (other than for Cause or disability) or constructive termination of employment (including a material reduction in responsibilities, a reduction in base pay or incentive compensation opportunities or an involuntary relocation) within the two-year period following a Change in Control, an employee who is a party to such an agreement would receive the employee's base salary through the date of termination and, in lieu of any other severance, a lump sum payment equal to one year's base pay plus the employee's highest bonus over the preceding two years and benefit continuation for eighteen months following the termination of employment (or until the employee becomes eligible for benefits under a new employer). For a small number of employees, the benefit would be a lump sum severance payment equal to two times annual base salary plus the employee's highest bonus over the preceding two years and benefit continuation for eighteen months following the termination of employment (or until the employee becomes eligible for benefits under a new employer). In the event that such severance payments would subject the employee to an excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, the amount of the severance otherwise payable will generally be reduced to avoid the imposition of such excise tax.

           The Company has offered Severance Agreements that provide for a severance payment equal to two times the employee's base salary plus the higher bonus over the preceding two years to the following executive officers of the
Company: Douglas L. Andersen, Michael D. Holmes, and Stephen S. Rasmussen. The Company has also offered such arrangements to six other employees, who are not executive officers.

           The Company has offered Severance Agreements that provide for a severance payment equal to the employee's base salary plus the higher bonus over the preceding two years to the following officers and other senior executives of the Company: Cheryl M. Critelli, Paul J. Curran, Marla J. Franklin, Sally J. Malloy, Charles H. McDonald, George T. Oleson, and Jamie H. Shaffer. The Company has also offered such agreements to 35 other employees, who are not executive officers.

           The Company has calculated that the maximum aggregate lump sum that could be payable pursuant to all of the Severance Agreements described above (including non-executive officers), assuming termination of each of these individuals, is approximately $9.0 million.

           In addition, C. Fred Morgan is a party to an agreement with the Company and Nationwide, as successor in interest to ALLIED Mutual, which provides for Mr. Morgan to receive certain severance benefits upon the occurrence of a change of control of the Company such as the consummation of the Offer and the Merger. According to such agreement, if Mr. Morgan terminates such agreement due to, among other things, the Company being acquired, then Mr. Morgan would be entitled to receive through November 9, 2002 the following: (i) his then existing salary and benefits under ALLIED Group Benefit Plans, and (ii) his vested and contractually obliged retirement benefits subject to and in accordance with the terms thereof.

           ALLIED Group Stock Options. Pursuant to the Merger Agreement, as of immediately prior to the effective time of the Merger, each option to acquire shares of Company Common Stock (each an "ALLIED Group Option"), restricted stock award ("Restricted Stock") or stock appreciation right ("ALLIED Group SARs" and, together with the ALLIED Group Options and Restricted Stock, the "ALLIED Group Awards") outstanding under any of the Company's Nonqualified Stock Option Plan, the Company's Stock Option Plan (together, the "ALLIED Group Option Plans"), the Company's Long-Term Management Incentive Plan (the "ALLIED Group Long-Term Plan"), the Company's Executive Equity Incentive Plan or any other similar plan, arrangement or agreement, whether or not then exercisable or vested, shall become fully exercisable and vested and shall be canceled or repurchased and, in consideration of such cancellation or repurchase, the Company shall pay to the holder of such ALLIED Group Award an amount in respect thereof equal to the product of (A) the Applicable Amount, multiplied by (B) the number of shares subject thereto (such payment to be net of applicable withholding taxes). The term "Applicable Amount" shall mean (i) in the case of ALLIED Group Awards of Restricted Stock, $48.25, (ii) in the case of ALLIED Group Awards of ALLIED Group Options, the excess of (A) $48.25 over (B) the exercise price of such Option or (ii) in the case of ALLIED Group Awards of ALLIED Group SARs, the excess of (A) $48.25 over (B) the grant price of such ALLIED Group SAR. Mr. Andersen holds ALLIED Group Options with respect to 145,378 shares and ALLIED Group SARs with respect to 5,063 shares. Mr. Morgan holds ALLIED Group Options with respect to 84,375 shares.

           Continuation of ALLIED Group Benefits. The Merger Agreement provides that, for a period of at least one year following the Effective Time of the Merger, Nationwide shall provide each employee or former employee of the Company or any of its subsidiaries with (i) the same basic compensation (including base salary, wages or commissions) and annual incentive opportunity, to the extent applicable, and (ii) benefits, which, not individually but in the aggregate, are substantially comparable, in each case, to the compensation and benefits that were provided to such employee or former employee by the Company or any of its subsidiaries (including, but not limited to, those provided pursuant to any ALLIED Group Benefit Plan (as defined below)) as of immediately prior to the Effective Time, provided that Nationwide is not required to offer an employee stock ownership plan or other equity related arrangement. In addition, Nationwide is not required to continue the employment of any employee of the Company following the Effective Time; provided, however, in the event that any such employee is terminated involuntarily following the Effective Time and prior to the first anniversary thereof by action of Nationwide or any of its subsidiaries, such employee shall receive at least the same severance and termination benefits as he or she would have received under the terms of the applicable ALLIED Group Benefit Plan, as in effect immediately prior to the Effective Time. From and after the Effective Time, for purposes of determining eligibility, but not for purposes of benefit accrual under the Nationwide defined benefit plan, and for purposes of determining entitlement to vacation, severance and other benefits for employees under any compensation, severance, welfare, pension (but not for purposes of benefit accrual), benefit, savings or other plan of Nationwide or any of its subsidiaries in which employees of the Company or any of its subsidiaries become eligible to participate, service with the Company or any of its subsidiaries shall be credited as if such service had been rendered to Nationwide or a Nationwide subsidiary; provided that Nationwide may, in lieu of providing retiree medical coverage under Nationwide's retiree medical plan, cause the Company to continue to offer its retiree medical plan as currently in effect to its current and former employees. For purposes of each outstanding ALLIED Group short-term, mid-term, and long-term incentive award held by any ALLIED Group employee that is based in whole or in part on the achievement of any performance or other similar criteria, such award shall be adjusted, as determined by Nationwide in consultation with the Company, to reflect factors that adversely impact the opportunity of such Company employee to achieve such performance or other criteria, and which shall include financial advisory, legal and other expenses incurred in connection with the transactions contemplated by the Merger Agreement.

           For purposes of the Merger Agreement and this Information Statement, "ALLIED Group Benefit Plan" means any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), employee welfare benefit plan (as defined in Section 3(1) of ERISA) and any other material plan, program, arrangement, or policy (written or oral) relating to compensation, bonuses, deferred compensation, performance compensation, stock purchases, stock options, stock appreciation, severance, salary continuation, vacation, sick leave, holiday pay, fringe benefits, reimbursement programs, incentive, insurance, welfare or employee benefits, in each case, maintained or contributed to, or required to be maintained or contributed to, by the Company and any subsidiaries thereof for the benefit of any present or former officers, employees, agents, directors, or independent contractors of the Company or any subsidiaries thereof.

           Indemnification and Insurance. The Merger Agreement provides that, in the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation by or in the right of the Company or any of its subsidiaries, in which any of the present officers or directors (the "Indemnified Parties") of the Company or any of its subsidiaries is, or is threatened to be, made a party by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or any of its subsidiaries, or is or was serving at the request of the Company or any of its subsidiaries as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether before or after the Effective Time, the parties to the Merger Agreement will cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that the Company shall indemnify and hold harmless, and after the Effective Time the Surviving Corporation and Nationwide, jointly and severally, shall indemnify and hold harmless, as and to the full extent permitted by applicable Law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys, fees and expenses), judgments, fines and amounts paid in settlement in connection with any such claim, action, suit, proceeding or investigation, and, in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain one counsel satisfactory to them unless there are conflicts under applicable professional standards, and the Company, or the Surviving Corporation and Nationwide after the Effective Time, shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received and (ii) the Company and the Surviving Corporation and Nationwide will use their respective reasonable best efforts to assist in the vigorous defense of any such matter; provided, that neither the Company nor the Surviving Corporation nor Nationwide shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided further that the Surviving Corporation and Nationwide shall have no obligation under the Merger Agreement to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Indemnified Party in the manner contemplated by the Merger Agreement is prohibited by applicable law.

           The Merger Agreement further provides that Nationwide shall cause the Surviving Corporation to keep in effect in its By-Laws a provision for a period of not less than six years from the Effective Time (or, in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved) which provides for indemnification of the Indemnified Parties to the full extent permitted by applicable law.

           In addition, the Merger Agreement provides that Nationwide shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company (provided that Nationwide may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous) with respect to matters occurring prior to the Effective Time; provided, however, that if the aggregate annual premiums for such insurance at any time during such period shall exceed 200% of the per annum rate of premium currently paid by the Company and its Subsidiaries for such insurance on the date of the Merger Agreement, then Nationwide shall cause the Company (or the Surviving Corporation if after the Effective Time) to, and the Company (or the Surviving Corporation if after the Effective Time) shall, provide the maximum coverage that shall then be available at an annual premium equal to 200% of such rate, and Nationwide, in addition to the indemnification described above, shall indemnify the Indemnified Parties for the balance of such insurance coverage on the same terms and conditions as though Nationwide were the insurer under those policies.

           At the time of the Board's approval of the Merger, certain of the directors and officers of the Company were also directors and/or officers of ALLIED Mutual and/or of ALLIED Life. A majority of the Company's directors, Messrs. Carpenter, Colby, Jacobson, Taylor, Timmons and Willis (the "Unaffiliated Directors"), were not officers or directors of, or otherwise affiliated with, either ALLIED Mutual or ALLIED Life.

           The Board was aware of the foregoing interests and considered them, among other matters, in approving the Merger Agreement. Other than as described above, the Board is not aware of any potential material conflicts of interest management may have in relation to the Merger.

 CERTAIN REGULATORY MATTERS

           Iowa Approval. The acquisition of control of an Iowa domestic insurer, such as the Company, requires the approval of the Commissioner of the Iowa Department of Insurance (the "Iowa Commissioner") under Section 521A.3 of the Iowa Insurance Law. Section 521A.3 of the Iowa Insurance Law provides that when a person or entity enters into an agreement to merge with or otherwise to acquire control of a domestic insurer, the person or entity shall file with the Iowa Commissioner a statement containing certain specified information set forth in Section 521A.3(2) of the Iowa Insurance Law (the "Form A"). The Form A filing must also be sent to the domestic insurer and the domestic insurer must provide its stockholders with the information contained in the Form A. Nationwide filed its Form A concerning the acquisition of the Company with the Iowa Commissioner on May 19, 1998, and filed amendments to such Form A filing on July 2, 1998 and July 22, 1998. A summary of the information contained in the Form A filing (as amended) was also circulated to the Company's stockholders.

           A hearing to consider the Merger was held before the Iowa Commissioner on July 29, 1998, then adjourned and reconvened on August 31, 1998. In its Findings of Fact and Conclusions of Law dated September 11, 1998, the Iowa Commissioner formally approved Nationwide's acquisition of the Company.

           Arizona Approval. The Company ultimately controls Western Heritage Insurance Company ("Western Heritage"), which is domiciled in Arizona and is wholly-owned by the Company's subsidiary, AMCO Insurance Company. Therefore, Nationwide's acquisition of control of the Company includes the acquisition of control of Western Heritage and requires the approval of the Director of the Arizona Department of Insurance (the "Arizona Director") pursuant to Sections 20-481.01 through 20-481.23 of the Arizona Insurance Law. Nationwide filed a Form A with respect to the Offer and the Merger in Arizona on May 19, 1998, and filed a supplement and two amendments to the Form A on May 29, July 2, and July 23, 1998, respectively. The Office of Administrative Hearings held a hearing to consider the Merger on August 6, 1998, and the Arizona Director issued an Order formally approving Nationwide's acquisition of Western Heritage on August 24, 1998.

           Ohio Approval. Section 3925.08(D)(2) of the Ohio Revised Code requires an insurer to obtain the approval of the Ohio Superintendent of Insurance before such insurer makes an investment of its accumulated funds or surplus in stocks of an insurance corporation valued at more than 2.5% of the total admitted assets of the company making the investment as of the preceding thirty-first day of December. On June 17, 1998, Nationwide submitted its request for approval to invest up to $1.5 billion to acquire Common Shares of the Company. The Ohio Department of Insurance granted the requested approval by letter dated July 20, 1998.

           Other Insurance Regulatory Approvals. Certain other states may require that notice be given to, or approval be obtained from, the insurance department of such state. The Company and Nationwide have agreed to use reasonable efforts to file any required notices or otherwise to take such actions as are necessary to obtain any required approvals or to comply with applicable requirements in connection with the Merger under such laws. Based upon available information, the Company and Nationwide believe that the Merger can be effected in accordance with such laws and that no material delay in consummating the Merger will result therefrom.

           HSR Act. Under the provisions of the HSR Act applicable to the Offer, the acquisition of Common Shares under the Offer could only be consummated following the expiration of a 15-calendar day waiting period following the filing by Nationwide of a Notification and Report Form with respect to the

Offer, unless Nationwide had received a request for additional information or documentary material from the Antitrust Division of the U.S. Department of Justice ("Antitrust Division") or the Federal Trade Commission ("FTC") prior to the expiration of such period or unless early termination of the waiting period was granted. Nationwide made such filing on May 19, 1998. The waiting period under the HSR Act terminated on June 3, 1998. Therefore, the Company does not believe that this or any other material federal regulatory approvals are required for consummation of the Merger.

           The Antitrust Division and the FTC frequently scrutinize the legality under the antitrust laws of transactions such as Acquisition Sub's proposed acquisition of the Company. At any time before or after Acquisition Sub's acquisition of Common Shares pursuant to the Offer, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking the divestiture of Common Shares acquired by Acquisition Sub or the divestiture of substantial assets of the Company or its subsidiaries or Nationwide or its subsidiaries. Private parties may also bring legal action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the Offer or the Merger on antitrust grounds will not be made or, if such a challenge is made, of the result thereof.

LITIGATION

           On December 31, 1997, a petition was filed by Mary M. Rieff ("Rieff"), an ALLIED Mutual policyholder, in the Iowa District Court in and for Polk County, Iowa, against the Company and certain other individuals who are or were officers and/or directors of ALLIED Mutual and/or the Company. Rieff filed an amended petition (the "Amended Petition") on or about June 11, 1998. The Iowa District Court has granted Nationwide's motion to intervene as a party defendant in this action.

           The Amended Petition, an alleged policyholder derivative and class action, asserts, among other things, (i) that the defendants were responsible for the inappropriate transfer of ALLIED Mutual's corporate assets, the seizure of certain corporate opportunities and the implementation of an improper "de facto demutualization" without informing or compensating policyholders or receiving the appropriate approval from regulatory authorities; (ii) that this allegedly wrongful demutualization began on or about January 1, 1985 and was accomplished through transfers of ALLIED Mutual's assets to the Company and to the individual defendants for inadequate consideration; (iii) that the individual defendants breached fiduciary duties owed to ALLIED Mutual, wasted its corporate assets and intentionally interfered with its contracts, prospective business advantage and business relationships; and (iv) that the defendants improperly transferred substantial ownership of and control over the Company and ALLIED Mutual's insurance business. These claims were brought on behalf of ALLIED Mutual, which is named as a nominal defendant.

           The Amended Petition also asserts claims on behalf of a class of ALLIED Mutual policyholders who have allegedly been deprived of their property by the "de facto demutualization" of ALLIED Mutual. The class that Rieff seeks consists of: (i) all ALLIED Mutual policyholders who held ALLIED Mutual policies on or about February 18, 1993; and (ii) all current ALLIED Mutual policyholders as of the date of the filing of the original petition who have allegedly been harmed by higher premiums and/or lower dividends as a result of the "de facto demutualization" of ALLIED Mutual. The claims that purport to be brought as class claims assert, among other things, (i) that the defendants were responsible for the "de facto demutualization" of ALLIED Mutual and that those actions wrongfully deprived the class of their ownership rights and interests in ALLIED Mutual's surplus and net worth without proper compensation; (ii) that this allegedly wrongful demutualization constituted a conversion of ALLIED Mutual's surplus for the benefit of the Company and its shareholders, including the individual defendants; and (iii) that the individual defendants breached fiduciary duties owed to ALLIED Mutual and intentionally interfered with ALLIED Mutual's business and contractual relationships.

           The Amended Petition further asserts that as a result of the foregoing, ALLIED Mutual and the ALLIED Mutual policyholders have suffered damages in excess of $500 million. The Amended Petition requests an accounting of the assets allegedly wrongfully transferred to the Company and compensation to ALLIED Mutual for the value of such assets, for the seizure of corporate opportunities and for the "de facto demutualization" of ALLIED Mutual. The Amended Petition also asks for certain other relief, including, among other things, removal of the directors of ALLIED Mutual, attorneys' fees and costs, equitable relief and interest, restitution for any assets wrongfully transferred or conveyed and the distribution to ALLIED Mutual policyholders of surplus in excess of what is required to be retained in connection with any recovery by ALLIED Mutual from the defendants.

           On June 11, 1998, Rieff filed an amended motion seeking to enjoin the defendant directors of ALLIED Mutual from considering, negotiating or approving any transaction on behalf of ALLIED Mutual with Nationwide or any third party because of alleged conflicts of interest of the members of the ALLIED Mutual Board of Directors. That motion was heard by the Iowa District Court on July 16, 1998, and was denied by the Court on July 17, 1998.

           On June 24, 1998, the defendants filed motions to dismiss the Amended Petition, asserting, among other things, that (i) policyholders of a mutual insurance company lack standing to maintain a derivative action; (ii) the Amended Petition fails to state a claim upon which relief can be granted as to the Company; (iii) the bulk of the claims in the Amended Petition are barred by the applicable statute of limitations; (iv) the derivative claims in the Amended Petition may not be brought as direct or class claims; and (v) the class claims are barred by the applicable statute of limitations. The motions to dismiss have been fully briefed, and oral argument will be heard in October or November, 1998.

           This suit is in its preliminary stages and the Company cannot assess its merits at this time.

ACCOUNTING TREATMENT

           The Merger will be accounted for as a purchase of the Company by Nationwide in accordance with statutory accounting practices, whereby the purchase price will be allocated based upon the historic statutory book values of the admitted assets acquired and the statutory liabilities assumed by Nationwide with the excess being recorded as goodwill.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

           The following is a summary of material federal income tax consequences of the Merger to stockholders of the Company. This summary does not purport to discuss all income tax consequences of the Merger that may be relevant to particular stockholders in light of their individual circumstances or to certain types of stockholders subject to special treatment, such as life insurance companies, tax-exempt organizations and financial institutions, persons who are not citizens or residents of the United States or who are foreign corporations, and stockholders who acquired stock through the exercise of Company stock options or otherwise as compensation.

           The receipt of cash in exchange for Common Shares pursuant to the Merger, or pursuant to the exercise of dissenter's appraisal rights, will be a taxable transaction for federal income tax purposes under the Code, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for federal income tax purposes, a stockholder will recognize gain or loss equal to the difference between the amount of cash received by the stockholder pursuant to the Merger, or exercise of dissenter's appraisal rights, and the aggregate tax basis in the Common Shares sold by the stockholder, or with respect to which dissenter's rights are exercised, as the case may be. Gain or loss will be calculated separately for each block of Common Shares tendered and purchased pursuant to the Merger, or with respect to which dissenter's appraisal rights are exercised, as the case may be.

           If Common Shares are held by a stockholder as capital assets, gain or loss recognized by the stockholder will be capital gain or loss, which will be long-term capital gain or loss if the stockholder's holding period for the Common Shares exceeds twelve months. Under present law, long-term capital gains recognized by an individual stockholder will generally be taxed at a maximum federal marginal tax rate of 20%, and long-term capital gains recognized by a corporate stockholder will be taxed at a maximum federal marginal tax rate of 35%. In addition, under present law the ability to use capital losses to offset ordinary income is limited. Stockholders should consult their tax advisors regarding the applicable rate of taxation and their ability to use capital losses against ordinary income.

           A stockholder that surrenders Common Shares pursuant to the Merger (or pursuant to the exercise of dissenter's rights) may be subject to backup withholding unless the stockholder provides its taxpayer identification number ("TIN") and certifies that such number is correct or properly certifies that it is awaiting a TIN, or unless an exemption applies. A stockholder that does not furnish its TIN may be subject to a penalty imposed by the IRS.

           THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE DOES NOT CONSTITUTE TAX ADVICE. STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICABILITY AND EFFECT OF THE ALTERNATIVE MINIMUM TAX AND OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE MERGER.

EFFECT OF THE MERGER ON THE COMPANY'S STOCKHOLDERS

           Consummation of the Merger is contingent upon, among other things, approval of the Merger by the holders of Common Shares and Preferred Shares. After the Effective Date, the current holders of Common Shares (other than Nationwide and Acquisition Sub) will cease to be stockholders of the Company. Although the Preferred Shares will not be affected by the Merger, ALLIED Mutual, the sole holder of such Preferred Shares, merged with and into Nationwide (the "ALLIED Mutual Merger") effective October 1, 1998. Therefore, as a result of the Merger and the ALLIED Mutual Merger, the entire equity interest in the Company will be owned by Nationwide and the Company's current stockholders will no longer have any equity interest in the Company and will no longer share in future earnings and growth of the Company, the risks associated with achieving any such earnings and growth, or the potential to realize greater value for their shares of stock through divestitures, strategic acquisitions or other corporate opportunities that may be pursued by the Company in the future. Instead, each current holder of the Common Shares (other than Nationwide and Acquisition Sub) will have only the right to receive the Merger Consideration or to seek appraisal rights as described under "--Dissenting Stockholders' Rights" below.

DISSENTING STOCKHOLDERS' RIGHTS

           The following discussion is not a complete statement of the law pertaining to dissenters' rights under the IBCA and is qualified in its entirety by reference to the full text of Sections 490.1301 through 490.1331 of the IBCA setting forth the rights of stockholders who object to the Merger. Dissenting stockholders wishing to exercise such dissenters' rights or to preserve their rights to do so should review the following discussion and the provisions of Sections 490.1301 through 490.1331 of the IBCA with counsel. A copy of the relevant sections of the IBCA is attached to this Information Statement as Annex II and is incorporated herein by reference. The failure of a dissenting stockholder to comply in a timely and proper manner with the procedures set forth in the IBCA will result in its loss of dissenters' rights with respect to the Merger.

           Sections 490.1301 through 490.1331 of the IBCA set forth the rights of stockholders of the Company who object to the Merger. Any holder of Common Shares who does not vote in favor of the Merger (including any such holder who abstains from voting) and who objects to the Merger may, if the Merger is consummated, obtain payment, in cash, for the fair market value of such holder's shares by complying with the requirements of Sections 490.1301 through 490.1331 of the IBCA. "Fair Value" is defined in the IBCA as "the value of the Shares immediately before the effectuation of the corporate action to which dissenters object, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable." Holders of Common Shares are not eligible to exercise their dissenters' rights unless they are stockholders on the Record Date and have not voted in favor of the Merger.

           Before the taking of the vote on the Merger at the Special Meeting, each dissenting stockholder must file with the Company a written objection to the Merger stating that the stockholder intends to demand payment in respect of the shares of any class held by it if the Merger is consummated. A written objection must be filed with the Company by holders of Common Shares who wish to dissent even if they vote against the Merger. Such written objections should be addressed to: Sally J. Malloy, Corporate Secretary, ALLIED Group, Inc., 701 Fifth Avenue, Des Moines, Iowa 50391-2000.

           Within ten days after the Special Meeting, the Company must provide written notice (the "Dissenters' Notice") to each dissenting stockholder that the Merger has been authorized. To exercise dissenters' rights, each dissenting stockholder must, within the time period specified in the Dissenters' Notice that the Merger has become effective, mail a written demand for payment for such dissenting stockholder's Common Shares. Such written demands should be sent to:
Sally J. Malloy, Corporate Secretary, ALLIED Group, Inc., 701 Fifth Avenue, Des Moines, Iowa 50391-2000. Subject to the following paragraph, at the Effective Time or upon receipt of a payment demand, whichever occurs later, the Company must pay to each dissenting stockholder the estimated fair value for such dissenting stockholder's shares, plus accrued interest.

           In the event that the Company and any dissenting stockholder are unable to agree as to fair value, the Company must pay the amount demanded unless within 60 days the Company commences a court proceeding in the district court of Polk County, Iowa, demanding a determination of the value of the shares of all dissenting stockholders who have not agreed with the Company as to the fair value of their shares. All dissenting stockholders, whether or not residents of the State of Iowa, will be parties to any court proceeding that is commenced by the Company.

           A negative vote on the Merger does not constitute a "written objection" to be filed by a dissenting stockholder. A dissenting stockholder's abstention from voting on the Merger or failure to vote on the Merger will not constitute a waiver of such stockholder's rights under Sections 490.1301 through
490.1331 of the IBCA, provided that a written objection has been properly filed. A vote in favor of the Merger will constitute a waiver of such stockholder's dissenters' rights, however, even if a written objection has been filed.

           A dissenting stockholder's objections to the Merger or demand for payment for its shares may be made by facsimile transmission, provided such facsimile is confirmed by a written objection or demand, as the case may be, sent by certified or registered mail to the address specified above within 24 hours after transmission of the facsimile. Facsimile communications should be addressed to: Sally J. Malloy, Corporate Secretary, ALLIED Group, Inc., 701 Fifth Avenue, Des Moines, Iowa 50391-2000, and the appropriate facsimile connection is to (515) 280-4399.

           For a discussion of the Federal income tax consequences of receipt of payment for shares upon exercise of dissenters' rights, see "THE MERGER -- Certain United States Federal Income Tax Consequences."


                              THE MERGER AGREEMENT

           The following is a summary of the terms and conditions of the Merger Agreement. Any references to the Merger Agreement set forth below or included elsewhere in this Information Statement are qualified in their entirety by reference to the Merger Agreement (attached hereto as Annex I), which is incorporated herein by reference. Terms that are not otherwise defined in this summary shall have the meanings set forth in the Merger Agreement. Stockholders are strongly advised to read the Merger Agreement in its entirety prior to voting.

THE OFFER

           In the Merger Agreement, Nationwide agreed, subject to certain conditions, and among other things, to amend the Offer to increase the purchase price offered from $47 per Common Share to $48.25 per Common Share net to the seller in cash without interest. The Offer expired on September 30, 1998. Having been satisfied that the Minimum Condition, the Insurance Regulatory Condition, and the other Conditions to the Offer had been met, Acquisition Sub timely accepted for payment, and paid for, all Common Shares validly tendered and not withdrawn pursuant to the Offer.

THE MERGER

           The Merger Agreement provides that, following the satisfaction or waiver of the conditions set forth therein, Acquisition Sub will be merged with and into the Company, with the Company continuing as the Surviving Corporation, and each Common Share then outstanding (other than Common Shares then owned by Nationwide or Acquisition Sub, Common Shares held as treasury shares by the Company and Dissenting Shares, as defined below) will, by virtue of the Merger and without any action by the holder thereof, be converted into the right to receive $48.25 per Common Share, net to the seller in cash, without interest thereon, upon the surrender of the Certificate formerly representing such Common Shares.

EFFECTIVE TIME OF THE MERGER

           Subject to the conditions set forth in the Merger Agreement, the Merger shall become effective (the "Effective Time") upon the last to occur of
(a) the filing of the Certificate of Merger with the Ohio Secretary of State,
(b) the filing of the Articles of Merger as required by Iowa law and (c) such later time as the parties designate in such filings. The parties to the Merger Agreement agreed to use reasonable best efforts to assure that the filings contemplated by the Merger Agreement are made, and the Effective Time occurs, as soon as practicable.


EXCHANGE OF CERTIFICATES AND PAYMENT OF MERGER CONSIDERATION

           Nationwide has selected _____________ as the Paying Agent, with whom it shall cause Acquisition Sub to deposit, for the benefit of the holders of Common Shares, cash in an amount equal to the aggregate Merger Consideration. The Merger Agreement provides that, upon surrender to the Paying Agent of a certificate representing Common Shares for cancellation, together with a letter of transmittal and such other customary documents as may be required by the instructions to the letter of transmittal (collectively, the "Certificate"), the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the number of Common Shares previously represented by such Certificate shall have been converted. The Paying Agent shall accept such Certificate upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate representing Common Shares surrendered in exchange therefor is registered on the record books of the Company, it shall be a condition to such exchange that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of such consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. After the Effective Time, there shall be no further transfer on the records of the Surviving Corporation or its transfer agent of any Certificate representing Common Shares and if any such Certificate is presented to the Surviving Corporation for transfer, it shall be cancelled against delivery of the Merger Consideration as hereinabove provided. Until surrendered, each Certificate representing Common Shares (other than a Certificate representing Common Shares to be cancelled or representing Dissenting Shares), shall at any time after the Effective Time represent only the right to receive upon such surrender the Merger Consideration, without interest.

           The Merger Agreement further provides that, promptly after the Effective Time (but in no event more than five business days thereafter), Nationwide shall require the Paying Agent to mail to each record holder of Certificates that immediately prior to the Effective Time represented Common Shares which have been converted, a letter of transmittal (which shall specify that delivery shall be effective, and risk of loss and title shall pass, only upon proper delivery of Certificates representing Common Shares to the Paying Agent and shall be in such form and have such provisions as Nationwide reasonably may specify) and instructions for use in surrendering such Certificates and receiving the Merger Consideration to which such holder shall be entitled.

           The Merger Consideration paid upon the surrender for exchange of Certificates representing Common Shares shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Common Shares represented by such Certificates, subject, however, to the Surviving Corporation's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared by the Company on such Common Shares in accordance with the Merger Agreement or prior to the date of the Merger Agreement and which remain unpaid as of the Effective Time. Any portion of the Payment Fund that remains undistributed to the holders of the Certificates representing Common Shares for 180 days after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of Common Shares who have not theretofore complied with the Merger requirements shall thereafter look only to the Surviving Corporation and only as general creditors thereof for payment, without interest, of their claim for any Merger Consideration with respect to the Common Shares.

           None of Nationwide, Acquisition Sub, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash, shares, dividends or distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates representing Common Shares shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity), any such cash, shares, dividends or distributions payable in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of all claims or interest of any person previously entitled thereto.

DISSENTING STOCKHOLDERS' RIGHTS

           The Merger Agreement provides that any Common Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded properly in writing appraisal for such Common Shares in accordance with Sections
490.1301 through 490.1331 of the IBCA and who has not withdrawn such demand or otherwise forfeited appraisal rights ("Dissenting Shares") will not be converted into or represent the right to receive the Merger Consideration. Such shareholders shall be entitled to receive payment of the appraised value of such Common Shares held by them in accordance with the Sections 490.1301 through
490.1331 of the IBCA, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Common Shares held by them under the IBCA shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration, upon surrender of the Certificate or Certificates that formerly evidenced such Common Shares. The Company has agreed to give Nationwide prompt notice of any demands of appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the IBCA and received by the Company, and Nationwide has the right to participate in all negotiations and proceedings with respect to such demands. The Company has further agreed that, prior to the Effective Time, it shall not, except with the prior written consent of Nationwide, make any payment with respect to any demands for appraisal, or settle or offer to settle, any such demands.

           The procedures for exercising rights of appraisal are set forth above under "THE MERGER-- Dissenting Stockholders' Rights." In addition, a copy of Sections 490.1301 through 490.1331, inclusive, of the IBCA is attached hereto as Annex II.

REPRESENTATIONS AND WARRANTIES

           The Merger Agreement contains representations and warranties by the Company with respect to, among other things, the organization, qualification and capitalization of the Company, the subsidiaries of the Company, the authority of the Company relative to the Merger Agreement, the absence of violations of law, required governmental filings, the statutory financial statements of the Company's insurance company subsidiaries and their actuarial reserves, the SEC filings of the Company, the absence of certain changes or events and of any undisclosed liabilities, the inapplicability of state takeover statutes, compliance with applicable law, the assets of the Company, environmental matters, contracts of the Company, taxes and tax returns, benefit plans, labor relations, intellectual property, transactions with affiliates, voting requirements applicable to the Merger and the status of the Company's subsidiaries as regulated investment companies.

           The Merger Agreement also contains representations and warranties of Nationwide and Acquisition Sub with respect to, among other things, their organization and qualification, their authority relative to the Merger Agreement, the absence of violations of law, required governmental filings, the absence of certain litigation, and their financial ability to perform.

COVENANTS OF THE COMPANY

           In the Merger Agreement, the Company has covenanted and agreed that, among other things, during the period from the date of the Merger Agreement until the Effective Time, unless Nationwide shall otherwise agree in writing, or except as otherwise contemplated in the Merger Agreement, the Company and its subsidiaries shall conduct their respective businesses in the ordinary course consistent with past practice and shall use all reasonable efforts to preserve intact their business organizations and relationships with third parties (including but not limited to their respective relationships with policyholders, insureds, agents, underwriters, brokers and investment customers), and to keep available the services of their present officers and key employees, subject to the terms of the Merger Agreement. In addition, except as otherwise contemplated by the Merger Agreement, from the date thereof until the Effective Time, without the prior written consent of Nationwide, (a) the Company shall not adopt or propose any change in its Restated Articles of Incorporation or Bylaws; (b) the Company shall not declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of the Company except for regular quarterly dividends payable in an amount no greater than $0.14 per share on the Common Shares and the regular quarterly dividends per share on the Preferred Shares, or split, combine or reclassify any of the Company's capital stock, and the Company and its subsidiaries shall not repurchase, redeem or otherwise acquire any shares of capital stock or other securities of, or other ownership interests in, the Company; (c) the Company shall not, and shall not permit any of its subsidiaries to, merge or consolidate with any other person or (except in the ordinary course of business) acquire a material amount of assets of any other person; (d) the Company shall not, and shall not permit any subsidiary to, sell, lease, license or otherwise surrender, relinquish or dispose of (i) any material facility owned or leased by the Company or any of its subsidiaries or
(ii) any assets or property which are material to the Company and its subsidiaries taken as a whole, except pursuant to existing contracts or commitments, or in the ordinary course of business consistent with past practice; (e) the Company shall not, and shall not permit any of its subsidiaries to, settle any material audit, make or change any material tax election or file materially amended tax returns; (f) the Company and its subsidiaries shall not issue any capital stock or other securities or enter into any amendment of any material term of any outstanding security of the Company, and the Company and its subsidiaries shall not incur any material indebtedness except in the ordinary course of business pursuant to existing credit facilities or arrangements, amend or otherwise increase, accelerate the payment or vesting of the amounts payable or to become payable under or fail to make any required contribution to, any ALLIED Group Benefit Plan or materially increase any non-salary benefits payable to any employee or former employee, except in the ordinary course of business consistent with past practice or as otherwise permitted by the Merger Agreement; (g) the Company shall not, and shall not permit any of its subsidiaries to, grant any increase in the compensation or benefits of directors, officers, employees, consultants or agents of the Company or any of its subsidiaries other than increases in the ordinary course of business consistent with past practice; (h) the Company shall not, and shall not permit any of its subsidiaries to, enter into or amend any employment agreement or other employment arrangement with any employee of the Company or any of its subsidiaries, except in the ordinary course of business consistent with past practices (which past practices shall not be deemed to include actions taken in connection with the Merger); (i) the Company shall not change any method of accounting or accounting practice by the Company or any of its subsidiaries, except for any such required change in GAAP or SAP (as such terms are defined in the Merger Agreement); (j) the Company shall not permit any ALLIED Insurer to conduct transactions in investment assets except in compliance with the investment policies of such ALLIED insurance subsidiaries in effect on the date hereof and all applicable insurance laws and regulations; (k) the Company shall not, and shall not permit any of its subsidiaries to, enter into any agreement to purchase, or to lease for a term in excess of one year, any real property, provided that the Company, or any of its subsidiaries, (i) may as a tenant, or a landlord, renew any existing lease for a term not to exceed eighteen months and (ii) may, in its capacity as a landlord, renew any lease pursuant to an option granted prior to the date hereof; and (l) none of the ALLIED insurance subsidiaries may make any material change in its underwriting, claims management or reserving practices.

           In addition to the foregoing, the Company has agreed that, except to the extent necessary to comply with the requirements of applicable laws and regulations, it shall not, and shall not permit any of its subsidiaries to, (a) take, or agree or commit to take, any action that would make any representation and warranty of the Company in the Merger Agreement inaccurate in any material respect at, or as of any time prior to, the Effective Time, (b) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time, provided, however, that the Company shall be permitted to take or omit to take such action which (without any uncertainty) can be cured, and in fact is cured, at or prior to the Effective Time or (c) take, or agree or commit to take, any action that would result in, or is reasonably likely to result in, any of the conditions of the Merger set forth in the Merger Agreement not being satisfied.

PROHIBITION ON SOLICITATION

           Pursuant to the Merger Agreement, the Company has agreed that it will not, and will not permit or cause any of its subsidiaries or any of the officers or directors of it or its subsidiaries to, and shall direct its and its subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of 20 percent or more of the assets or any equity securities of, the Company or any of its Significant Subsidiaries (as defined in Regulation S-X promulgated by the Commission) other than as set forth in the ALLIED Disclosure Letter, or any other business combination (any such proposal or offer, an "Acquisition Proposal").

           The Merger Agreement further provides that the Company will not, and will not permit or cause any of its subsidiaries or any of the officers and directors of it or its subsidiaries to, and shall direct its and its subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, whether made before or after the date of the Merger Agreement, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in the Merger Agreement shall prevent the Company or its Board of Directors from (i) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or (ii) at any time prior to the payment for Common Shares pursuant to the Offer (A) providing information in response to a request therefor by a person who has made an unsolicited bona fide written Acquisition Proposal if the Board of Directors receives from such person an executed confidentiality agreement on customary terms; (B) engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written Acquisition Proposal; or (C) recommending such an Acquisition proposal to the shareholders of the Company, if and only to the extent that, (i) in each such case referred to in clause (A), (B) or (C) above, the Board of Directors of the Company determines in good faith after consultation with outside legal counsel that such action is reasonably likely to be necessary in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) in the case referred to in clause (C) above, the Board of Directors of the Company determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal and would, if consummated, result in a more favorable transaction than the transaction contemplated by the Merger Agreement, taking into account the long-term prospects and interests of the Company and its shareholders.

           The Company has agreed in the Merger Agreement to immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and that it will notify Nationwide immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such person and the material terms and conditions of any proposals or offers and thereafter shall keep Nationwide informed, on a reasonably current basis, of the status and terms of any such proposals or offers and the status of any such negotiations or discussions.

STOCKHOLDER APPROVAL

           Because Nationwide and Acquisition Sub control more than 50% of the votes represented by the Shares, there is no need to solicit proxies from other Company stockholders. Accordingly, this Information Statement has been prepared in lieu of a proxy statement.

ACCESS TO INFORMATION

           Pursuant to the Merger Agreement, subject to applicable law, the Company (a) shall afford to Nationwide's and Acquisition Sub's accountants, legal counsel and other advisors ("Representatives") full access during normal business hours through the period immediately prior to the Effective Time to all of its and its Significant Subsidiaries' assets, books, contracts, commitments and records (including, but not limited to, tax returns), and (b) during such period, shall furnish promptly to Nationwide and Acquisition Sub all such information concerning its business, assets and personnel or those of any of its affiliates, in either clause (a) or (b), as Nationwide or Acquisition Sub may reasonably request. Unless otherwise required by law, Nationwide and Acquisition Sub will, and will cause their Representatives to, hold any such information in confidence until such time as such information otherwise becomes publicly available through no wrongful act of Nationwide, Acquisition Sub or their Representatives. In the event of the termination of the Merger Agreement for any reason, Nationwide will, and will cause Acquisition Sub and their respective Representatives to, return to the Company all copies of written information furnished by the Company or its Representatives to Nationwide, Acquisition Sub or their Representatives and destroy all memoranda, notes and other writings prepared by Nationwide, Acquisition Sub or their Representatives based upon or including the information furnished by the Company or any of its Representatives to Nationwide, Acquisition Sub or their Representatives (and Nationwide will certify to the Company that such destruction has occurred) and neither Nationwide nor Acquisition Sub shall use any such information for any purpose. Prior to the completion of the Offer and, if the Merger Agreement is terminated, during the two-year period following the date of termination, Nationwide will not (and will not assist or encourage others, including its subsidiaries, to) solicit the services, as employee, consultant or otherwise, of any employee of the Company, provided, that nothing in the Merger Agreement shall be deemed to prohibit general solicitations of employment of persons in Nationwide's ordinary course of business not directed specifically toward employees of the Company, solicitations through executive recruiting firms not directed specifically toward employees of the Company or employees that make contact with Nationwide.

REASONABLE BEST EFFORTS

           Each of the parties to the Merger Agreement agreed to use its reasonable best efforts to take, or cause to be taken all action, to do, or cause to be done, and to assist and cooperate with the other parties in doing or causing to be done, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Merger Agreement, including, but not limited to, (i) the holding of the Shareholders Meeting and the preparation of the Proxy Statement,
(ii) the obtaining of all governmental approvals, and all other necessary actions or nonactions, waivers, consents and approvals from all appropriate governmental entities and other persons and the making of all necessary registrations and filings, (iii) the obtaining of the opinions and other documents that are conditions to the closing of the Merger, (iv) the resolution of all organizational and human resources issues relating to the transactions contemplated by the Merger Agreement, (v) the obtaining or making of all consents, environmental permits, filings or licenses necessary or desirable to ensure that the business of the Surviving Corporation may be conducted without disruption consistent with the past practice of each of the constituent companies to the Merger and (vi) the defending of any legal proceedings challenging the Merger Agreement or the consummation of the transactions contemplated thereby, the defense of which shall, at the request of either the Company or Nationwide, be conducted jointly by Nationwide and the Company on a basis that is satisfactory to both the Company and Nationwide. The Company grants Nationwide the right to decide for purposes of the insurance regulatory hearings whether to submit regulatory applications for the Company, ALLIED Life and ALLIED Mutual concurrently or separately, and whether to conduct the regulatory hearing and approval proceeds concurrently or separately for each of the Company, ALLIED Life and ALLIED Mutual. Both the Company and Nationwide agreed to use their reasonable best efforts to coordinate and cooperate during the regulatory approval process.

CERTAIN LITIGATION

           Nationwide agreed to cease, in any and all respects, the prosecution of any litigation against the Company or its affiliates. Immediately following the Effective Time, Nationwide shall dismiss without prejudice any and all litigation brought by Nationwide against the Company or its affiliates.

BOARD OF DIRECTORS; CORPORATE GOVERNANCE

           The Merger Agreement provides that, promptly upon acceptance for payment of the Common Shares by Acquisition Sub pursuant to the Offer, Acquisition Sub shall be entitled to designate such number of directors on the Board of Directors of the Company as will give Acquisition Sub, subject to compliance with Section 14(f) of the Exchange Act, a majority of such directors, and the Company shall, at such time, cause Acquisition Sub's designees to be so elected by its existing Board of Directors and each subsidiary of Company and each committee of the Board of Directors of the Company and each such Subsidiary as will give Acquisition Sub a majority of such directors or committee, and the Company shall, at such time, cause Acquisition Sub's designees to be so elected. Subject to applicable law, the Company shall take all action requested by Nationwide necessary to effect any such election. In connection with the foregoing, the Company obtained the resignations of _______________, ______________ and ______________ effective October ___, 1998, and elected the
Acquisition Sub Designees (other than Mr. Andersen, who was already a member of the Board) to the Board. See Information Statement Pursuant to Section 14(f) of the Securities Exchange Act of 1934 and Rule 14F-1 Thereunder filed by the Company on June 12, 1998.

TREATMENT OF STOCK OPTIONS; CERTAIN BENEFITS; INDEMNIFICATION AND INSURANCE

         The Merger Agreement provides certain rights to officers, employees and former employees of the Company with respect to the exercise and vesting of stock options, the continuation of compensation and benefits, and the maintenance of indemnification rights and insurance coverage. See "THE MERGER--ALLIED Group Stock Options," "THE MERGER--Continuation of ALLIED Group benefits," and "THE MERGER--Indemnification and Insurance."

CONDITIONS TO THE MERGER

           The respective obligation of each party to the Merger Agreement to effect the Merger shall be subject to the satisfaction, prior to the closing of the transactions contemplated by the Merger Agreement, of the following conditions: (a) the Offer shall have been successfully completed; (b) if required by applicable law, the Merger Agreement and the Merger shall have been approved and adopted by the vote of the shareholders of the Company at the Shareholders Meeting called for such purpose; and (c) no order entered or law promulgated or enacted by any governmental entity shall be in effect which would prevent the consummation of the Merger or any other material transactions completed by the Merger Agreement, and no proceeding brought by a governmental entity shall have been commenced and be pending which seeks to restrain, enjoin, prevent, or materially delay or restructure the Merger or any other material transactions contemplated by the Merger Agreement.

TERMINATION OF THE MERGER AGREEMENT

           The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval of the Merger by the shareholders of Nationwide or of the

Company: (a) by mutual consent of Nationwide and the Company; (b) by Nationwide if the Board of Directors of the Company withdraws its recommendation to the Company's shareholders to approve the Merger; (c) by Nationwide or the Company if consummation of the Merger is barred by a permanent injunction which is final and non-appealable; (d) by the Company if, prior to the purchase of Common Shares pursuant to the Offer, there is an Acquisition Proposal which the Board of Directors of the Company determines represents a more favorable transaction to the Company and its shareholders than the transactions contemplated by the Merger Agreement, and if the Board of Directors, after consultation with outside counsel, shall have determined that failure to terminate the Merger Agreement is reasonably likely to be inconsistent with the fiduciary duties of the Board of Directors of the Company under applicable law; (e) by the Company prior to the completion of the Offer, upon a material breach of any representation or warranty of Nationwide or Nationwide's failure to comply in any material respect with any of its covenants or agreements, or if any representation or warranty of Nationwide or Acquisition Sub shall be or become untrue in any material respect, which breach or failure to comply or untruth is not curable or, if curable, is not cured within 30 Business Days (as defined in the Merger Agreement) after written notice thereof has been given to Nationwide (materiality being construed in light of the transactions contemplated by the Merger Agreement); (f) by Nationwide prior to the completion of the Offer, upon a material breach of any representation, or warranty of the Company or the Company's failure to comply in any material respect with any of its covenants or agreements, or if any representation or warranty of the Company shall be or become untrue in any material respect, which breach or failure to comply or untruth is not curable or, if curable, is not cured within 30 Business Days after written notice thereof has been given to the Company (materiality being construed in light of the transactions contemplated by the Merger Agreement); or (g) by Nationwide or by the Company, if Common Shares shall not have been purchased pursuant to the Offer by December 31, 1998 (the "Termination Date"), provided that such right to terminate the Merger Agreement shall not be available to a party whose failure to fulfill any obligation under the Merger Agreement has been the cause of the failure of such purchase to occur by such date.

FEES AND EXPENSES

           The Merger Agreement provides that, if the Merger is not consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such costs or expenses, except for expenses incurred in connection with the printing, mailing and solicitation of proxies from shareholders and all filing fees and related expenses which shall be borne equally by Nationwide and the Company.

           The Company will pay a $30 million termination fee in immediately available funds by wire transfer to an account designated by Nationwide following the termination of the Merger Agreement by Nationwide (i) following a withdrawal by the Board of Directors of its recommendation that the shareholder approve the Merger Agreement (other than if the recommendation is withdrawn because the conditions to the consummation of the Merger cannot be fulfilled for any reason other than a breach by the Company), or (ii) (A) by virtue of an uncured breach of covenant by the Company or (B) after the Termination Date, in each case following the making of an Acquisition Proposal by a third party, and with the termination fee only upon the execution, within one year of such termination, of a definitive agreement implementing an Acquisition Proposal. In the event of a termination by Nationwide for a willful breach of a representation or warranty, the Company shall pay Nationwide $10 million.

AMENDMENT

           The Merger Agreement may be amended by the parties thereto at any time before or after the approval of the Merger Agreement by the shareholders of the Company, but after such approval no amendment or modification shall be made which in any way materially adversely affects the rights of such shareholders without the further approval of such shareholders. The Merger Agreement may not be amended, modified or supplemented except by written agreement of the parties thereto.

PLANS FOR THE COMPANY

           In connection with the Offer, Nationwide and Acquisition Sub have reviewed, on the basis of publicly available information, various business strategies that they might consider in the event that Nationwide acquires control of the Company. Nationwide intends to expand the Company's business and utilize the Company's infrastructure and capabilities to improve the performance of Nationwide's existing property/casualty operations. Nationwide believes the acquisition will provide immediate benefits from improved geographic distribution of risk, resulting in more stable underwriting results and lower reinsurance costs. In addition, Nationwide intends to capitalize on the Company's independent agency distribution, agency interface technology and commercial underwriting and product management expertise. Nationwide expects to identify significant business opportunities between the Company's Western Heritage Insurance Company subsidiary and Scottsdale Insurance Company, Nationwide's excess/surplus lines subsidiary, and between the Company's and Nationwide's agribusiness insurance operations. Nationwide believes that, in the aggregate, the Merger will result in increased growth and investment in the Company and its operations. Except as indicated in this Information Statement and based upon publicly available information, neither Nationwide nor Acquisition Sub has any present plans or proposals which relate to or would result in an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries, a sale or transfer of a material amount of assets of the Company or any of its subsidiaries or any material change in the Company's capitalization or dividend policy or any other material changes in the Company's corporate structure or business.

GOING PRIVATE TRANSACTIONS

           The SEC has adopted Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which is applicable to certain "going private" transactions. Acquisition Sub does not believe that Rule 13e-3 will be applicable to the Merger unless the Merger is consummated after September 30, 1999, one year after the expiration of the Offer. If applicable, Rule 13e-3 requires, among other things, that certain financial information concerning the fairness of the Merger and the consideration offered to minority stockholders in such transaction be filed with the SEC and disclosed to stockholders prior to the consummation of the Merger.

DIVIDENDS AND DISTRIBUTIONS

           The Merger Agreement provides that the Company shall not declare, set aside, or pay any dividend or other distribution with respect to the Common Shares or the Preferred Shares (except for regular quarterly dividends payable in an amount no greater than $0.14 per share on the Common Shares and the regular quarterly dividends per share on the Preferred Shares), or split, combine, or reclassify any of the Company's capital stock. The Merger Agreement further provides that the Company and its subsidiaries shall not repurchase, redeem, or otherwise acquire any shares of capital stock or other securities of, or other ownership interests in, the Company.

             CERTAIN INFORMATION WITH RESPECT TO THE COMPANY'S STOCK

           The Common Shares are quoted on the New York Stock Exchange ("NYSE") under the symbol GRP. The last reported sale price of the Common Shares on June 3, 1998 (the last full trading day prior to the public announcement of the execution of the Merger Agreement) on the NYSE was $46 3/16 per Common Share. The last reported sale price of the Common Shares on September 28, 1998 was $48 1/8. The Preferred Shares, all of which are held by Nationwide, are not publicly traded.

           The following table sets forth, for the periods indicated, the high and low sales prices per Common Share and the amount of cash dividends paid per Common Share.


                                                                                         CASH
                                                HIGH                LOW                  DIVIDENDS
                                                ----                ---                  ---------
1996:
  First Quarter.........................        19 2/3              15 9/16              0.09 3/4
  Second Quarter........................        19 1/3              15 49/64             0.09 3/4
  Third Quarter.........................        19 7/32             14 57/64             0.09 3/4
  Fourth Quarter........................        22 5/32             16 57/64             0.10
1997:
  First Quarter.........................        25 3/4              20 2/3               0.11 1/3
  Second Quarter........................        27 1/2              22 5/32              0.11 1/3
  Third Quarter.........................        35 51/64            25 5/32              0.11 1/3
  Fourth Quarter........................        33 53/64            26 1/4               0.12
1998:
  First Quarter.........................        32 3/4              26                   0.13
  Second Quarter........................        46 13/16            25                   0.13
  Third Quarter (through September 28)..        48 1/8              46 11/16             0.13


                      SELECTED CONSOLIDATED FINANCIAL DATA

           The selected financial information presented below under the captions "Income Statement Data" and "Balance Sheet Data" for, and as of, each of the years in the five-year period ended December 31, 1997, has been derived from the consolidated financial statements of ALLIED Group, Inc. and subsidiaries, which financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The selected financial information presented below for, and as of, the six-month periods ended June 30, 1998 and 1997 has been derived from the unaudited consolidated financial statements of ALLIED Group, Inc. and subsidiaries. Results for interim periods include all adjustments, consisting only of normal recurring adjustments, which management considers necessary for the fair presentation of the results for such periods; however, they are not necessarily indicative of results for the full year. This information should be read in conjunction with the Company's consolidated financial statements, the related notes, and the independent auditors report thereon incorporated herein by reference.


                                                  At or for the Six Months Ended
                                                             June 30,
                                               ------------------------------------
                                                  1998                     1997
                                               -----------              -----------
                                           (dollars in thousands, except per share data)
Income Statement Data
   Premiums earned
     Personal                                   $   189,346             $   170,559
     Commercial                                      84,371                  80,846
                                                -----------             -----------
       Total property-casualty                      273,717                 251,405
       Excess & Surplus Lines                        16,883                  16,338
                                                -----------             -----------
         Total                                      290,600                 267,743
   Investment income                                 26,869                  25,526
   Realized investment gains                            328                     ---
   Other income                                      35,206                  29,182
                                                -----------             -----------
     Total revenues                                 353,003                 322,451
   Losses and expenses                              312,629                 277,989
                                                -----------             -----------
   Income from continuing operations before
     income taxes and minority interest              40,374                  44,462
   Income taxes                                      11,364                  12,638
                                                -----------             -----------
                                                     29,010                  31,824
   Minority interest in net income
     of consolidated subsidiary                         261                     227
                                                -----------             -----------
     Net income                                 $    28,749             $    31,597
                                                ===========             ===========
   Diluted earnings per share
     Net income                                 $      0.88             $      0.97
                                                ===========             ===========
     Realized investment gain                   $      0.01             $       ---
                                                ===========             ===========
Balance Sheet Data
   Total investments                            $   926,733             $   851,106
   Total assets                                 $ 1,299,637             $ 1,140,504
   Notes payable                                $   107,189             $    50,944
   Guarantee of ESOP obligations                $    20,530             $    24,180
   Shares outstanding (in thousands)
     Preferred shares                                 1,827                   1,827
     Common shares                                   30,119                  20,299
Other Data
   Book value per share                         $     13.97             $     12.30
   Closing stock price per share                $     46.81             $     25.33
   Property-casualty wind
     and hail losses                            $      0.69             $      0.33
   Dividends paid                               $      0.26             $      0.23
   Return on average book
     value per share                                   14.4%                   16.5%
   Pretax investment yield                              5.8%                    6.1%
   Effective tax rate                                 28.15%                  28.42%
   Cash dividends to closing
     stock price                                        1.1%                    1.8%
   Closing stock price to
     earnings ratio                                    26.6                    13.1
   Property-casualty statutory
     combined ratio                                    97.6                    93.8

                                                At or for the year ended December 31,
                                   -------------------------------------------------------------------------
                                      1997           1996            1995           1994            1993
                                   -----------    -----------     -----------    -----------     -----------
                                                (dollars in thousands, except per share data)
Income Statement Data
   Premiums earned
     Personal                      $   350,231    $   311,511     $   279,908    $   252,916     $   225,594
     Commercial                        164,072        154,700         145,930        133,816         118,728
                                   -----------    -----------     -----------    -----------     -----------
       Total property-casualty         514,303        466,211         425,838        386,732         344,322
       Excess & Surplus Lines           33,294         27,314          29,661         25,786          24,014
                                   -----------    -----------     -----------    -----------     -----------
         Total                         547,597        493,525         455,499        412,518         368,336
   Investment income                    51,124         49,222          47,242         41,070          39,030
   Realized investment gains               391             49             505          2,888           1,396
   Other income                         65,570         53,558          49,519         50,888          73,680
                                   -----------    -----------     -----------    -----------     -----------
     Total revenues                    664,682        596,354         552,765        507,364         482,442
   Losses and expenses                 572,770        525,043         478,917        440,665         425,685
                                   -----------    -----------     -----------    -----------     -----------
   Income from continuing operations
     before income taxes and
     minority interest                  91,912         71,311          73,848         66,699          56,757
   Income taxes                         25,973         20,227          21,471         19,074          16,835
                                   -----------    -----------     -----------    -----------     -----------
                                        65,939         51,084          52,377         47,625          39,922
   Minority interest in net income
     of consolidated subsidiary            503            ---             ---            ---             ---
                                   -----------    -----------     -----------    -----------     -----------
     Net income                    $    65,436    $    51,084     $    52,377    $    47,625     $    39,922
                                   ===========    ===========     ===========    ===========     ===========
   Diluted earnings per share
     Net income                    $      2.01    $      1.51     $      1.54    $      1.40     $      1.17
                                   ===========    ===========     ===========    ===========     ===========
     Realized investment gain      $       .01    $       ---     $       .01    $       .06     $       .02
                                   ===========    ===========     ===========    ===========     ===========
Balance Sheet Data
   Total investments               $   908,244    $   819,645     $   772,299    $   655,906     $   606,511
   Total assets                    $ 1,201,233    $ 1,077,659     $ 1,010,598    $   892,751     $   855,525
   Notes payable                   $    56,938    $    34,094     $    39,465    $    43,541     $    82,459
   Guarantee of ESOP obligations   $    22,380    $    24,370     $    26,270    $    28,150     $    29,500
   Shares outstanding (in thousands)
     Preferred shares                    1,827          1,827           4,820          4,981           5,070
     Common shares                      30,532         20,383           9,445          9,000           9,026
Other Data
   Book value per share            $     13.44    $     11.59     $     10.77    $      8.75     $      7.99
   Closing stock price per share   $     28.63    $     21.75     $     16.00    $     11.00     $     11.67
   Property-casualty wind
     and hail losses               $       .59    $       .82     $       .60    $       .51     $       .40
   Dividends paid                  $       .46    $       .39     $       .30    $       .27     $       .23
   Return on average book
     value per share                      16.3%          13.7%           15.9%          16.8%           16.1%
   Pretax investment yield                 6.0%           6.3%            6.6%           6.5%            7.1%
   Effective tax rate                     28.3%          28.4%           29.1%          28.6%           29.7%
   Cash dividends to closing
     stock price                           1.6%           1.8%            1.9%           2.4%            1.9%
   Closing stock price to
     earnings ratio                       14.2           14.4            10.4            7.9            10.0
   Property-casualty statutory
     combined ratio                       94.4           97.7            95.7           97.1            99.3


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table lists the stockholders known to management to be the beneficial owners of the Preferred Shares and more than 5% of the outstanding Common Shares as of October 9, 1998.


                                                                                                               Percent of
                             Name and Address                   Amount and Nature               Percent        Total Voting
Title of Class               of Beneficial Owner                of Beneficial Ownership         of Class       Securities
--------------               -------------------                -----------------------         --------       ----------
6-3/4% Preferred             Nationwide Mutual                  1,827,222 shares                100%           16.8%
Stock                        Insurance Company(1)
                             One Nationwide Plaza
                             Columbus, OH 43215

Common Stock                 Nationwide Mutual                  _________ shares                _____          _____
                             Insurance Company
                             One Nationwide Plaza
                             Columbus, OH 43215

-----------

(1) The Company and Nationwide, as successor in interest to ALLIED Mutual, are parties to a Stock Rights Agreement which expires in 2005. Under the Stock Rights Agreement, Nationwide is entitled to nominate and the Company is required to use its best efforts to cause the election or retention of a number of members of the Company's Board of Directors in proportion to Nationwide's percentage ownership of the total number of shares of the Company's voting stock outstanding at the time of nomination. In addition, the Company is required to elect to its Executive Committee at least one Company director who has been nominated by Nationwide but who is not an officer or employee of Nationwide, and the Company must limit the number of directors serving on the Executive Committee to five at any time. The Stock Rights Agreement restricts the ability of Nationwide to grant proxies to other than affiliated individuals and to solicit other stockholders of the Company. Nationwide also is prohibited from initiating or accepting a tender offer for Common Shares except under certain conditions. Nationwide has incidental registration rights and three demand registration rights with respect to the Preferred Shares.

           The table below sets forth information provided by the individuals named therein as to the amount of the Company's Common Stock beneficially owned by the directors and executive officers of the Company, individually, and the directors and executive officers as a group, all as of September 1, 1998. The issued and outstanding Common Shares and Preferred Shares as of September 1, 1998 were 30,172,534 shares and 1,827,222 shares, respectively.

                                                 Amount and Nature of              Percent             Voting
                 Name of Beneficial Owner       Beneficial Ownership (1)           of Class (1)        Percentage
                 ------------------------       ------------------------           ------------        ----------
                 John E. Evans                        366,766                           1.2%              1.0%
                 James W. Callison                     26,715                            *                 *
                 Harold S. Carpenter                   83,329  (4)                       *                 *
                 Charles I. Colby                      23,249  (5)                       *                 *
                 Harold S. Evans                       47,994  (6)                       *                 *
                 Richard O. Jacobson                    6,083                            *                 *
                 John P. Taylor                        22,705                            *                 *
                 William E. Timmons                    14,050                            *                 *
                 Donald S. Willis                      31,130                            *                 *
                 Douglas L. Andersen                  239,679  (2)(3)                    *                 *
                 Stephen S. Rasmussen                 102,850  (2)(3)                    *                 *
                 Jamie H. Shaffer                     196,925  (2)(3)                    *                 *
                 Steve A. Biggi                        62,199  (2)(3)                    *                 *
                 Scott E. Reddig                        1,346                            *                 *
                 All directors and
                   executive officers
                   as a group (24 persons)          1,606,457  (2)(3)(4)(5)(6)          5.4%              4.5%

-----------

(1) Except as noted, all persons have sole voting and investment power with respect to the shares reported; asterisks indicate ownership of less than 1%.

(2) Includes the following number of shares that are also reported as beneficially owned by the ESOP Trustee: Mr. Andersen, 56,301 shares; Mr. Rasmussen, 29,961 shares; Mr. Shaffer, 58,161 shares; Mr. Biggi, 14,086 shares; Mr. Reddig, 1,244 shares; and all executives as a group 348,329 shares. Allocated shares are voted by the ESOP Trustee in accordance with the direction of the ESOP participant. Generally, unallocated shares and allocated shares as to which no direction is made by the participant are voted by the ESOP Trustee in the same percentage as the allocated shares as to which directions are received by the ESOP Trustee.

(3) Includes the following number of shares which the following persons have the right to acquire within 60 days of September 1, 1998 pursuant to stock options granted under the ALLIED Group, Inc. Restated and Amended Stock Option Plan. ALLIED Group, Inc. Nonqualified Stock Option Plan, and ALLIED Group, Inc. Long-Term Management Incentive Plan:
         Mr. Andersen, 62,624; Mr. Rasmussen, 13,688; Mr. Shaffer, 23,436;
         Mr. Biggi, 0; Mr. Reddig, 0; All officers, 201,348.

         47,623 shares; Mr. Rasmussen, 13,688 shares; Mr. Shaffer, 23,436 shares; Mr. Biggi, 7,308 shares; and all executive officers as a group, 244,363 shares.

(4) Includes 57,375 shares of Common Stock owned by Superior Gas and Chemical, Inc.

(5) Includes 15,750 shares of Common Stock owned by Charles I. Colby & Ruth Colby Trust #1, Ruth Colby Trust A, and Charles I. Colby and Ruth Colby Family Trust, each of which Charles I. Colby is Trustee and Beneficiary.

(6) Includes 34,266 shares of Common Stock owned by the Bethany Foundation, a nonprofit corporation, of which Harold S. Evans is President.


                                    EXPERTS

           The consolidated financial statements of ALLIED Group, Inc. and subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                                  OTHER MATTERS

           The Board knows of no business which will be presented for consideration at the Special Meeting other than that described above.

Dated: October  , 1998

                                            By Order of the Board of Directors,



                                            Sally J. Malloy
                                            Secretary

                                                                         ANNEX I

                          AGREEMENT AND PLAN OF MERGER

               AGREEMENT AND PLAN OF MERGER dated as of June 3, 1998 by and among NATIONWIDE MUTUAL INSURANCE COMPANY, an Ohio mutual insurance company ("Nationwide"), NATIONWIDE LIFE ACQUISITION CORPORATION, an Ohio corporation and a wholly-owned subsidiary of Nationwide ("Sub") and ALLIED LIFE FINANCIAL CORPORATION, an Iowa corporation ("Allied") (hereinafter sometimes collectively referred to as (the "parties").

               WHEREAS, Nationwide and Sub propose to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the "Offer") to purchase all outstanding shares of common stock, no par value, of Allied (the "Common Shares"), at a purchase price of $30.00 per share, net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in this Agreement; and the Board of Directors of Allied has adopted resolutions approving the Offer and recommending that holders of Common Shares accept the Offer;

               WHEREAS, the merger of Sub with Allied (the "Merger") upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding Common Share, other than Common Shares owned directly or indirectly by Nationwide and, if applicable, Dissenting Shares (as defined in Section 2.9), will be converted into the right to receive in cash the Offer Price, has been authorized by all necessary corporate action on behalf of Nationwide and Sub and has been adopted by the Board of Directors of Allied;

               WHEREAS, concurrently with the execution of this Agreement and as an inducement to Nationwide to enter into this Agreement, Nationwide, Sub and Allied Mutual Insurance Company ("Allied Mutual") are entering into a Shareholder Agreement (the "Shareholder Agreement"), attached hereto as Exhibit C, pursuant to which Allied Mutual has, among other things, agreed (1) to sell all of its Common Shares to Sub at the

Offer Price, upon the terms and subject to the conditions set forth in the Shareholder Agreement, and (2) to sell to Sub all of the outstanding shares of 6.75% Series Preferred Stock (the "Preferred Shares") owned by Allied Mutual;

               WHEREAS, Nationwide, Sub and Allied desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

               NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Nationwide, Sub and Allied hereby agree as follows:

                                    ARTICLE I

                                    THE OFFER

               Section 1.1   The Offer.

               (a) Subject to the provisions of this Agreement, as promptly as practicable but in no event later than five (5) Business Days after the public announcement by Nationwide and Allied of this Agreement, Nationwide and Sub shall commence the Offer. The obligation of Sub to, and of Nationwide to cause Sub to, complete the Offer and accept for payment, and pay for, any Common Shares tendered pursuant to the Offer shall be subject only to the conditions set forth in the Offer to Purchase (any of which may be waived in whole or in part by Sub in its reasonable discretion, except that Sub shall not waive the Minimum Condition (as defined in Exhibit A) without the consent of Allied) and to the terms and conditions of this Agreement. Sub expressly reserves the right to modify the terms of the Offer, except that, without the consent of Allied, Sub shall not (i) reduce the number of Common Shares subject to the Offer, (ii) reduce the Offer Price, (iii) amend or add to the conditions to the Offer described in Exhibit A, (iv) except as provided in the next sentence, extend the Offer, (v) change the form of consideration payable in the Offer or (vi) amend any other term of the Offer in any manner adverse to the holders of the Common Shares. Notwithstanding the foregoing, Sub may, without the consent of Allied,

(i) extend the Offer, if at the scheduled or extended expiration date of the Offer any of the Offer Conditions shall not be satisfied or waived, until such time as such conditions are satisfied or waived, (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer and (iii) extend the Offer for any reason on one or more occasions for an aggregate period of not more than 10 business days beyond the latest expiration date that would otherwise be permitted under clause (i) or (ii) of this sentence. Subject to the terms and conditions of the Offer and this Agreement, Sub shall, and Nationwide shall cause Sub to, accept for payment, and pay for, all Shares validly tendered and not withdrawn pursuant to the Offer that Sub becomes obligated to accept for payment, and pay for, pursuant to the Offer as promptly as practicable after the expiration of the Offer.

                (b) On the date of commencement of the Offer, Nationwide and Sub shall file with the SEC a Tender Offer Statement on Schedule 14D-1 (the "Schedule 14D-1") with respect to the Offer, which contained an offer to purchase and a related letter of transmittal and summary advertisement (such
Schedule 14D-1 and the documents included therein pursuant to which the Offer has been made, together with any supplements or amendments thereto, the "Offer Documents"). Nationwide and Sub agree that the Offer Documents shall comply as to form in all material respects with the Exchange Act and the rules and regulations promulgated thereunder and the Offer Documents, on the date first published, sent or given to Allied's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no covenant is made by Nationwide or Sub with respect to information supplied by Allied or any of its shareholders specifically for inclusion or incorporation by reference in the Offer Documents. Each of Nationwide, Sub and Allied agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and Nationwide and Sub further agree to take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer

Documents as so corrected to be disseminated to Allied's shareholders, in each case as and to the extent required by applicable federal securities laws. Subsequent to the execution of this agreement, Allied and its counsel shall be given reasonable opportunity to review and comment upon the Offer Documents prior to their filing with the SEC or dissemination to the shareholders of Allied. Nationwide and Sub agree to provide Allied and its counsel any comments Nationwide, Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

               (c) Nationwide shall provide or cause to be provided to Sub on a timely basis the funds necessary to accept for payment, and pay for, any Common Shares that Sub becomes obligated to accept for payment, and pay for, pursuant to the Offer.

               Section 1.2   Allied Actions.

               (a) Allied hereby approves of and consents to the Offer and represents that the Board of Directors of Allied, at a meeting duly called and held, duly and unanimously adopted resolutions adopting this Agreement, approving the Offer and the Merger (and effecting the other actions referred to herein), determining that the terms of the Offer and the Merger are fair to, and in the best interests of, Allied's shareholders, recommending that Allied's shareholders accept the Offer, tender their shares pursuant to the Offer and approve this Agreement (if required) and approving the acquisition of Common Shares by Sub pursuant to the Offer and the other transactions contemplated by this Agreement. Allied has been advised by each of its directors and executive officers that each such person intends to tender all Common Shares owned by such person pursuant to the Offer.

               (b) On the date the Offer Documents are filed with the SEC, Allied shall file with the SEC a Solicitation/Recommendation Statement on
Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, as amended from time to time, the "Schedule 14D-9") containing the recommendation described in paragraph (a) and shall mail the Schedule 14D-9 to the shareholders of Allied. Allied agrees that the Schedule 14D-9 shall comply (and, as amended from time to time, shall comply) as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and, on the date filed with the SEC and on the date first published, sent or given to Allied's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no covenant is made by Allied with respect to information supplied by Nationwide or Sub specifically for inclusion in the Schedule 14D-9. Each of Allied, Nationwide and Sub agrees promptly to correct any information provided by it for use in the
Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and Allied further agrees to take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the
Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to Allied's shareholders, in each case as and to the extent required by applicable federal securities laws. Nationwide and its counsel shall be given reasonable opportunity to review and comment upon the Schedule 14D-9 prior to its filing with the SEC or dissemination to shareholders of Allied. Allied agrees to provide Nationwide and its counsel any comments Allied or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.

               (c) In connection with the Offer and the Merger and simultaneously with the execution of this Agreement, Allied shall cause its transfer agent to furnish Sub promptly with mailing labels containing the names and addresses of the record holders of Common Shares as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of shareholders, security position listings and computer files and all other information in Allied's possession or control regarding the beneficial owners of Common Shares, and shall furnish to Sub such information and assistance (including updated lists of shareholders, security position listings and computer files) as Nationwide may reasonably request in communicating the Offer and any and all amendment thereto to Allied's shareholders. Allied further agrees that copies of any and all amendments to the
Schedule 14D-9 shall be disseminated to Allied's shareholders by

Nationwide and Sub. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Nationwide and Sub and their agents shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, will, upon request, deliver, and will use their reasonable efforts to cause their agents to deliver, to Allied all copies and any extracts or summaries from such information then in their possession or control.

               Section 1.3 Directors. Promptly upon the acceptance for payment of Common Shares by Sub pursuant to the Offer, Sub shall be entitled to designate such number of directors on the Board of Directors of (i) Allied as will give Sub, subject to compliance with Section 14(f) of the Exchange Act, a majority of such directors, and Allied shall, at such time, cause Sub's designees to be so elected by its existing Board of Directors and (ii) each Subsidiary of Allied and each committee of the Board of Directors of Allied and each such Subsidiary as will give Sub a majority of such directors or committee, and Allied shall, at such time, cause Sub's designees to be so elected. In the event that Sub's designees are elected to the Board of Directors of Allied, until the Effective Time such Board of Directors shall have at least two directors who are directors on the date of this Agreement and who are not officers of Allied or directors of Allied Mutual (the "Independent Directors"), provided that, in such event, if the number of Independent Directors shall be reduced below two for any reason whatsoever, the remaining Independent Director shall designate a person to fill such vacancy who shall be deemed to be an Independent Director for purposes of this Agreement or, if no Independent Directors then remain, the other directors shall designate two persons to fill such vacancies who shall not be officers or affiliates of Allied or any of its subsidiaries, or officers or affiliates of Nationwide or any of its subsidiaries, and such persons shall be deemed to be Independent Directors for purposes of this Agreement.

               Subject to applicable law, Allied shall take all action requested by Nationwide necessary to effect any such election, including mailing to its stockholders the Information

Statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and Allied agrees to make such mailing with the mailing of the Schedule 14D-9 (provided that Sub shall have provided to Allied on a timely basis all information required to be included in the Information Statement with respect to Sub's designees). In connection with the foregoing, Allied will promptly, at the option of Nationwide, either increase the size of Allied's Board of Directors and/or obtain the resignation of such number of its current directors as is necessary to enable Sub's designees to be elected or appointed to Allied's Board of Directors as provided above.

               Following the election or appointment of the Sub's designees pursuant to this Section 1.3 and prior to the Effective Time, the affirmative vote of a majority of the Independent Directors then in office shall be required by Allied to (i) amend or terminate this Agreement by Allied, (ii) exercise or waive any of Allied's rights or remedies under this Agreement or (iii) extend the time for performance of Nationwide's and Sub's respective obligations under this Agreement.

                                   ARTICLE II
                                   THE MERGER

               Section 2.1 The Merger. Upon the terms of this Agreement and subject to the satisfaction of the conditions set forth herein, at the Effective Time Sub shall be merged with and into Allied in accordance with the applicable provisions of the Laws of the States of Ohio and Iowa and the separate corporate existence of Sub shall thereupon cease, and Allied, which shall be the surviving company (hereinafter sometimes referred to as the "Surviving Corporation"), shall continue its corporate existence under the Laws of the State of Iowa under the name "Allied Life Financial Corporation." From and after the Effective Time, the Surviving Corporation shall possess all the Assets and other rights, privileges, immunities, powers and purposes of each of Sub and Allied and shall be liable for all of the Liabilities of Sub and Allied, all to the full extent provided in Section 1701.82 of the Ohio Insurance Law and Section 490.1106 of the Iowa Corporation Law.

               Section 2.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.1, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Merger (the "Closing") will take place at 9:00 a.m. on the second business day following the date on which the last of the conditions set forth in Article VII shall be fulfilled or waived in accordance with this Agreement (the "Closing Date"), at the offices of Holleb & Coff, 55 E. Monroe Street, Chicago, Illinois 60603, unless another date, time or place is agreed to in writing by the parties hereto.

               Section 2.3 Effective Time. As soon as is practicable following the execution of this Agreement, the parties shall cause this Agreement to be provided to the Ohio Superintendent in accordance with, and in such form as required by, Section 3941.38(A) of the Ohio Insurance Law and the regulations promulgated thereunder, and to the Iowa Commissioner in accordance with Section 521A.3 of the Iowa Insurance Law and the regulations promulgated thereunder and the Iowa Attorney General in accordance with Section 521.12 of the Iowa Insurance Law, in each case together with all other documents as may be required by applicable Law. Subject to the conditions set forth in Article VII of this Agreement, the Merger shall become effective (the "Effective Time") upon the last to occur of (a) the filing of the Certificate of Merger with the Ohio Secretary of State, (b) the filing of the Articles of Merger with the Iowa Commissioner and recording in the offices of the registers of deeds of the counties in the State of Iowa in which the principal offices of Nationwide and Allied are located and in the county in the State of Iowa in which the Surviving Corporation will have its principal office in such state, and (c) such later time as the parties designate in such filings; provided, however, the Effective Time shall not be more than one year from the date of any required insurance regulatory approval of the Merger. Upon the terms and subject to the conditions of this Agreement, the parties hereto will use all reasonable efforts to assure that the filings contemplated hereby are made, and the Effective Time occurs, as soon as is practicable.

               Section 2.4 Articles of Incorporation and By-Laws of the Surviving Corporation. Following the Effective Time, the Articles of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by Law. The Amended and Restated Code of By-Laws of Sub, as in effect immediately prior to the Effective Time, shall be the Amended and Restated By-Laws of the Surviving Corporation until thereafter changed or amended as provided therein or by Law. A copy of Sub's Articles of Incorporation and Code of By-Laws are attached hereto as Exhibit B.

               Section 2.5 Board of Directors and Officers. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately following the Effective Time, each of such directors to hold office, subject to the applicable provisions of the Articles of Incorporation and Code of By-Laws of the Surviving Corporation, until his or her successor is duly elected and qualified, or his or her earlier death, resignation or removal. The officers of Allied immediately prior to the Effective Time shall be the officers of the Surviving Corporation at and immediately following the Effective Time, each of such officers to hold their respective offices, subject to the applicable provisions of the Articles of Incorporation and Code of By-Laws of the Surviving Corporation, until his or her successor is duly elected and qualified, or his or her earlier death, resignation or removal.

               Section 2.6 Effect of Merger on Sub Capital Stock. Each share of capital stock of Sub issued and outstanding immediately prior to the Effective Time shall, without further action by Sub or Nationwide, be converted into one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation.

               Section 2.7 Conversion of Allied Stock.

               (a) Outstanding Common Stock. Subject to the other provisions of this Section 2.7, each Common Share issued and outstanding immediately prior to the Effective Time (other than shares held as treasury shares by Allied and Dissenting Shares (as defined in Section 2.9 below)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $30.00 per Common Share, net to the shareholder in cash, without interest thereon (the "Merger Consideration").

               (b) Preferred Stock. Subject to the other provisions of this
Section 2.7, each Series A ESOP Preferred Share issued and outstanding immediately prior to the Effective Time (other than shares held as treasury shares by Allied) shall, by virtue of the Merger and without any action on the part of the holder thereof, be deemed converted into the right to receive Common Shares in accordance with the procedures set forth in Section 8(b) of the Certificate of Designations, Series A ESOP Convertible Preferred Stock of Allied.

               (c) Treasury Shares. Each Common Share and Series A ESOP Preferred Share issued and outstanding immediately prior to the Effective Time which is then held as a treasury share by Allied immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Allied, be cancelled and retired and cease to exist, without any conversion thereof.

               Section 2.8   Exchange of Certificates and Related Matters.

               (a) Paying Agent. As of the Effective Time, Nationwide shall deposit with a bank selected by Nationwide and reasonably acceptable to Allied (the "Paying Agent"), for the benefit of the holders of Common Shares, cash in an aggregate amount equal to the aggregate Merger Consideration (such amount being sometimes hereinafter referred to as the "Payment Fund").

               (b) Exchange Procedure. Upon surrender to the Paying Agent of a certificate representing Common Shares for cancellation, together with a letter of transmittal and such other customary documents as may be required by the instructions to the letter of transmittal (collectively, the "Certificate") and acceptance thereof by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the number of Common Shares previously represented by such Certificate shall have been converted pursuant to
Section 2.7(a) or (b). The Paying Agent shall accept such Certificate upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate representing Common Shares surrendered in exchange therefor is registered on the record books of Allied, it shall be a condition to such exchange that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of such consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. After the Effective Time, there shall be no further transfer on the records of Allied or its transfer agent of any Certificate representing Common Shares and if any such Certificate is presented to Allied for transfer, it shall be cancelled against delivery of the Merger Consideration as hereinabove provided. Until surrendered as contemplated by this Section 2.8(b), each Certificate representing Common Shares (other than a Certificate representing Common Shares to be cancelled in accordance with Section 2.7), shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without any interest thereon.

               (c) Letter of Transmittal. Promptly after the Effective Time (but in no event more than five (5) Business Days thereafter), Nationwide shall require the Paying Agent to mail to each record holder of Certificates that immediately prior to the Effective Time represented Common Shares which have been converted pursuant to Section 2.7, a letter of transmittal (which shall specify that delivery shall be effective, and risk of loss and title shall pass, only upon proper delivery of Certificates representing Common Shares to the Paying Agent and shall be in such form and have such provisions as Nationwide reasonably may specify) and instructions for use in surrendering such Certificates and receiving the Merger Consideration to which such holder shall be entitled therefor pursuant to Section 2.7.

               (d) No Further Ownership Rights in Shares. The Merger Consideration paid upon the surrender for exchange of Certificates representing Common Shares in accordance with the terms of this Article II shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Common Shares theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared by Allied on such Common Shares in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time.

               (e) Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed to the holders of the Certificates representing Common Shares for 120 days after the Effective Time shall be delivered to Nationwide, upon demand, and any holders of Common Shares who have not theretofore complied with this Article II shall thereafter look only to Nationwide and only as general creditors thereof for payment, without interest, of their claim for any Merger Consideration with respect to their Common Shares.

               (f) No Liability. None of Nationwide, Sub, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash, shares, dividends or distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates representing Common Shares or Preferred Shares shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Merger

Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity), any such cash, shares, dividends or distributions payable in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of all claims or interest of any person previously entitled thereto.

               Section 2.9 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, the Common Shares or Preferred Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded properly in writing appraisal for such Common Shares or Preferred Shares in accordance with Sections 490.1301 through 490.1331 of the Iowa Corporation Law and who shall not have withdrawn such demand or otherwise have forfeited appraisal rights shall not be converted into or represent the right to receive the Merger Consideration ("Dissenting Shares"). Such shareholders shall be entitled to receive payment of the appraised value of such Common Shares or Preferred Shares held by them in accordance with the Iowa Corporation Law, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Common Shares or Preferred Shares held by them under the Iowa Corporation Law shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration, upon surrender, in the manner provided in Section 2.8(b), of the Certificate or Certificates that formerly evidenced such Common Shares or Preferred Shares. Allied shall give Nationwide prompt notice of any demands of appraisal received by Allied, withdrawals of such demands, and any other instruments served pursuant to Iowa Corporation Law and received by Allied, and Nationwide shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, Allied shall not, except with the prior written consent of Nationwide, make any payment with respect to any demands for appraisal, or settle or offer to settle, any such demands.

               Section 2.10 Adjustments to Prevent Dilution. In the event that Allied changes the number of Common Shares issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision or other similar transaction, the Merger Consideration shall be equitably adjusted.

               Section 2.11 Options. Allied has taken all necessary action so that, effective as of the Effective Time, (i) cause each outstanding employee or director stock option (the "Options") to purchase Common Shares granted under the Allied Life Financial Corporation Executive Stock Option Plan and the Allied Life Financial Corporation Long-Term Management Incentive Plan (the "Option Plans"), whether or not then exercisable or vested, will become fully exercisable and vested, (ii) cause each Option that is then outstanding to be cancelled and (iii) in consideration of such cancellation cause Allied (or, at Nationwide's option, Sub) to pay to such holders of Options an amount in respect thereof equal to the product of (A) the excess, if any, of the Merger Consideration over the exercise price of each such Option and (B) the number of Shares previously subject to the Option immediately prior to its cancellation (such payment to be net of withholding taxes). Allied represents and warrants that it will use all commercially reasonable efforts to ensure that (a) no consent of any holder of an Option is required to effect the transactions contemplated by this Section 2.11 and (b) following the Effective Time, no Option or any other option, warrant or right will give any person any right to acquire any securities of the Surviving Corporation.

                                   ARTICLE III
                              ADDITIONAL AGREEMENTS

               Section 3.1 Preparation of Proxy Statement; Information Supplied.

               (a) Proxy Statement. As soon as practicable following the purchase of the Common Shares pursuant to the Offer, Allied shall prepare and file with the SEC the Proxy Statement (as defined below), if required. Allied will use its reasonable best efforts to cause the Proxy Statement to be mailed to Allied's shareholders as promptly as practicable.

               (b) Allied Information. Allied agrees that none of the information supplied or to be supplied by Allied specifically for inclusion in the Proxy Statement will, at the date it is first mailed to Allied's shareholders or at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

               (c) Nationwide Information. Nationwide agrees that none of the information supplied or to be supplied by Nationwide specifically for inclusion in the Proxy Statement will, at the date it is first mailed to Allied's shareholders or at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

               Section 3.2 Meeting of Shareholders. If necessary, Allied will take all action necessary in accordance with applicable law and its Articles of Incorporation and By-laws to convene a meeting of its shareholders (the "Shareholders Meeting") to consider and vote upon the approval of this Agreement and the Merger. Subject to Section 6.10 hereof, Allied will, through its Board of Directors, recommend to its shareholders approval of this Agreement and the Merger. Without limiting the generality of the foregoing, Allied agrees that, subject to its right to terminate this Agreement pursuant to Section 8.1, its obligations pursuant to the first sentence of this Section 3.2 shall not be affected by (i) the commencement, public proposal, public disclosure or communication to Allied of any Acquisition Proposal or (ii) the withdrawal or modification by the Board of Directors of Allied of its approval or recommendation of this Agreement or the Merger. Allied will use its reasonable best efforts to hold the Shareholders Meeting as soon as practicable after the date hereof.

               Section 3.3 Filings; Other Action. As promptly as practicable,
(i) Allied, Nationwide and Sub shall make all filings and submissions under the HSR Act, (ii) Nationwide shall make all filings required by the insurance regulatory authorities in Iowa and Ohio and deliver notices and consents to jurisdiction to such state insurance departments, each as reasonably may be required to be made in connection with this Agreement and the transactions contemplated hereby, and (iii) Allied and Nationwide shall cooperate in all reasonable respects with each other in (A) determining if other filings are required to be made prior to the Effective Time with, or if other material consents, approvals, permits, notices or authorizations are required to be obtained prior to the Effective Time from any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) timely making all such filings, giving all such notices, and timely seeking all such consents, approvals, permits, notices or authorizations as required by applicable law. In connection with the foregoing, Allied will provide Nationwide, and Nationwide will provide Allied, with copies of correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any Governmental Entity or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby. Each of Nationwide and Allied acknowledge that certain actions may be necessary with respect to the foregoing in making notifications and obtaining clearances, consents, approvals, waivers or similar third party actions which are material to the consummation of the transactions contemplated hereby, and each of Nationwide and Allied agree to take such action as is reasonably necessary to complete such notifications and obtain such clearances, approvals, waivers or third party actions.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF ALLIED

               Allied represents and warrants to Nationwide and Sub as follows:

               Section 4.1 Organization and Qualification.

               (a) Allied is a corporation duly organized, validly existing and in good standing under the Laws of the State of Iowa and has full corporate power, authority and legal right to conduct its Business as it is currently being conducted. Allied is duly qualified to do business, and is in good standing, in the jurisdictions where the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Allied Subsidiaries is listed in the Allied Disclosure Schedule.

               (b) Each Allied Insurer is listed in the Allied Disclosure Schedule. Each Allied Insurer (i) possesses an Insurance License in each jurisdiction in which such Allied Insurer is required to possess an Insurance License and (ii) is duly authorized in its jurisdiction of incorporation and each other applicable jurisdiction to write each line of business reported as being written in the Allied SAP Statements for 1997. All such Insurance Licenses, including, but not limited to, authorizations to transact reinsurance, are listed and described in the Allied Disclosure Schedule and are in full force and effect without amendment, limitation or restriction, other than as described in the Allied Disclosure Schedule, and neither Allied nor any Allied Insurer has Knowledge of any event, inquiry or Proceeding which is reasonably likely to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such Insurance License.

               (c) Copies of the articles of incorporation and by-laws of Allied have heretofore been delivered to Nationwide and copies of the articles of incorporation and by-laws (or other constitutive documents) of each of the Allied Subsidiaries have heretofore been delivered to Nationwide, and such copies are accurate and complete as of the date hereof.

Allied does not have any other constitutive documents, other than its articles of incorporation and by-laws.

               (d) Except for the Allied Subsidiaries, Allied does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity that directly or indirectly conducts any activity which is material to Allied.

               Section 4.2 Capitalization of Allied. The authorized capital stock of Allied consists of 25,000,000 Common Shares and 7,500,000 Preferred Shares. At the close of business on June 2, 1998 (i) 4,420,974 Common Shares were issued and outstanding; (ii) no Common Shares were held as treasury stock;
(iii) no Common Shares were held by Allied Subsidiaries; (iv) 193,686 Common Shares were reserved for issuance upon the exercise of issued options to purchase Common Shares; and (v) 2,330,772 6.75% Series Preferred Shares were issued and outstanding and 104,726 Series A ESOP Preferred Shares were issued and outstanding. All outstanding shares of capital stock of Allied are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. No bonds, debentures, notes or other indebtedness of Allied having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the shareholders of Allied may vote are issued or outstanding. The Allied Disclosure Schedule sets forth the following information with respect to each Employee Option and Restricted Stock award which has been forfeited by an eligible employee: (x) the name of the recipient, (y) the number of Common Shares subject to such Employee Option and Restricted Stock award, and (z) the applicable exercise price for each Employee Option. Except as set forth above or in the Allied Disclosure Schedule, Allied does not have any outstanding option, warrant, subscription or other right, agreement or commitment which either obligates Allied to issue, sell or transfer, repurchase, redeem or otherwise issue, acquire or vote any shares of capital stock of Allied, or which restricts the transfer of Common Shares.

               Section 4.3 Subsidiaries.

               (a) The Allied Disclosure Schedule sets forth the name of each Subsidiary and the state or jurisdiction of its incorporation and indicates which Allied Subsidiaries are insurance companies. Each Allied Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its Business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority or necessary governmental approvals would not individually or in the aggregate have a Material Adverse Effect. Each Allied Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a Material Adverse Effect. Except as disclosed in the Allied Disclosure Schedule, each of the Allied Subsidiaries that is an insurance company is (a) duly licensed or authorized as an insurance company in its jurisdiction of incorporation and (b) duly licensed or authorized as an insurance company and in good standing in each other jurisdiction where it is required to be so licensed or authorized as set forth in Schedule T to the most recent Annual Statement. The Allied subsidiaries (other than the Allied Subsidiaries), if considered as a whole, would not constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X adopted pursuant to the regulations promulgated by the SEC.

               (b) The Allied Disclosure Schedule sets forth, as to each Allied Subsidiary, its authorized capital stock and the number of its issued and outstanding shares of capital stock. Allied is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each of the Allied Subsidiaries, and no capital stock of any Allied Subsidiary is or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of any capital stock of any Subsidiary, and there are no contracts, commitments, understandings or arrangements by which Allied or any Allied Subsidiary is or may be bound to issue, redeem, purchase or sell additional shares of capital stock of any Allied Subsidiary or securities convertible into or exchangeable or exercisable for any such shares. All of such shares so owned by Allied are validly issued, fully paid and nonassessable and are owned by it or by another wholly-owned Allied Subsidiary thereof free and clear of all liens, claims, encumbrances, restraints on alienation, or any other restrictions with respect to the transferability or assignability thereof (other than restrictions on transfer imposed by federal or state securities laws).

               Section 4.4 Authority Relative to this Agreement.

               (a) Allied has full corporate power, authority and legal right to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by the Board of Directors of Allied. Except for any required approval of this Agreement by the shareholders of Allied, no other corporate proceedings on the part of Allied are necessary to authorize this Agreement and the transactions contemplated hereby. The affirmative vote of at least the majority of the votes entitled to be cast by shareholders of Allied present or represented by properly executed proxy at the meeting called pursuant to Section
3.2 hereof, if required, is the only vote of shareholders of Allied necessary to approve this Agreement and the transactions contemplated hereby.

               (b) This Agreement has been duly and validly executed and delivered by Allied and (assuming this Agreement is a legal, valid and binding obligation of Nationwide) constitutes a legal, valid and binding agreement of Allied enforceable against Allied in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               (c) Based upon the recommendation of the Coordinating Committee of the Board of Directors of Allied (the "Special Committee") appointed by the Board of Directors of Allied in connection with the Merger, the Board of Directors of Allied (i) has declared that this Agreement, the Offer, the Merger and the other transactions contemplated hereby and thereby are, as of the date hereof, advisable and in the best interests of Allied, (ii) has authorized, approved and adopted this Agreement, the Offer, the Merger and the other transactions contemplated hereby and thereby, and (iii) has received the opinion of the Special Committee's financial advisor, Fox-Pitt, Kelton Inc., to the effect that the consideration to be received by the shareholders in the Offer and Merger, taken together, is fair to such shareholders from a financial point of view. It is agreed and understood that such opinion is for the benefit of the Special Committee and Allied's Board of Directors and may not be relied on by Nationwide.

               Section 4.5 No Violation; Governmental Filings.

               (a) Except as set forth in the Allied Disclosure Schedule, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) constitute a breach or violation of or default under the articles of incorporation or the by-laws (or similar organizational documents) of Allied or of any of the Allied Subsidiaries, (ii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the Assets of Allied or of any of the Allied Subsidiaries under any of the terms, conditions or provisions of any Contract to which Allied or any such Allied Subsidiary is a party or to which it or any of its Assets may be subject or (iii) constitute a breach or violation of or default under any Environmental Permit, Law or License to which Allied or any of the Allied Subsidiaries is subject, other than, in the case of clauses (ii) and (iii), events or other matters that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

               (b) Except for (i) the Governmental Approvals set forth in the Allied Disclosure Schedule, (ii) the filing of this Agreement with and the approval of such by the Iowa Commissioner and Iowa Attorney General under the Iowa Insurance Law and such other applications, registrations, declarations, filings, authorizations, Orders, consents and approvals as may be required under the Laws of other jurisdictions listed in the Allied Disclosure Schedule, (iii) the approval of this Agreement by the Members of Allied, if required by the Iowa Commissioner, as contemplated by Section 3.2 hereof, (iv) the filings required under the HSR Act and the expiration or other termination of any waiting period applicable to the Merger under such act, (v) the filings pursuant to Section 2.3 hereof, (vi) the filing of appropriate documents with and such consents as may be required under the Investment Company Act and the Investment Advisors Act,
(vii) the filing with the SEC of (x) a proxy statement relating to the approval by the shareholders of Allied of the Merger (the "Proxy Statement"), and (y) such reports under the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (viii) the filing of the certificate of merger with the Iowa Secretary of State and appropriate documents with the relevant authorities of other states in which Allied is qualified to do business and (ix) any consent or filing that is disclosed in the Allied Disclosure Schedule or that would not otherwise be required to be disclosed pursuant to Section 4.5(a) hereof, no consent, approval, permit, notice, Order or authorization of, or registration, application, declaration or filing with (each a "Consent or Filing") any Person is required with respect to Allied or any Allied Subsidiary in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for such Consents or Filings the failure of which to make or obtain would not, individually or in the aggregate, prevent or be a material impediment to the consummation of the transactions contemplated hereby or have a Material Adverse Effect.

               Section 4.6 SAP Statements. Allied has previously delivered to Nationwide true and complete copies of the following:

               (a) the Annual Statements for each Allied Insurer as of and for the years ended December 31, 1995, 1996 and 1997;

               (b) the Quarterly Statements for each Allied Insurer as of and for the calendar quarter ended March 31, 1998;

               (c) any supplemental or separate statutory annual statements or quarterly statements for each Allied Insurer for any of the periods ended December 31, 1995, 1996 or 1997 or March 31, 1998, that are filed with any insurance Governmental Entity and that differ from the Annual Statements or the Quarterly Statements described in Section 4.6(a) or (b) hereto; and

               (d) the audited SAP balance sheets of each Allied Insurer as of December 31, 1995, 1996 and 1997 and the related audited summary of operations and statements of change in capital and surplus and cash flow of such Allied Insurer for each such years, together with the notes related thereto and the reports thereon of KPMG Peat Marwick, LLP (collectively with the items described in Section 4.6(a), (b) and (c), the "Allied SAP Statements").

               Since December 31, 1997, each Allied Insurer has filed all SAP Statements required to be filed with or submitted to the appropriate regulatory authorities, except for such filings or submissions, the failure to so file or submit is not individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

               Each Allied SAP Statement complied (and, as to SAP Statements filed after the date of this Agreement, will comply) in all material respects with all applicable Laws when so filed, and all material deficiencies with respect to any such Allied SAP Statement, of which Allied has Knowledge, have been cured or corrected. Each Allied SAP Statement

(and the notes related thereto) referred to in Section 4.6(a), (b), and (d) hereof was prepared (and, as to SAP Statements filed after the date of this Agreement, will be prepared) in accordance with SAP and presents (and, as to SAP Statements filed after the date of this Agreement, will present) fairly the financial position of the respective Allied Insurers as of the respective dates thereof and the related summaries of operations and changes in capital and surplus and cash flow of the respective Allied Insurers for the respective periods covered thereby. To the Knowledge of Allied, each Allied SAP Statement (including the notes related thereto) referred to in Section 4.6(c) hereof was prepared (or, in the case of similar SAP Statements filed after the date of this Agreement, will be prepared) in accordance with the statutory accounting practices required by the insurance Governmental Entity in the jurisdiction in which such statement was (or will be) filed.

               Section 4.7 GAAP Statements. Except as set forth in the Allied Disclosure Schedule, Allied has previously delivered to Nationwide true and complete copies of the (i) audited GAAP Financial Statements for each of the Allied Subsidiaries, other than Allied Insurers, for the years ended December 31, 1995, 1996 and 1997 and (ii) unaudited GAAP Financial Statements for each of the Allied Subsidiaries, other than Allied Insurers, for the three months ended March 31, 1998 (collectively, the "Allied GAAP Financial Statements"). Each Allied GAAP Financial Statement was prepared in accordance with GAAP (except, in the case of such unaudited GAAP Financial Statements, for the absence of notes) and presents fairly the financial position of the Allied Subsidiaries as to which such Allied GAAP Financial Statements have been provided as of the respective dates thereof and the related results of operations and cash flow and shareholders' interest of such Allied Subsidiaries for the respective periods covered thereby.

               Section 4.8 Reserves. The aggregate actuarial reserves and other actuarial amounts held in respect of Liabilities with respect to Insurance Contracts of each Allied Insurer as established or reflected in its December 31, 1997 Annual Statement or in the March 31, 1998 Quarterly Statement, (the "Allied 1998 Quarterly Statement") of such

Allied Insurer: (a)(i) were determined in accordance with generally accepted actuarial standards consistently applied, (ii) were fairly stated in accordance with sound actuarial principles and (iii) were based on actuarial assumptions that are in accordance with or more conservative than those specified in the related Insurance Contracts; (b) met the requirements of the insurance Laws of such Allied Insurer's state of domicile and all other applicable jurisdictions;
(c) included provision for all actuarial reserves and related statement items which ought to be established and (d) were, in the reasonable judgment of Allied, adequate at such date (under generally accepted actuarial standards consistently applied) to cover the total amount of all reasonably anticipated matured and unmatured Liabilities of such Allied Insurer under all outstanding Insurance Contracts pursuant to which such Allied Insurer has any Liability. To the Knowledge of Allied, the actuarial opinion delivered to its Board of Directors with respect to the 1997 Annual Statement exhibits 8, 9, 10 and 11 of Allied is true, complete and accurate in all material respects. Each of the Allied Insurers owns Assets that qualify as admitted assets under applicable insurance Laws in an amount at least equal to the sum of its statutory reserves and other similar amounts.

               Section 4.9 SEC Documents. Allied has timely filed all required reports, schedules, forms, statements and other documents with the SEC since January, 1998 (such reports, schedules, forms, statements and other documents are hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Allied included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods presented (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as permitted by Rule 10-01 of Regulation S-X) and fairly present, in all material respects, the consolidated financial position of Allied and its consolidated Allied Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments) in accordance with GAAP.

               Section 4.10 Absence of Certain Changes or Events. Except as set forth in the Allied Disclosure Schedule, since December 31, 1997, each of Allied and the Allied Subsidiaries has conducted its Business only in the ordinary course of business, consistent with past practice, and there has not occurred
(i) a Material Adverse Effect, or any event or events which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect; (ii) except as required by GAAP or SAP, any material change by Allied in accounting principles, practices or methods; (iii) any material addition, or any development involving a prospective material addition, to Allied's consolidated reserves for future policy benefits or other policy claims and benefits other than as a result of ordinary sales activities or otherwise in the ordinary course of business; or (iv) except as required by GAAP or SAP, any material change in the accounting, actuarial, investment, reserving, underwriting or claims administration policies, practices, procedures, methods, assumptions or principles of Allied. Except as set forth in the Allied Disclosure Schedule, since December 31, 1997, there has not been any increase in the compensation payable or that could become payable by Allied or any of the Allied Subsidiaries to officers or key employees or any amendment of any of the compensation and benefit plans other than increases or amendments in the ordinary course.

               Section 4.11 No Undisclosed Liabilities. Except as disclosed in the Financial Statements delivered to Nationwide pursuant to Sections 4.6 and
4.7 hereof or as set forth in the Allied Disclosure Schedule, neither Allied nor any of the Allied Subsidiaries has any Liabilities, other than Liabilities arising since the date of the applicable Financial

Statement in the ordinary course of business and consistent with past practice that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

               Section 4.12 Takeover Statutes. Allied has taken or will take all actions necessary such that no restrictive provision of any "fair price," "moratorium," "control share acquisition," "interested shareholder" or other similar anti-takeover statute or regulation (including, without limitation, section 490.1110 of the Iowa Corporation Law) (each a "Takeover Statute") or restrictive provision of any applicable anti-takeover provision in the charter or by-laws of Allied is, or at the Effective Time will be, applicable to Allied, Nationwide, the Common Shares, the Offer, the Merger or any other transactions contemplated by this Agreement.

               Section 4.13 Compliance with Law.

               (a) Except as set forth in the Allied Disclosure Schedule, neither Allied nor any Allied Subsidiary is in violation (or, with notice or lapse of time or both, would be in violation) of any term or provision of any Law applicable to it or any of its Assets, the violation of which is, individually or in the aggregate with all other such violations, reasonably likely to have a Material Adverse Effect. Allied has delivered to Nationwide all reports (including, but not limited to, draft reports) of examinations of the affairs of each Allied Insurer (including, but not limited to, market conduct examinations) issued by insurance Governmental Entities for any period ending on a date on or after January 1, 1992; except as set forth in the Allied Disclosure Schedule, all deficiencies or violations in such reports for any prior period have been resolved. Except as set forth in the Allied Disclosure Schedule, all outstanding Insurance Contracts issued or assumed by any Allied Insurer are, to the extent required by Law, on forms and at rates approved by the insurance regulatory authorities of the jurisdictions where issued or have been filed with and not objected to by such authorities within the periods provided for objection.

               (b) Except as set forth in the Allied Disclosure Schedule, neither Allied nor any Allied Subsidiary is a party to any Contract with or other undertaking to, or is subject to any Order by, or is a recipient of any supervisory letter or other written communication of any kind from, any Governmental Entity which (i) currently materially adversely affects or is reasonably likely to have a Material Adverse Effect, or (ii) has been received since January 1, 1993 and relates to its reserve adequacy or its marketing, sales, trade or underwriting practices or policies, nor, to the Knowledge of Allied or of any of the Allied Subsidiaries, has Allied or any of the Allied Subsidiaries been notified in writing by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such Order, Contract, undertaking, letter or other written communication.

               (c) Allied has implemented procedures and programs which are reasonably designed to provide assurance that each of Allied, the Allied Insurers and their respective agents and employees are in compliance in all material respects with all applicable Laws, including, but not limited to, advertising, licensing and sales Laws. Allied has previously provided Nationwide with a true, complete and correct copy of Allied's compliance program and procedures and, except as previously disclosed to Nationwide, Allied has no Knowledge of any noncompliance therewith in any material respect.

               (d) Allied, each Allied Subsidiary and each other Affiliate of Allied which is required, and each of their officers, independent contractors, subagents, consultants and employees who are required by reason of the nature of their employment by Allied, an Allied Subsidiary or such Affiliate, to be registered or appointed as an investment advisor, investment adviser representative, broker-dealer agent, broker-dealer, registered representative, sales person, insurance agent or insurance producer, commodity trading adviser, commodity pool operator or real estate broker or salesman with the SEC or the securities commission or insurance department of any state or any self-regulatory body or other Governmental Entity or any insurer, is duly registered or appointed as such and such registration or appointment is in full force and effect, except where the failure to be registered or to have such registration in full force and effect is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. Except as set forth in the Allied Disclosure Schedule, to the Knowledge of Allied, none of Allied or any of such other Persons has been enjoined, indicted, convicted or made the subject of any consent decree or administrative order on account of any material violation of applicable Law in connection with such Person's actions in any of the foregoing capacities or, to the Knowledge of Allied, any enforcement or disciplinary proceeding alleging any such violation since January 1, 1993. Allied and each Allied Subsidiary which is a broker/dealer Subsidiary have filed all forms, reports, statements and other documents required by Law to be filed by them with the SEC, all other reports (periodic or otherwise) and registration statements, including, without limitation, reports in connection with sales of variable annuity or variable life contracts, and all amendments and supplements to all such reports and registration statements, and all such forms, reports, statements and other documents did not at the time they were filed (at the time they became effective and so long as they remain effective in case of registration statements and amendments thereto) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               Section 4.14 Assets.

               (a) Except as set forth in the Allied Disclosure Schedule and except for Assets disposed of since March 31, 1998 in the ordinary course of business and consistent with past practice: (i) each of Allied and the Allied Subsidiaries has good title to all Assets that are disclosed or otherwise reflected in its March 31, 1998 Quarterly Statement or unaudited GAAP Financial Statements for the three months ended March 31, 1998, as the case may be, and all Assets acquired thereafter, and all such Assets are owned by such Persons, free and clear of all Liens, other than Permitted Liens, and the bonds, notes, debentures and other evidences of indebtedness that constitute Investment Assets, disclosed or otherwise reflected in its March 31, 1998 Quarterly Statement or unaudited GAAP Financial Statements for the three months ended March 31, 1998, as the case may be, or acquired thereafter, are, to the Knowledge of each of Allied and the Allied Subsidiaries, as of the date of this Agreement, in all material respects collectible in accordance with the terms of the Investment Assets and the documents relating thereto; (ii)(A) Allied and each Allied Subsidiary owns good and indefeasible, marketable fee simple title to, or has a valid leasehold interest in, all real property used in the conduct of its Business or of a type which would be required to be specifically disclosed by an Allied Insurer in Schedule A of its Annual Statement, free and clear of all Liens, other than Permitted Liens; (B) in the aggregate all real property, other than unimproved land, is, in all material respects, in working condition, without need for repair and suitable for its current uses; (C) no improvement on any such real property owned or leased by Allied or any Allied Subsidiary encroaches upon any real property of another Person without an appurtenant easement or other legal right allowing such encroachment, nor encroaches over any applicable set back lines without the benefit of non-conforming use status, a variance or adequate insurance insuring against any Liability due to the attempted enforceability of the Law creating such set back line, the result of which encroachments, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect; and (D) Allied and each Allied Subsidiary owns, leases or, in all material respects, has the valid right to use adequate means of ingress and egress to, from and over all such real property; (iii) Allied and each Allied Subsidiary owns good and indefeasible title to, or has a valid leasehold interest in or has a valid right under Contract to use, all personal property that is material to the conduct of its Business, free and clear of all Liens other than Permitted Liens, and, in the aggregate, all such personal property is, in all material respects, in good operating condition and repair, ordinary wear and tear excepted, and is, in all material respects, suitable and adequate for its current uses; and (iv) Allied and each Allied Subsidiary has the right to use free and clear of any royalty or other payment obligations, claims of infringement or alleged infringement or other Liens, other than Permitted Liens and other than contractual agreements with respect to licensing and maintenance fees, all Intellectual Property that is material to the conduct of its Business, all of which (other than related documentation, manuals, training materials and policy forms), as of the date of this Agreement, is listed in the Allied Disclosure Schedule; and neither Allied nor any Allied Subsidiary is in material conflict with or violation or infringement of, nor has Allied or any Allied Subsidiary received any notice of any such conflict with or violation or infringement of, any asserted rights of any other Person with respect to any Intellectual Property, including, without limitation, the Intellectual Property listed in the Allied Disclosure Schedule.

               (b) No sales or brokerage commission or fee or other compensation is or will be payable in connection with any Allied Real Property as a result of the consummation of the transactions contemplated hereby.

               Section 4.15 Environmental Matters.

               (a) Except as set forth in the Allied Disclosure Schedule, each of Allied and the Allied Subsidiaries and, to the Knowledge of each of Allied and the Allied Subsidiaries, all Allied Real Property (including all owners or operators thereof) is in substantial compliance in all material respects with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession of all Environmental Permits required under Environmental Laws and compliance with the material terms and conditions thereof, other than such Allied Real Property in respect of which the failure to comply with applicable Environmental Laws is not reasonably likely (i) to have a Material Adverse Effect or (ii) to result in costs of further investigation, clean-up and related oversight, fines, penalties and third party claims exceeding $250,000 in any individual case and $2,000,000 in the aggregate during the five-year period commencing on the date hereof. Except as set forth in the Allied Disclosure Schedule, neither Allied nor any Allied Subsidiary has received, nor do they have Knowledge of, any communication (written or oral), whether from a Governmental Entity, citizens' group, employee or otherwise, that alleges that Allied or any Allied Subsidiary or any Allied Real Property (including any owner or operator thereof) is not in such compliance, and, to the Knowledge of each of Allied and of the Allied Subsidiaries, there are no circumstances that are reasonably likely to prevent or interfere with such compliance in the future. Neither Allied nor any Allied Subsidiary has been notified by, nor do they have Knowledge of any notification by, any Governmental Entity that any such Environmental Permit will be modified, suspended or revoked or cannot be renewed or transferred in the ordinary course of business consistent with past practice or in connection with the Merger.

               (b) Except as set forth in the Allied Disclosure Schedule, there is no Environmental Claim pending or, to the Knowledge of each of Allied and of the Allied Subsidiaries, threatened against Allied, any Allied Subsidiary, any Allied Real Property (including any owner or operator thereof) or any Person whose Liability for any Environmental Claims Allied or any Allied Subsidiary has or may have retained or assumed either contractually or by operation of Law and there are no facts existing on the date hereof which are reasonably likely to result in any such Environmental Claim.

               (c) To the Knowledge of each of Allied and of the Allied Subsidiaries, there have been no releases, spills, leaks or discharges of Hazardous Substances at, from or to any Allied Real Property (other than those properties set forth in the Allied Disclosure Schedule) or any other property which required or is reasonably likely to require Allied or any Allied Subsidiary to undertake investigation, abatement, removal, remedial, corrective or other response action pursuant to applicable Environmental Laws. None of the Allied Real Property (i) is listed or proposed for listing on any list maintained by any Governmental Entity of sites that may require investigation, abatement, removal, remedial, corrective or other response action, including, but not limited to, the CERCLIS or the NPL, (ii) other than those properties set forth in the Allied Disclosure Schedule, is the subject of any investigation, abatement, removal, remedial, corrective or other response action, or (iii) is subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

               (d) Except as set forth in the Allied Disclosure Schedule, no Hazardous Substances were manufactured, generated, stored, treated, transported from or otherwise managed at any Allied Real Property, nor were Hazardous Substances from any Allied Real Property disposed of at any other property.

               (e) To the Knowledge of each of Allied and the Allied Subsidiaries, there are no conditions or circumstances concerning or related to the Business or operations of Allied or such Allied Subsidiaries or at any Allied Real Property, which are reasonably likely to pose a risk to the environment, natural resources or the health and safety of any Person.

               (f) Except as set forth in the Allied Disclosure Schedule, there is no Allied Real Property or formerly owned Allied Real Property that was, or is, subject to notification and/or disclosure requirements pursuant to state property transfer statutes.

               (g) Except as set forth in the Allied Disclosure Schedule, there are no underground storage tanks or surface impoundments that ever existed, or currently exist, upon, in or under any Allied Real Property.

               Section 4.16 Contracts. The Allied Disclosure Schedule contains a true and complete list of all the following Contracts (true and complete copies of all such written Contracts having been made available to Nationwide), currently in force, to which Allied or any Allied Subsidiary is a party or by which any Assets of Allied or any Allied Subsidiary are or may be bound, as such Contracts may have been amended to the date hereof:

               (a) all employment, consultation, retirement, termination, sign-on, buy-out or other Contracts with any present or former officer, director, trustee, employee, agent, broker or independent contractor of Allied or any Allied Subsidiary (including, but not limited to, loans or advances to any such Person or any Affiliate of such Person) providing for annual compensation of $100,000 or more or for compensation over the term of the Contract, and any renewal thereof, of $200,000 or more (including, but not limited to, base salary, bonus and incentive payments and other payments or fees, whether or not any portion thereof is deferred);

               (b) all Contracts (other than, with respect to Investment Assets, Contracts containing customary restrictions on the ability to own or operate competing real property in a specified geographic area) with any Person including, but not limited to, any Governmental Entity, containing any provision or covenant (i) limiting the ability of Allied or any Allied Subsidiary to engage in any line of business, to compete with any Person, to do business with any Person or in any location or to employ any Person or (ii) limiting the ability of any Person to compete with or obtain products or services from Allied or any Allied Subsidiary, which, in the case of any such Contract described in clauses (i) and (ii) is, individually or together with other such Contracts, reasonably likely to have a Material Adverse Effect;

               (c) all Contracts relating to the borrowing of money in excess of $1,000,000 by Allied or any Allied Subsidiary or the direct or indirect guarantee by Allied or any Allied Subsidiary of any obligation of any Person for borrowed money or other financial obligation of any Person in excess of $1,000,000 (other than indebtedness in respect of Investment Assets), or any other Liability of Allied or any Allied Subsidiary in respect of indebtedness for borrowed money or other financial obligation of any Person in excess of $1,000,000 (other than indebtedness in respect of Investment Assets), including, but not limited to, any Contract relating to or containing provisions with respect to (i) the maintenance of compensating balances that are not terminable by Allied or any Allied Subsidiary without penalty upon not more than ninety
(90) days' notice, (ii) any lines of credit or similar facilities, (iii) the payment for property, products or services of any other Person even if such property, products or services are not conveyed, delivered or rendered or (iv) any obligation to satisfy any financial obligation or covenants, including, but not limited to, take-or-pay, keep-well, make-whole or maintenance of working capital, capital or earnings levels or financial ratios or to satisfy similar requirements;

               (d) all Contracts (other than Insurance Contracts and other Contracts entered into in the ordinary course of business) with any Person containing any provision or covenant relating to the indemnification or holding harmless by Allied or any Allied Subsidiary of any Person which is reasonably likely to result in a Liability to Allied or any of the Allied Subsidiaries of $1,000,000 or more;

               (e) all leases or subleases of real property used in the conduct of the Business of Allied or any Allied Subsidiary and all other leases, subleases or rental or use Contracts providing for annual rental payments to be paid by or on behalf of Allied or any Allied Subsidiary, involving, in the case of each of the foregoing, annual payments in excess of $250,000;

               (f) all Contracts relating to the future disposition (including, but not limited to, restrictions on transfer or rights of first refusal) or acquisition of any interest in any business enterprise, and all Contracts relating to the future disposition of a material portion of the Assets of Allied or any Allied Subsidiary other than in each case any Investment Asset or interest in any business enterprise or Assets to be acquired or disposed of in the ordinary course of business;

               (g) all investment advisory Contracts with any investment company registered under the Investment Company Act or with any investment advisory client;

               (h) all Insurance Contracts which constitute Contracts for reinsurance, and any Contract pursuant to which any Allied Insurer receives or has received surplus relief including, with respect to each such Contract, the ceding and assuming Person, the business reinsured and the amount of the Liability reinsured;

               (i) all other Contracts (other than (i) Insurance Contracts, (ii) Contracts relating to Investment Assets entered into in the ordinary course of business, (iii) employment Contracts that are not otherwise required to be set forth in the Allied Disclosure Schedule, (iv) Contracts solely between members of the Allied Group and (v) other Contracts which are expressly excluded under any other subsection of this Section 4.14) that involve or are reasonably likely to involve the payment pursuant to the terms of such Contracts by or to Allied of $500,000 or more, or that are otherwise material to Allied and the Allied Subsidiaries taken as a whole;

               (j) list of all Contracts between any Allied Insurer and any Person involving agency Contracts and marketing relationships, which relationships have a value over $250,000 per year;

               (k) all Contracts or arrangements (including, but not limited to, those relating to allocations of expenses, personnel, services or facilities) between or among any Allied Insurer and any Subsidiary or Affiliate of Allied (including, but not limited to, other Allied Insurers); and

               (l) all outstanding proxies (other than routine proxies in connection with annual meetings), powers of attorney or similar delegations of authority of Allied or any Allied Subsidiary to an unrelated Person, other than those entered into in the ordinary course of business in connection with Investment Assets.

               The Allied Disclosure Schedule also contains a listing of all Third Party Administrators of Allied and the Allied Subsidiaries. All Contracts the terms of which provide that the Merger will give rise to a severance Liability for Allied, any Allied Subsidiary or the Surviving Corporation have previously been disclosed to Nationwide.

               Each of the Contracts listed in the Allied Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding obligation of each of Allied and the Allied Subsidiaries to the extent that it is a party thereto, and, to the Knowledge of Allied, of each other Person that is a party thereto. Except as set forth in the Allied Disclosure Schedule, neither Allied nor any Allied Subsidiary is, and, to the Knowledge of Allied, no other party to such Contract is, in material violation, breach or default of any such Contract or, with or without notice or lapse of time or both, would be in material violation, breach or default of any such Contract, except for any violation, breach or default which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect. Except as set forth in the Allied Disclosure Schedule, to the knowledge of Allied, no such Contract contains any provision providing that any party thereto other than Allied or any Allied Subsidiary may terminate such Contract by reason of the execution of this Agreement or the consummation of the transactions contemplated hereby.

         Section 4.17 Insurance Issued by Allied Insurers. Except as set forth in the Allied Disclosure Schedule:

         (a) All material contracts, arrangements, treaties and agreements to which any Allied Insurer is a party with respect to reinsurance applicable to insurance in force on the date of this Agreement, and all material contracts, arrangements, treaties and agreements under which any such Allied Insurer has any obligation to cede insurance, are valid, binding and in full force and effect in accordance with their terms. To the best Knowledge of any such Allied Insurer, no Allied Insurer is, and no other party thereto is, in material default of any provision thereof and no such material agreement contains any provision providing that the other party thereto may terminate the same by reason of the transactions contemplated by this Agreement or any other provision which would be altered or otherwise become applicable by reason of such transactions;

         (b) Each insurance policy or certificate form, as well as any related application form, written advertising material and rate or rule currently marketed by each Allied Insurer, the use or issuance of which requires filing or approval, has been appropriately filed, and if required, approved by the insurance regulatory authorities of any state in which such policies and forms are required to be filed. To the knowledge of each Allied Insurer, all such policies and certificates, forms, applications, advertising materials and rates or rules are in compliance in all material respects with all applicable Laws and regulations;

         (c) Since December 31, 1997 no form of Insurance Contract written by any Allied Insurer has been amended in any material respect and, except with respect to new states and new products, no sales of Insurance Contracts using any new forms have been commenced other than changes to forms which are not, in the aggregate, material to any Allied Insurer;

         (d) Since January 1, 1994 all claims and benefits claimed by any Person under any Insurance Contract of any Allied Insurer have or will have in all material respects been paid (or provision for payment thereof has been made) in accordance with the terms of the Contracts under which they arose, and such payments were not delinquent and were paid (or will be paid) without fines or penalties, except for any such claims or claim for benefits of less than $250,000 for which the affected Allied Insurer reasonably believes there is a reasonable basis to contest payment and is taking (or is preparing to take) such action;

         (e) Except as set forth in the SAP Statements referred to in Section 4.6, no provision in any policy in force gives policyholders the right to receive dividends or distributions on their policies (other than accruals of interest on cash values or as claim benefits) or otherwise share in the benefits, revenue or profits of any Allied Insurer, provided that the practice in certain instances of making premium refunds based upon policyholder loss experience shall not violate the representation contained in this sentence. Except as paid in the ordinary course of business, no Allied Insurer is liable to pay commissions upon the renewal of any insurance policy nor is it a party to any agreement providing for the collection of insurance premiums payable to any Allied Insurer by any other Person;

         (f) Reserved.

         (g) Allied has provided Nationwide with a copy of all investment policies and procedures for Allied and each Allied Insurer;

         (h) To the Knowledge of Allied: (i) all amounts recoverable under reinsurance, coinsurance or other similar Contracts to which any Allied Insurer is a party (including, but not limited to, amounts based on paid and unpaid Losses) are fully collectible, (ii) each insurance agent or broker, at the time such agent or broker wrote, sold or produced business for any Allied Insurer, was duly licensed as an insurance agent or broker (for the type of business written, sold or produced by such insurance agent or broker) in the particular jurisdiction in which such agent or broker wrote, sold or produced such business for any Allied Insurer, and (iii) no such insurance agent or broker violated (or with notice or lapse of time or both would have violated) any term or provision of any Law or Order applicable to any aspect (including, but not limited to, the marketing, writing, sale or production) of the Business of any Allied Insurer;

         (i) Neither Allied nor any Subsidiary of Allied is in violation of Law in which the potential liability exceeds $25,000 regarding the Insurance Contracts;

         (j) Except as set forth in the Allied Disclosure Schedule, no Allied Subsidiary is engaged is any activity that would require registration as an investment company, broker-dealer, investment advisor or fund administrator under any state or Federal Law, including the Exchange Act, the Investment Company Act and the Investment Advisers Act. Neither Allied nor any Allied Subsidiary maintains or manages any open-end management investment company or portfolio;

         (k) Neither Allied nor any Allied Subsidiary is engaged in the business of serving as a custodian or transfer agent;

         (l) To the Knowledge of Allied, no Rating Agency has imposed any conditions on retaining any rating assigned to Allied or any Allied Insurer or as of the date hereof is reviewing any such rating for a potential downgrade; and

         (m) Each Allied Insurer has duly and validly filed or caused to be filed all material reports, statements, documents, registrations, filings or submissions that were required by applicable Laws to be filed; all such filings complied with all applicable Laws in all material respects when filed, and no material deficiencies have been asserted with respect to any such filings which have not been satisfied. All outstanding insurance policies, annuity contracts and assumption certificates issued by any Allied Insurer and now in force are, to the extent required under applicable Laws, on forms approved by the insurance regulatory authority of the jurisdiction where issued and utilize premium rates which if required to be filed with or approved by insurance regulatory authorities have been so filed or approved, except where such premium rates would not have a Material Adverse Effect, and the premiums charged conform thereto, except where the failure to conform would not have a Material Adverse Effect; and

         (n) Except as set forth in the Allied Disclosure Schedule, and with respect to all insurance issued:

                  (i) No outstanding insurance policy or annuity contract issued or assumed by any Allied Insurer entitles the holder thereof or any other Person to receive dividends, distributions or other benefits based on the revenues or earnings of any Allied Insurer or any other individual, partnership, firm, corporation, association, trust, unincorporated organization, governmental authority or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act;

                  (ii) To Allied's and each of Allied Insurers Knowledge, no other party to any reinsurance, coinsurance or other similar agreement with any of the Allied Insurers is in default thereunder, except for such defaults that would not reasonably be expected to have a Material Adverse Effect; and

                  (iii) The Insurance Contracts of each Allied Insurer meet all the applicable definitions of the Code and ERISA, and the regulations and rulings thereunder, necessary to qualify for the tax and other benefits intended and promised to contractholders, including, but not limited to, treatment as life insurance contracts or annuity contracts under Sections 7702 and 72 of the Code, respectively.

         Section 4.18 Cancellations. Except as set forth in the Allied Disclosure Schedule, since December 31, 1997 no Person or group of Persons acting in concert writing, selling or producing insurance business, which in the aggregate accounted for one and one-half percent (1.5%) or more of the gross premium income of Allied for the year ended December 31, 1997, has terminated or substantially reduced, or threatened to terminate or substantially reduce, its relationship with any Allied Insurer. Except as set forth in the Allied Disclosure Schedule, to the Knowledge of Allied, since December 31, 1997, no policyholder or group of policyholders acting in concert has withdrawn or given notice of its intent to withdraw, or threatened to withdraw, funds under any Insurance Contract to which an Allied Insurer is a party in excess of one and one-half percent (1.5%) or more of the insurance reserves of Allied at December 31, 1997.

         Section 4.19 Operations Insurance. The Allied Disclosure Schedule contains a true, complete and correct list of all liability, property, workers compensation, directors and officers liability, and other similar Insurance Contracts that insure the Business or properties of Allied or any Allied Subsidiary or affect or relate to the ownership, use, or operations of any Assets of Allied or any Allied Subsidiary and that have been issued to Allied or any Allied Subsidiary (including, but not limited to, the names and addresses of the insurers, the expiration dates thereof, any deductible amounts in respect thereof, and the annual premiums and payment terms thereof) and a description of all claims thereunder or, to the Knowledge of Allied or of any of the Allied Subsidiaries, any events which have occurred and may be covered thereunder, in either case in excess of $100,000 per incident since January 1, 1993 through the date hereof. All such insurance is in full force and effect and, to the Knowledge of Allied, is with financially sound and reputable insurers. To the Knowledge of Allied or any of the Allied Subsidiaries, all notices of reportable incidents with respect to such insurance occurring during the last five years have been given in writing to appropriate carriers on a basis sufficiently timely to preserve the right of recovery of such insurance. Except as set forth in the Allied Disclosure Schedule, to the Knowledge of Allied or of any of the Allied Subsidiaries, no party to any Insurance Contract has stated an intent or threatened to terminate or materially increase the premium in respect of any such Insurance Contract.

         Section 4.20 Taxes and Tax Returns. Except as set forth in the Allied Disclosure Schedule:

         (a) All Tax Returns required under applicable Law to be filed with or provided to any Person by Allied or any Allied Subsidiary have been (and, as to Tax Returns not filed as of the date hereof, will be) timely filed or provided in the manner prescribed by Law and such Tax Returns were (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct, and all taxes shown due on such Tax Returns have been timely paid, together with any interest and penalties then due;

         (b) Allied and each Allied Subsidiary have within the time and in the manner prescribed by Law paid (and until the Effective Time will pay within the time and in the manner prescribed by Law) all Taxes due and payable except for those contested in good faith and for which adequate reserves have been taken. No claim has ever been made by an authority in a jurisdiction where Allied or any Allied Subsidiary does not file Tax Returns that such Person may be subject to Taxation by that jurisdiction;

         (c) Allied and each Allied Subsidiary have established (and until the Effective Time will maintain) on their books and records (i) reserves adequate to pay all Taxes not yet due and payable and all deficiencies asserted, proposed or threatened against Allied or any Allied Subsidiary and (ii) reserves for deferred Taxes, in each case, in accordance with GAAP. No differences exist between the amounts of the book basis and the Tax basis of any Assets (net of liabilities) of Allied or any Allied Subsidiary that are not accounted for by an accrual on the books for federal income Tax purposes;

         (d) There are no Tax Liens upon the Assets of Allied or any Allied Subsidiary except Liens for Taxes not yet due;

         (e) Allied and each Allied Subsidiary have materially complied (and until the Effective Time will materially comply) with all applicable Laws relating to information reporting or to the withholding of Taxes (including, but not limited to, information reporting and withholding of Taxes pursuant to Sections 1441, 1442, 3402, 3405, 3406, 6041, 6041A, 6042 6047, 6049, 6051 and
6052 of the Code or similar provisions under any state, local or foreign Laws) and have, within the time and in the manner prescribed by Law, paid all amounts required to be so withheld and paid over under all applicable Laws;

         (f) Neither Allied nor any Allied Subsidiary has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed;

         (g) Neither Allied nor any Allied Subsidiary has executed any outstanding waivers, extensions or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns. The statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of Allied and each Allied Subsidiary or those Tax Returns have been examined by the appropriate Taxing authorities for all periods through 1993, and no deficiency for any Taxes has been proposed, asserted or assessed against Allied or any Allied Subsidiary that has not been resolved and paid in full;

         (h) No outstanding deficiencies, assessments or written proposals for the assessment of any Taxes have been proposed, asserted or assessed against Allied or any of the Allied Subsidiaries;

         (i) No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Allied or any Allied Subsidiary. Neither Allied nor any Allied Subsidiary has any Knowledge of any threatened action, audit or administrative or court proceeding with respect to any such Taxes or Tax Returns. Further, to the best of the Knowledge of Allied and each Allied Subsidiary, no state of facts exists or has existed which would constitute grounds for the assessment of any liability for Taxes with respect to the periods which have not been audited by the IRS or other Taxing authority;

         (j) No power of attorney currently in force has been granted by Allied or any Allied Subsidiary with respect to any matter relating to Taxes;

         (k) Neither Allied nor any Allied Subsidiary has received a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any Taxing authority that would have a continuing adverse effect after the Effective Time. "Tax Ruling" shall mean a written ruling of a Taxing authority relating to Taxes. "Closing Agreement" shall mean a written and legally binding agreement with a Taxing authority relating to Taxes;

         (l) Allied and each Allied Subsidiary have made available (or, in the case of Tax Returns not filed as of the date hereof or not immediately available, will make available) to Nationwide complete and accurate copies of
(i) all Tax Returns, and any amendments thereto, filed by or on behalf of Allied and each Allied Subsidiary for all Taxable years since 1994 and (ii) all audit reports received from any Taxing authority relating to any Tax Return filed by Allied or any Allied Subsidiary;

         (m) Neither Allied nor any Allied Subsidiary is a party to any Tax allocation or sharing agreement with any Person. In addition, neither Allied nor any Allied Subsidiary has any liability for Taxes of any Person other than Allied or an Allied Subsidiary under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by Contract or otherwise;

         (n) Neither Allied nor any Allied Subsidiary except Allied Life Insurance Company is subject to Taxation under Part 1 of Subchapter L of the Code;

         (o) Neither Allied nor any Allied Subsidiary is a party to any Contract or arrangement that, separately or in the aggregate, could, by reason of the transactions contemplated by this Agreement, give rise to the payment of any "excess parachute payment" within the meaning of Section 280G of the Code;

         (p) Except as set forth in the Allied Disclosure Schedule, no election under Section 338 of the Code (or any predecessor provisions) has been made by or with respect to Allied or any Allied Subsidiary or any of their respective assets or properties;

         (q) No property of Allied or any Allied Subsidiary is property that (i) Allied or any Allied Subsidiary or any party to this transaction is or will be required to treat as being owned by another Person pursuant to the provisions of
Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or (ii) is subject to the "alternative depreciation system" described in Section 168 of the Code;

         (r) Neither Allied nor any Allied Subsidiary is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method as disclosed on IRS Form 3115 (copies of which are available to be reviewed by Nationwide) initiated by Allied or any Allied Subsidiary and neither Allied nor any Allied Subsidiary has proposed any such adjustment or change in accounting method;

         (s) All transactions that are likely to give rise to an understatement of federal income Tax (within the meaning of Section 6661 of the Code for Tax Returns filed on or before December 31, 1989, and within the meaning of Section 6662 of the Code for Tax Returns filed after December 31, 1989) have been adequately disclosed (or, with respect to Tax Returns not yet filed as of the date hereof, will be adequately disclosed) on the Tax

Returns in accordance with Section 6661(b)(2)(B) of the Code for Tax Returns filed on or prior to December 31, 1989, and in accordance with Section 6662(d)(2)(B) of the Code for Tax Returns filed after December 31, 1989;

         (t) All net operating loss carryovers available to offset future income of Allied and the Allied Subsidiaries have been disclosed in the Allied Disclosure Schedule. The Allied Disclosure Schedule discloses the amount of and year of expiration of each net operating loss carryover, and such net operating loss carryovers are not subject to any limitations or disallowances, including but not limited to Sections 382, 269 and 482;

         (u) All Tax credit carryovers available to offset future Tax liability of Allied and the Allied Subsidiaries have been disclosed in the Allied Disclosure Schedule. The Allied Disclosure Schedule discloses the amount of and year of expiration of each Tax credit carryover, and such Tax credit carryovers are not subject to any limitation or reduction;

         (v) Allied is not and has not been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code;

         (w) No indebtedness of Allied or any Allied Subsidiary is "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code;

         (x) Neither Allied nor any Allied Subsidiary has filed (or will file prior to the Effective Time) a consent pursuant to Section 341(f) of the Code or has agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as that term is defined in Section 341(f)(4) of the Code) owned by Allied or any Allied Subsidiary;

         (y) Neither Allied nor any Allied Subsidiary has engaged in any intercompany transactions within the meaning of Treasury Regulation Section 1.1502-13 or Temporary Treasury Regulation Section 1.1502-13T for which any income or gain will remain unrecognized as of the date hereof and no "excess loss accounts" exist with respect to the stock of any Allied Subsidiary, within the meaning of Treasury Regulation Section 1.1502-19, as of the date hereof;

         (z) Neither Allied nor any Allied Subsidiary has entered into a records retention agreement with any taxing authority;

         (aa) Neither Allied nor any Allied Subsidiary has invested in any low income housing tax credit project for which a tax credit pursuant to Section 42 was available to either Allied or any Allied Subsidiary and such Tax credit was so taken by Allied or any Allied Subsidiary; and

         (bb) Neither Allied nor any Allied Subsidiary owns any interest in any partnership or limited liability company, which interest has a negative capital account.

         Section 4.21 Benefit Plans. The Allied Disclosure Schedule sets forth a complete and correct list of all Benefit Plans (as defined below). Except as disclosed in the Allied Disclosure Schedule:

         (a) Each "employee pension benefit plan" (as defined in Section 3(2) of the ERISA) (hereinafter a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (hereinafter a "Welfare Plan"), and each other plan, program, arrangement or policy (written or oral) relating to bonuses, deferred compensation, performance compensation, compensation, stock purchases, stock options, stock appreciation, severance, salary continuation, vacation, sick leave, holiday pay, fringe benefits, personnel policies, reimbursement programs, incentives, insurance, welfare or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by Allied and the Allied Subsidiaries for the benefit of any present or former officers, employees, agents, directors or independent contractors of Allied or the Allied Subsidiaries (all the foregoing being herein called "Benefit Plans") has been administered in accordance with its terms and all applicable laws and regulations. All required contributions to the Benefit Plans have been made. Allied, the Allied Subsidiaries and all the Benefit Plans are in compliance with the applicable provisions of ERISA, the Code, all other applicable laws and all applicable collective bargaining agreements. Complete and correct copies of all current and prior documents, including all amendments thereto, with respect to each Benefit Plan have been delivered to Nationwide. Except as described in the Allied Disclosure Schedule, copies of all summary plan descriptions, summaries of material modifications, other communications concerning the Benefit Plans, and the three most recent Forms 5500 for each Benefit Plan have also been delivered to Nationwide.

         (b) None of Allied or any other person or entity that together with Allied is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each a "Commonly Controlled Entity") maintains, sponsors or contributes to or within the past six years maintained, sponsored or contributed to a Pension Plan covered by Title IV of ERISA (a "Title IV Plan").

         (c) Neither Allied nor a Commonly Controlled Entity is required to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid.

         (d) Except as described in the Allied Disclosure Schedule, there are no pending or threatened claims (other than routine benefit claims), lawsuits or arbitrations which have been asserted or instituted against any Benefit Plan, any of the fiduciaries thereof or Allied or the Allied Subsidiaries with respect to their duties under the Benefit Plans.

         (e) Neither Allied nor a Commonly Controlled Entity, nor any of their respective employees or directors, nor any fiduciary, has engaged in any transaction, including the execution and delivery of this Agreement and other agreements, instruments and documents for which execution and delivery by Allied is contemplated herein, in violation of Section 406(a) or (b) of ERISA or which is a "prohibited transaction" (as defined in Section 4975(c)(i) of the Code) for which no exemption exists under Section 408(b) of ERISA or Section 4975(d) of the Code or for which no administrative exemption has been granted under Section 408(a) of ERISA.

         (f) Except as set forth in the Allied Disclosure Schedule, the Benefit Plans and their related trusts intended to qualify under Sections 401 and 501(a) of the Code, respectively, received favorable determination letters from the IRS and Allied believes such Plans and their related trusts continue to qualify and operate as designed. Any voluntary employee benefit association which provides benefits to current or former employees of Allied and the Allied Subsidiaries, or their beneficiaries, received a favorable determination letter from the Internal Revenue Service and Allied believes such associations continue to qualify and operate as designed. Copies of all such determination letters have been delivered to Nationwide. No such trust or voluntary employee beneficiary association is subject to any excise tax or to taxation under Section 511 of the Code.

         (g) Allied and the Allied Subsidiaries have no liability (contingent or otherwise) under Section 4069 of ERISA by reason of a transfer of any underfunded pension plan.

         (h) A complete and correct copy of the most recent actuarial report (including for purposes of Financial Accounting Standards Board report nos. 87, 106 and 112) with respect to each Benefit Plan providing retiree medical or life insurance coverage for employees of Allied and the Allied Subsidiaries have been provided to Nationwide.

Except as disclosed in the Allied Disclosure Schedule, no current employee of Allied or the Allied Subsidiaries would be entitled if his or her employment with Allied and the Allied Subsidiaries is terminated to any retiree medical or insurance coverage.

         (i) Except as disclosed in the Allied Disclosure Schedule any amount that could be received as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of Allied or any of the Allied Subsidiaries under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G of the Code).

         (j) Except as disclosed in the Allied Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, as a result of such transactions or any event occurring thereafter (i) result in any payment becoming due to any employee (current, former or retired) of Allied and the Allied Subsidiaries,
(ii) increase any benefits under any Benefit Plan or (iii) result in the acceleration of the time of payment of, vesting of or other rights with respect to any such benefits.

         (k) The Allied Disclosure Schedule sets forth the amounts accrued in the financial statements of Allied for the amounts payable by Allied to any person covered by the Benefit Plans as of December 31, 1997 and an accurate computation based on the assumptions set forth therein of the amounts that will be payable to any such person for periods thereafter under the Benefit Plans. The financial statements of Allied include or will include proper accruals for all applicable benefits and taxes with respect to the foregoing amounts.

         (l) All group health plans of each Commonly Controlled Entity have been operated in compliance with the requirements of Sections 162(k) (as in effect immediately prior to the Technical and Miscellaneous Revenue Act of 1988), 4980B of the Code, and 9801 et seq. of the Code to the extent such requirements are applicable.

         (m) There has been no act or omission by any Commonly Controlled Entity that has given rise to or may give rise to fines, penalties, taxes, or related charges under Section 502(c), (i) or (l), Section 4071 of ERISA or Chapter 43 of the Code.

         Section 4.22 Labor Relations and Employment.

         (a) Except to the extent set forth in the Allied Disclosure Schedule,
(i) there is no labor strike, material labor dispute, slowdown, stoppage or lockout actually pending, or to the Knowledge of Allied or of any of the Allied Subsidiaries, threatened against or affecting Allied or any of the Allied Subsidiaries, and since January 1, 1993 there has not been any such action; (ii) to the Knowledge of Allied or of any of the Allied Subsidiaries, no union claims to represent the employees of Allied or any of the Allied Subsidiaries, there are no current union organizing activities among the employees of Allied or of any of the Allied Subsidiaries and Allied has not received notice of any unfair labor practice complaint or charge against it pending before the National Labor Relations Board; (iii) neither Allied nor any of the Allied Subsidiaries is a party to or is bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association, applicable to employees of Allied or of any Allied Subsidiary; (iv) there are no written personnel policies, rules or procedures applicable to employees of Allied or any of the Allied Subsidiaries, other than those set forth in the Allied Disclosure Schedule; and (v) Allied is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours except for claims that could give rise to a liability of less than $25,000. The Allied Disclosure Schedule sets forth all the employment agreements to which Allied or any Allied Subsidiary is a party. Such agreements accurately set forth all compensation which Allied or any Allied Subsidiary is legally obligated to pay each such person. Except as set forth in the Allied Disclosure Schedule, no employee, officer, director or independent contractor of Allied or any Allied Subsidiary is entitled to any payment of money or other thing of value or will receive any rights with respect to the capital stock of Allied as a result of this Agreement. Except as set forth in the Allied Disclosure Schedule, none of the transactions contemplated by this Agreement shall constitute a triggering event under any employment, severance or termination agreement or other compensation arrangement or any plan currently in effect which (either alone or upon the occurrence of any additional or subsequent event) is reasonably likely to result in any payment, acceleration, vesting or increase in benefits to any current or former officer, employee, director or independent contractor of Allied or any Allied Subsidiary and which would constitute an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

         (b) Since the enactment of the WARN Act, Allied has not effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Allied or any of the Allied Subsidiaries; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of Allied; nor has Allied been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law. Except as set forth in the Allied Disclosure Schedule, none of Allied's or any Allied Subsidiary's employees has suffered an "employment loss" (as defined in the WARN Act) since December 31, 1997.

         (c) Allied and each of the Allied Subsidiaries (i) has withheld all amounts required by Law or by agreement to be withheld from the wages, salaries and other payments to the employees, former employees, independent contractors, directors and former directors of Allied and each of the Allied Subsidiaries,
(ii) is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits except, in the cases of clauses (ii) and (iii) to the extent that any such violation or liability is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

         Section 4.23 Reserved.

         Section 4.24 Properties. Allied and each Allied Subsidiary has good title to, or in the case of leased property has valid leasehold interests in, all of their respective properties and assets (whether or not personal or intangible) except for imperfections in title or interests which would not have a Material Adverse Effect. None of the properties is subject to any Liens other than Liens that are disclosed in the SAP Statements or in the GAAP Statements.

         Section 4.25 Intellectual Property. Except as set forth in the Allied Disclosure Schedule, Allied and each Allied Subsidiary owns or otherwise has rights to use, free and clear of all Liens, all Intellectual Property used in their respective businesses as currently conducted; and the consummation of this transaction will not result in the loss of any rights. The use of the Intellectual Property will not infringe or otherwise violate the rights of any Person and no Person is challenging, infringing on or otherwise violating any right with respect to the Intellectual Property.

         Section 4.26 Transactions with Affiliates. Except as set forth in the Allied Disclosure Schedule, the SAP Statements or the SEC Documents, neither Allied nor any Allied Subsidiary has entered into any transaction with an Affiliate in connection with which either Allied or an Allied Subsidiary has continuing obligations, in the ordinary course of business or otherwise, which is not on the terms at least as favorable to Allied or an Allied Subsidiary as would have been applicable if such transaction had been entered into on an arm's-length basis with an unaffiliated third party. Allied has not made or declared any dividend or distribution that was disproportionate in favor of any Affiliate.

         Section 4.27 Voting Requirements. The affirmative vote of the holders of a majority of the outstanding Common Shares and outstanding Preferred Shares voting together as one class and entitled to vote at the Shareholders Meeting is the only vote of the holders of Allied's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

         Section 4.28 Reserved.

         Section 4.29 Investment Company. None of the Allied Subsidiaries maintains any separate accounts. Neither Allied nor any of its Subsidiaries conducts activities of or is otherwise deemed under applicable law to control an "investment advisor" as such term is defined in Section 2(a)(20) of the 1940 Act, whether or not registered under the Investment Advisers Act of 1940, as amended. Neither Allied nor any of its Subsidiaries is an "investment company" as defined under the 1940 Act, and neither Allied nor any of its Subsidiaries sponsors any Person that is such an investment company.

                                    ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF NATIONWIDE AND SUB

         Nationwide and Sub jointly and severally represent and warrant to Allied as follows:

         Section 5.1 Organization and Qualification. Nationwide is a mutual insurance company and Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Ohio and has full corporate power, authority and legal right to conduct its Business as it is currently being conducted. Each of Nationwide and Sub is duly qualified to do business, and is in good standing, in the respective jurisdictions where the character of its Assets owned or leased or the nature of its Business makes such qualification necessary, except for failures to be so qualified or in good standing which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. Nationwide possesses an Insurance License in each jurisdiction in which Nationwide is required to possess an Insurance License. All such Insurance Licenses, including, but not limited to, authorizations to transact reinsurance, are in full force and effect without amendment, limitation or restriction, and Nationwide does not have Knowledge of any event, inquiry or Proceeding which is reasonably likely to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such Insurance License.

         Section 5.2 Authority Relative to this Agreement.

         (a) Nationwide and Sub have full power, authority and legal right to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by the Board of Directors of Nationwide and by the Board of Directors of Sub. No other corporate proceedings on the part of Nationwide or Sub are necessary to authorize this Agreement and the transactions contemplated hereby.

         (b) This Agreement has been duly and validly executed and delivered by Nationwide and Sub and (assuming this Agreement is a legal, valid and binding obligation of Allied) constitutes a legal, valid and binding agreement of Nationwide and Sub enforceable against Nationwide and Sub in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         Section 5.3 No Violation.

         (a) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) constitute a breach or violation of or default under the articles of incorporation or the by-laws of Nationwide or under the articles of incorporation or the by-laws of Sub, (ii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the Assets of Nationwide, Sub or any Nationwide Subsidiary under, any of the terms, conditions or provisions of any Contract to which Nationwide, Sub or any Nationwide Subsidiary is a party or to which it or any of its Assets may be subject or (iii) constitute a breach or violation of or default under any Environmental Permit, Law or License to which Nationwide, Sub or any Nationwide Subsidiary is subject other than, in the case of clauses (ii) and (iii), events or other matters that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

         (b) Except for (i) the filing of this Agreement with and the approval of such by the Ohio Superintendent under the Ohio Insurance Law and the Iowa Commissioner under the Iowa Insurance Law, (ii) the filings required under the HSR Act and the expiration or other termination of any waiting period applicable to the Merger under such act, and (iii) any Consent or Filing that would not otherwise be required to be disclosed pursuant to Section 5.3(a) hereof, no Consent or Filing of or with any Person is required with respect to Nationwide, Sub or any Nationwide Subsidiary or any Nationwide Affiliate in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for such Consents or Filings the failure of which to make or obtain would not, individually or in the aggregate, prevent or be a material impediment to the consummation of the transactions contemplated hereby or have a Material Adverse Effect.

                                   ARTICLE VI
                                CERTAIN COVENANTS

         Section 6.1 Allied Conduct of Business Pending the Merger. Allied covenants and agrees as to itself and the Allied Subsidiaries that, at all times up to and including the Effective Time, unless Nationwide shall otherwise consent in writing (Nationwide agreeing that it will use its best efforts to respond to any request received from Allied arising under this Article VI within 10 Business Days, or sooner as circumstances may require, after receipt of such request), or as otherwise expressly permitted or contemplated by this Agreement:

         (a) Subject to any applicable regulatory requirements, Allied shall, and shall cause each Allied Subsidiary to, conduct its Business only in the ordinary course and in substantially the same manner as heretofore conducted since December 31, 1997 and in a manner which is not inconsistent with the consummation of the transactions contemplated hereby, and Allied and each Allied Subsidiary shall use all reasonable efforts to preserve intact its present business organization and preserve its regular services to, and maintain its relationships with policyholders, insurers, agents, sales and distribution organizations, underwriters, investment customers, brokers, suppliers and all others having business dealings with it to the end that its goodwill and ongoing Business shall not be impaired in any material respect;

         (b) Subject to any applicable regulatory requirements, Allied shall not, and shall not permit any Allied Subsidiary to, make or propose to make any change in its dividend practices or policies or in its underwriting, pricing, claims, risk retention, investment, reinsurance practices or policies in any material respect; and Allied agrees that it will notify Nationwide and provide Nationwide with information in reasonable detail regarding any material transactions (excluding investment transactions in the ordinary course of business consistent with past practice, but including transactions involving the securitization of Assets of Allied or of any Allied Subsidiary and transactions involving derivative securities), whether involving a purchase or sale, that it or any Allied Subsidiary is seriously considering;

         (c) Allied shall not, and shall not permit any Allied Insurer to, make any material change in accounting methods or practices, including without limitation any change with respect to establishment of reserves for unearned premiums, losses (including without limitation incurred but not reported losses) and loss adjustment expenses, or any change in depreciation or amortization policies or rates adopted by it, except as required by Law, GAAP or SAP;

         (d) Allied shall not, and shall not permit any Allied Subsidiary to,
(i) amend its charter or by-laws (unless contemplated hereby), (ii) incur any individual Liability or series of related Liabilities in excess of $1,000,000 other than in the ordinary course of business consistent with past practice,
(iii) incur any indebtedness for money borrowed in the aggregate for Allied and the Allied Subsidiaries in excess of $10,000,000 for any such indebtedness having a maturity of 90 days or less or $1,000,000 for any such indebtedness having a maturity of more than 90 days, (iv) agree to any merger, consolidation, demutualization, acquisition, redomestication, sale of all or a substantial portion of its Assets, bulk or assumption reinsurance arrangement or other similar reorganization, arrangement or business combination, (v) prior to notifying Nationwide, enter into any partnership, joint venture or profit sharing Contract, (vi) enter into any Contract limiting the ability of Allied or of any Allied Subsidiary to engage in any Business, to compete with any Person, to do business with any Person or in any location or to employ any Person or limiting the ability of any Person to compete with such party or any of the Allied Subsidiaries, (vii) enter into any Contract relating to the direct or indirect guarantee of any obligation of any Person in respect of indebtedness for borrowed money or other financial obligation of any Person other than in the ordinary course of business consistent with past practice, (viii) incur any material deterioration in its ability to maintain, access and update policyholder records which deterioration is not reasonably reparable, (ix) enter into any Contract that could materially and adversely affect the consummation of the transactions contemplated hereby, or (x) modify any Contract with respect to the subject of any of the foregoing clauses;

         (e) Allied shall not permit any Allied Subsidiary to issue or sell any shares of or interests in, or rights of any kind to acquire any shares of or interests in, or to receive any payment based on the value of, the capital stock of or other equity interests in or any securities convertible into shares of any capital stock of or other equity interests in any Allied Subsidiary, or otherwise take any actions that would alter the information set forth in the Allied Disclosure Schedule other than in the ordinary course of business consistent with existing agreements and arrangements;

         (f) Except (x) as set forth in the Allied Disclosure Schedule, (y) in the ordinary course of business consistent with past practice, or (z) as required by the terms of agreements or plans already in effect, applicable Law or as envisioned in the Statement of Operating Principles, Allied shall not, and shall not permit any Allied Subsidiary to (i) adopt or implement, or commit to adopt or implement, or materially amend, any collective bargaining, compensation, employment, consulting, pension, profit sharing, bonus, incentive, group insurance, termination, retirement or other employee benefit Contract, plan or policy, (ii) enter into or materially amend any severance Contract,
(iii) increase in any manner the compensation of, or enter into any Contract relating to the borrowing of money by, its directors, officers or other employees, except pursuant to the terms of agreements or plans as currently in effect and except for annual employee compensation increases made in the ordinary course of business consistent with past practices; provided that in no event shall any such individual increase in annual compensation exceed $400,000 per year, (iv) increase by more than 0.5% the aggregate number of its employees,
(v) pay or agree to pay any pension, retirement allowance or other employee benefit not required by the current terms of any existing plan, agreement or arrangement to any director, officer or other employee, whether past or present,
(vi) voluntarily recognize, or involuntarily become subject to, any labor organization or any other Person as a collective bargaining representative of one or more bargaining units comprising a material number of employees, or (vii) other than obligations that arise by operation of law or under the by-laws of a party as they exist on the date of this Agreement, enter into, adopt or increase any indemnification or hold harmless arrangements with any directors, officers or other employees or agents of such party or any of the Allied Subsidiaries or any other Person;

         (g) Other than in the ordinary course of business consistent with past practice, Allied shall not, and shall not permit any Allied Subsidiary to, make any capital expenditures or expenditures or commitments for expenditures for the purchase or lease of any products or services or group of products or services (other than with respect to Investment Assets) which in one or a series of related transactions exceed $500,000 or which in the aggregate for Allied and the Allied Subsidiaries taken as a whole exceed $2,500,000, except for expenditures relating to this Agreement and the consummation of the transactions contemplated hereby, and expenditures required to be made pursuant to existing Contracts to which Allied or any Allied Subsidiary is a party, which Contracts are set forth in the Allied Disclosure Schedule;

         (h) Other than in the ordinary course of business consistent with past practice or in connection with the redemption of outstanding guaranteed investment contracts in the exercise of Allied's reasonable judgment, Allied shall not, and shall not permit any Allied Subsidiary to, waive any rights with a value in excess of $100,000 or any other rights which are material to any Contract or make any payment, direct or indirect, of any Liability in excess of $100,000 before the same comes due in accordance with its terms, in each case, including, but not limited to, any provision of any Insurance Contract to permit a cash-out thereof;

         (i) Allied shall not, and shall not permit any Allied Subsidiary to, other than pursuant to the operation of separate accounts in the ordinary course of business, consistent with existing strategies, (i) sell, lease, mortgage, encumber or otherwise grant any interest in or dispose of any of its Assets which, individually or in the aggregate, are material to the financial condition of Allied or of Allied and the Allied Subsidiaries taken as a whole, and, in addition, in the case of Liens, for Permitted Liens and Liens not individually in excess of $500,000 and not aggregating in excess of $2,000,000 or (ii) restructure, amend, modify or otherwise affect any Investment Asset or any Contract relating thereto which is material to the financial condition of Allied or of Allied and the Allied Subsidiaries taken as a whole, and, in either case described in clauses (i) and (ii), only in accordance with the statement of investment policy set forth in the Allied Disclosure Schedule attached hereto; and Allied shall furnish to Nationwide a monthly report, in detail reasonably acceptable to Nationwide, of all such transactions or other changes (other than changes in market values or ordinary course changes such as interest payments, maturities, etc.) affecting Investment Assets of Allied or any Allied Subsidiary which took place since the last such report;

         (j) Allied agrees that it shall not, nor shall it permit any Allied Subsidiary to, other than pursuant to the operation of separate accounts involved in real estate in the ordinary course, consistent with existing strategies, make any equity real estate investments (other than through restructuring or foreclosure or pursuant to commitments existing at the date hereof or to protect the value of existing investments in the exercise of reasonable business judgment) and that neither Allied nor any Allied Subsidiary shall take any action, other than in the exercise of reasonable business judgment and following discussion with Nationwide, which results, individually or in the aggregate, in (i) the realization of any gross capital loss or losses in an amount of $10,000,000 or more or (ii) an adverse impact on the surplus of Allied or of an Allied Subsidiary in an amount of $10,000,000 or more;

         (k) Other than in the ordinary course of business consistent with past practice, or as required by applicable regulations, Allied shall not, and shall not permit any Allied Subsidiary to, enter into any material Contract or amend or waive any material provision of any material Contract which would involve the payment by Allied or any Allied Subsidiary of $500,000 or more;

         (l) Other than in the ordinary course of business consistent with past practice, Allied shall not, and shall not permit any Allied Subsidiary to, settle or compromise any claim in any action, proceeding or investigation which could result in an expenditure for Allied and the Allied Subsidiaries in excess of $1,000,000;

         (m) Allied shall not, and shall not permit any Allied Subsidiary to, purchase or otherwise acquire, except pursuant to a Contract in effect on the date of this Agreement, (i) any controlling equity interest in any Person (other than Investment Assets), (ii) any non-publicly traded securities in excess of $5,000,000 per transaction or $5,000,000 per issuer or credit, (iii) any investments in fixed income securities rated in NAIC Class 4, 5 or 6, non-publicly traded equity securities or Assets required to be shown on Schedule BA of a Person's Annual Statement in excess of $5,000,000 per transaction or $5,000,000 per issuer or credit, or (iv) any real property or mortgage investments except in the ordinary course of managing the existing portfolio of real property and mortgage investments, including foreclosing purchase money mortgages, extensions and refinancings;

         (n) Allied shall not, and shall not permit any Allied Subsidiary to, enter into any new, or materially amend any existing, reinsurance Contracts or arrangements, except in accordance with existing reinsurance agreements or in the ordinary course of business and consistent with past practice;

         (o) Allied shall, and shall cause each Allied Subsidiary to, maintain uninterrupted its existing insurance coverage of all types in effect or procure substantially similar substitute insurance policies with financially sound and reputable insurance companies in at least such amounts and against such risks as are currently covered by such policies if such coverage is available;

         (p) Allied shall deliver to Nationwide as promptly as practicable after preparation thereof, but in no event later than the date of filing with respect to unaudited or audited, as the case may be, SAP Statements for each Allied Insurer filed by or on behalf of such Allied Insurer after the date hereof;

         (q) Reserved.

         (r) Allied shall inform Nationwide regarding the progress of any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes;

         (s) Neither Allied nor any Allied Subsidiary shall (i) make or rescind any material express or deemed election relating to Taxes, (ii) make a request for a Tax Ruling or enter into a Closing Agreement, settlement or compromise with respect to any material Tax matter or (iii) with respect to any material Tax matter, change any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of its federal income Tax Return for the Taxable year ending December 31, 1997, except as may be required by Law;

         (t) Neither Allied nor any Allied Subsidiary shall declare, set aside or pay any dividends or distributions (whether in cash, stock or property) in respect of any capital stock of any Allied Subsidiary (except as consistent with past practices) or redeem, purchase or otherwise acquire any of such Allied Subsidiary's capital stock;

         (u) Except as provided in the Allied Disclosure Schedule, neither Allied nor any Allied Subsidiary shall settle pending or threatened litigation in an amount exceeding $1,000,000, other than settlement of pending or threatened litigation with respect to claims arising under contracts of insurance or reinsurance underwritten, ceded or assumed by any Allied Subsidiary which settlement will not have a Material Adverse Effect;

         (v) Neither Allied nor any Allied Subsidiary shall do any other act which would cause any representation or warranty of Allied or any Allied Subsidiary in this Agreement to be or become untrue in any material respect, unless required by applicable law; and

         (w) Neither Allied nor any Allied Subsidiary shall agree, in writing or otherwise, to take any of the actions prohibited by the foregoing clauses (a) through (v).

         Section 6.2 Reserved.

         Section 6.3 Reasonable Efforts.

         (a) Upon the terms and subject to the conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken all action, to do, or cause to be done, and to assist and cooperate with the other party hereto in doing or causing to be done, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including, but not limited to, (i) the actions set forth in Article III hereof,
(ii) the obtaining of all Governmental Approvals, and all other necessary actions or nonactions, waivers, consents and approvals from all appropriate Governmental Entities and other Persons and the making of all necessary registrations and filings, (iii) the obtaining of the opinions and other documents referred to in Article VII hereof, (iv) the resolution of all organizational and human resources issues relating to the transactions contemplated hereby, (v) the obtaining or making of all Consents, Environmental Permits, Filings or Licenses necessary or desirable to ensure that the Business of the Surviving Corporation may be conducted without disruption consistent with the past practice of each of the Constituent Companies and (vi) the defending of any Proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, the defense of which shall, at the request of either Allied or Nationwide, be conducted jointly by Nationwide and Allied on a basis that is satisfactory to both Allied and Nationwide.

         (b) Allied hereby grants Nationwide the right to decide for purposes of the Form A regulatory hearings whether to submit regulatory applications for Allied, Allied Group and Allied Mutual concurrently or separately, and whether to conduct the regulatory hearing and approval process concurrently or separately for each of Allied, Allied Group and Allied Mutual. Both Allied and Nationwide agree to use their reasonable best efforts to coordinate and cooperate during the regulatory approval process.

         Section 6.4 Access and Information. Allied shall (a) afford to Nationwide's and Sub's accountants, legal counsel and other advisors full access during normal business hours through the period immediately prior to the Effective Time to all of its and the Allied Subsidiaries' Assets, books, Contracts, commitments and records (including, but not limited to, Tax Returns), and (b) during such period, Allied shall furnish promptly to Nationwide and Sub all such information concerning its Business, Assets and personnel or those of any of its Affiliates, in either clause (a) or (b), as Nationwide or Sub may reasonably request. Information provided by Allied shall be kept confidential by Nationwide and Sub and shall not be disclosed unless such information (1) was known to Nationwide or Sub or was in their possession prior to the date of this Agreement and was not identified by Allied as being confidential, (2) is or becomes generally available to the public other than by unauthorized disclosure by Nationwide or Sub, (3) becomes available to Nationwide or Sub from a third party authorized to make such disclosure, (4) is independently developed by Nationwide or Sub, or (5) is required to be disclosed by law or by court order.

         Section 6.5 Environmental Due Diligence. Allied shall cooperate with, and provide, to the extent practicable, reasonable access to, Nationwide and Nationwide's representatives for environmental assessments and other environmental due diligence of each Allied Real Property as Nationwide, in its sole discretion, deems necessary. Nationwide shall conduct the environmental assessments or other due diligence in a commercially reasonable manner and shall use reasonable efforts to minimize any interference with or impairment of the regular conduct of Allied's Business.

         Section 6.6 Notice of Proceedings. Each of Nationwide and Allied shall promptly notify the other of, and provide to the other all information relating to, any Proceedings or investigations commenced or, to the best of its Knowledge, threatened against, relating to or involving or otherwise affecting Nationwide or Allied or any of their respective Subsidiaries, as the case may be, which, if pending on the date hereof, would have been required to have been disclosed in writing pursuant to Section 4.10 hereof or which relate to the execution of this Agreement or the consummation of the transactions contemplated hereby.

         Section 6.7 Notification of Certain Other Matters. Each party shall promptly notify the other of any change or other event which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect including, but not limited to, any of the following:

         (a) any written notice of a default or event which, with notice or lapse of time or both, would become a default, received by such party or any of the Allied Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any material Contract to which such party or any of the Allied Subsidiaries is a party or by which such party or any of the Allied Subsidiaries or any of their respective Assets may be subject or bound;

         (b) the occurrence of any event which, with notice or lapse of time or both, is reasonably likely to result in a default under any material Contract to which such party or any of the Allied Subsidiaries is a party;

         (c) any written notice from or to any Person alleging that the consent of such Person is or may be required in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby, and where the failure to obtain such a consent is reasonably likely to have a Material Adverse Effect;

         (d) any written notice from or to any Governmental Entity in connection with this Agreement or the transactions contemplated hereby; and

         (e) any matter hereafter arising or discovered which, if existing or known at the date hereof, would have been required to be set forth or described in the Nationwide Disclosure Schedule or the Allied Disclosure Schedule, as the case may be; provided, however, that no such supplemental or amended disclosure by any party shall be deemed to cure any breach of a representation or warranty made as of the date hereof, unless the other party so agrees in writing.

         In furtherance of the foregoing, to the fullest extent permitted under applicable Law, each party shall provide the other with copies (or, to the extent written materials are not involved, oral notice) of proposed notices, applications or any other communications to any Governmental Entity or rating agency in connection with this Agreement or the transactions contemplated hereby, including, but not limited to, in respect of the Governmental Approvals, in each case at least three (3) Business Days prior to dispatch of written materials (or, to the extent written materials are not involved, prior to initiation) and neither Nationwide nor Allied will dispatch (or, to the extent written materials are not involved, initiate) such notice, application or communication without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed.

         Section 6.8 Indemnification; Directors' and Officers' Insurance.

         (a) From and after the Effective Time, Nationwide agrees that it will indemnify and hold harmless each present and former director and officer of Allied, (when acting in such capacity or as a member of the Special Committee) determined as of the Effective Time (each, an Indemnitee and, collectively, the "Indemnitees"), against any costs or expenses (including reasonable attorneys'
fees), judgements, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, including without limitation any and all shareholder lawsuits existing on the date hereof, to the fullest extent that Allied would have been permitted under Iowa law and its charter or by-laws in effect on the date hereof to indemnify such Person (and Nationwide shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the Person to whom expenses are advanced provides a written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification has been met, and an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

         (b) The Surviving Corporation shall maintain Allied's existing directors' and officers' liability insurance ("D&O Insurance") or D&O Insurance that is substantially comparable to Allied's existing D&O Insurance for a period of two years after the Effective Time so long as the annual premium therefor is not excess of 200% of the last annual premium paid prior to the date hereof (such last annual premium being hereinafter referred to as the "Current Premium"); provided, however, that if the existing D&O Insurance or substantially comparable D&O Insurance cannot be acquired during the two-year period for not in excess of 200% of the Current Premium, then the Surviving Corporation will obtain as much D&O Insurance as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 200% of the Current Premium. If the D&O Insurance is terminated prior to the end of the sixth anniversary of the Effective Time, the Surviving Corporation will purchase extended reporting coverage under D&O Insurance covering claims made during the remainder of such period with respect to acts which occurred prior to the Effective Time.

         Section 6.9 Intercompany Agreements. From the execution date of this Agreement through the termination of this Agreement, Allied covenants as follows with respect to certain intercompany agreements relating to Allied and its affiliates:

         (a) Allied covenants not to invoke against Allied Group, Inc. or any of its affiliates ("Allied Group") any of the covenants not to compete or agreements not to compete contained in (1) that certain Amended and Restated Intercompany Operating Agreement dated August 25, 1993, as amended (the "IOA"), and (2) that certain Allied Group Joint Marketing Agreement dated August 30, 1993, as amended (the "JMA"), respectively.

         (b) Allied covenants not to invoke against Allied Group any of the change of control provisions contained in (1) the IOA, (2) the JMA, (3) that certain Management Information Services Agreement dated December 31, 1986, as amended, and (4) that certain Stock Rights Agreement dated August 25, 1993, as amended, between Allied Mutual and Allied, that Allied may otherwise be entitled to exercise as a result of the transactions contemplated by (i) this Agreement,
(ii) that certain Agreement and Plan of Merger by and among Nationwide, Nationwide Group Acquisition Corporation and Allied Group, Inc. or (iii) that certain Agreement and Plan of Merger by and between Nationwide and Allied Mutual.

         Section 6.10 Acquisition Proposals. Allied will not, and will not permit or cause any of its Subsidiaries or any of the officers or directors of it or its Subsidiaries to, and shall direct its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of 15 percent or more of the assets or any equity securities of, Allied or any of its Subsidiaries, or any other business combination (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). Allied will not, and will not permit or cause any of its Subsidiaries or any of the officers and directors of it or its Subsidiaries to and shall direct its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, whether made before or after the date of this Agreement, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent Allied or its Board of Directors from (i) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or (ii) at any time after 180 days from the date hereof if the Merger shall not by such date have been approved by the requisite vote of Allied's shareholders or (iii) at any time after one year from the date hereof if the Merger shall not by such date have been approved by the Iowa Commissioner (A) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Board of Directors receives from the Person so requesting such information an executed confidentiality agreement on terms substantially equivalent to those contained in the Confidentiality Agreement;
(B) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (C) recommending such an Acquisition Proposal to the shareholders of Allied, if and only to the extent that, (i) in each such case referred to in clause (A), (B) or (C) above, the Board of Directors of Allied determines in good faith after consultation with outside legal counsel that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) in each case referred to in clause (B) or (C) above, the Board of Directors of Allied determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a more favorable transaction than the transaction contemplated by this Agreement, taking into account the long-term prospects and interests of Allied and its shareholders. Allied will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Allied agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.10 and under this Agreement. Allied will notify Nationwide immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep Nationwide informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions.

                                   ARTICLE VII

                                   CONDITIONS

         Section 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

         (a) 2,000,000 Common Shares shall have been purchased pursuant to the Offer;

         (b) if required by applicable Law, this Agreement and the Merger shall have been approved and adopted by the requisite votes of the respective shareholders of Allied at the Shareholders Meeting called for such purpose;

         (c) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and, other than the filings provided for in subclauses (a) and (b) of the second sentence of Section 2.3, all Governmental Approvals and other Consents or Filings which the parties have agreed are required to be obtained prior to the Effective Time shall have been obtained and not rescinded or adversely modified or limited (as set forth in the proviso below) or, if merely required to be filed, such filings shall have been made and accepted, and all waiting periods prescribed by applicable Law shall have expired or been terminated in accordance with applicable Law; provided that no such Governmental Approval or other Consent or Filing shall contain any conditions or limitations that compel or seek to compel the Surviving Corporation to dispose of or to hold separately all or any material portion of the Business or Assets of the parties and their respective Subsidiaries taken as a whole or that impose or seek to impose any material limitation on the ability of the Surviving Corporation and the Allied Subsidiaries, taken as a whole, to conduct its Business or own its Assets after the Effective Time in substantially the same manner as the parties and their respective Subsidiaries presently conduct their Business or own their Assets; and

         (d) no Order entered or Law promulgated or enacted by any Governmental Entity shall be in effect which would prevent the consummation of the Merger or any other material transactions completed hereby, and no Proceeding brought by a Governmental Entity shall have been commenced and be pending which seeks to restrain, enjoin, prevent, or materially delay or restructure the Merger or any other material transactions contemplated hereby.

         Section 7.2 Conditions to Obligation of Allied to Effect the Merger. The obligations of Allied to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any one or more of which may be waived by Allied, but only to the extent permitted by Law:

         (a) Nationwide shall have performed and complied in all material respects with all obligations, covenants and agreements required to be performed and complied with by it under this Agreement at or prior to the Effective Time;

         (b) The representations and warranties of Nationwide contained in this Agreement shall be true and correct when made and at and as of the Effective Time as if made at and as of such date and time, except to the extent that any breaches of such representations and warranties, individually or in the aggregate, have not resulted, or are not reasonably likely to result, in (i) losses, damages or expenses in excess of $1,000,000 or (ii) a material adverse effect on the financial condition of the Surviving Corporation, and Allied shall have received a certificate dated as of the Effective Time of the Chairman and Chief Executive Officer, the President or an Executive Vice President of Nationwide as to the satisfaction of this condition.

         Section 7.3 Conditions to Obligation of Nationwide to Effect the Merger. The obligations of Nationwide to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any one or more of which may be waived by Nationwide, but only to the extent permitted by Law:

         (a) Allied shall have performed and complied in all material respects with all obligations, covenants and agreements required to be performed and complied with by it under this Agreement at or prior to the Effective Time; and

         (b) The representations and warranties of Allied contained in this Agreement shall be true and correct in all material respects when made and at and as of the Effective Time as if made at and as of such date and time, except to the extent that any breaches of such representations and warranties, individually or in the aggregate, have not resulted, or are not reasonably likely to result, in (i) losses, damages or expenses in excess of $1,000,000 or
(ii) a material adverse effect on the financial condition of the Surviving Corporation, and Nationwide shall have received a certificate dated as of the Effective Time by any Vice President of Allied as to the satisfaction of this condition.

                                  ARTICLE VIII

                                   TERMINATION

         Section 8.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval of the Merger by the shareholders of Nationwide or of Allied:

         (a) by mutual consent of Nationwide and Allied;

         (b) by Nationwide if the Board of Directors of Allied withdraws its recommendation to the Allied shareholders to approve the Merger;

         (c) by Nationwide or Allied if consummation of the Merger is barred by a permanent injunction which is final and non-appealable;

         (d) by Allied, if, prior to the purchase of Shares pursuant to the Offer, there is an Acquisition Proposal which the Board of Directors determines represents a more favorable transaction to Allied and its shareholders than the transactions contemplated by this Agreement, and if the Board of Directors, after consultation with outside counsel, shall have determined that failure to terminate the Agreement is reasonably likely to be inconsistent with the fiduciary duties of the Board of Directors under applicable Law and Allied has given Nationwide three business days notice of the terms of such Acquisition Proposal and has paid Nationwide the fee contemplated by Section 8.2(b);

         (e) by Allied prior to the completion of the Offer, upon a material breach of any representation or warranty of Nationwide or Nationwide's failure to comply in any material respect with any of its covenants or agreements, or if any representation or warranty of Nationwide or Sub shall be or become untrue in any material respect, which breach or failure to comply or untruth is not curable or, if curable, is not cured within 30 business days after written notice thereof has been given to Nationwide;

         (f) by Nationwide prior to the completion of the Offer upon, (i) a material breach of any representation or warranty of Allied or if any representation or warranty of Allied shall be or become untrue in any material respect, which breach or failure to comply or untruth is not curable or, if curable, is not cured within 30 business days after written notice thereof has been given to Allied, or (ii) Allied's failure to comply in any material respect with any of its covenants or agreements (materiality being construed in light of the transactions contemplated by this Agreement); or;

         (g) by Nationwide or by Allied, if Common Shares shall not have been purchased pursuant to the Offer by December 31, 1998, provided that the right to terminate this Agreement pursuant to this clause (g) shall not be available to a party whose failure to fulfill any obligation under this Agreement has been the cause of the failure of such purchase to occur by such date.

         Section 8.2 Effect of Termination.

         (a) In the event of the termination of this Agreement by either Nationwide or Allied, as provided above, this Agreement shall thereafter become void and, except as provided in Section 8.2(b) and Section 9.2 hereof, there shall be no Liability on the part of either party hereto against the other party hereto, or on the part of its directors, officers, employees, shareholders or agents (or those of any of the Allied Subsidiaries or Affiliates), except that any such termination shall be without prejudice to the rights of either party hereto (or any of the Allied Subsidiaries or Affiliates) arising out of the willful breach by the other party (or any of the Allied Subsidiaries or Affiliates) of any representation or warranty or any covenant or agreement contained in this Agreement.

         (b) In the event of termination of this Agreement by either Allied or Nationwide pursuant to Section 8.1(b), (d), or (f), Allied shall pay Nationwide an amount equal to all of the expenses incurred by Nationwide in connection with this Agreement, the negotiations leading to its execution, the examination and investigation of Allied, the preparation and negotiation of the Agreement and related agreements, and in all other ways related to the Merger, including, but not limited to, all fees and expenses incurred by investment bankers, accountants, attorneys and other agents, plus the sum of $3 million in cash (the "Termination Payment") as liquidated damages and not as a penalty, immediately upon such termination, in same-day funds, provided that Nationwide shall not be in material breach of its obligations under this Agreement. Moreover, Allied shall pay the Termination Payment if the Closing does not occur either (i) due to Allied's failure to satisfy a condition over which it has sole control prior to December 31, 1998; or (ii) because prior to December 31, 1999, Allied or any Subsidiary or Affiliate of Allied or any of their respective shareholders publicly announces, enters into a letter of intent relating to, enters into a definitive agreement providing for, or consummates, a transaction, which, as announced, or as provided in such letter or agreement or as consummated, provides for or relates to the disposition of a controlling interest in Allied or the sale, transfer or other distribution of assets constituting a majority (measured by fair market value) of the consolidated assets of Allied.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1 Survival of Representations and Warranties. None of the representations, warranties and agreements in this Agreement shall survive the Effective Time except as otherwise provided in this Agreement and except for the agreements contained in Article II and Section 6.8, which shall survive until expressly provided therein or, if not so expressly provided, indefinitely.

         Section 9.2 Fees and Expenses. Subject to Section 8.2(b) hereof, if the Merger is not consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, except for expenses incurred in connection with the printing, mailing and solicitation of proxies from shareholders and all filing fees and related expenses which shall be borne equally by Nationwide and Allied.

         Section 9.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given, upon receipt, if mailed by registered or certified mail, postage prepaid, return receipt requested, overnight delivery, confirmed facsimile transmission or hand delivery, as follows:

      (a)      If to Nationwide, to:

               Nationwide Mutual Insurance Company
               One Nationwide Plaza
               Columbus, Ohio  43215
               Attention: David A. Diamond, Vice President-Enterprise Controller Facsimile No.: (614) 249-4462
               with a copy to:

               Nationwide Mutual Insurance Company
               One Nationwide Plaza
               Columbus, Ohio  43215
               Attention:       Mark B. Koogler; Roger A. Craig
               Facsimile No.:  (614) 249-7254

      (b)      If to Allied, to:

               Allied Life Financial Corporation
               701 Fifth Avenue
               Des Moines, Iowa  50391-2003
               Attention:       Samuel Wells
               Facsimile No.:  (515) 280-4776

               with a copy to:

               Sidley & Austin
               One First National Plaza
               Chicago, Illinois  60603

               Attention:       Richard G. Clemens, Esq.
               Facsimile No.:  (312) 853-7036

or to such other address as the Person to whom notice is given may have previously furnished to the other party in writing in accordance herewith.

         Section 9.4 Amendments. This Agreement may be amended by the parties hereto at any time before or after the approval of this Agreement by the shareholders of Nationwide or of Allied, but after such approval no amendment or modification shall be made which in any way materially adversely affects the rights of such shareholders without the further approval of such shareholders. Any amendment, modification or material waiver of this Agreement shall be subject to the approval of the Ohio Superintendent and the Iowa Commissioner. This Agreement may not be amended, modified or supplemented except by written agreement of the parties hereto.

         Section 9.5 No Waiver. Nothing contained in this Agreement shall cause the failure of either party to insist upon strict compliance with any covenant, obligation, condition or agreement contained herein to operate as a waiver of, or estoppel with respect to, any such covenant, obligation, condition or agreement by the party entitled to the benefit thereof.

         Section 9.6 Brokers. Allied represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Allied, except for Allied's financial advisor, Fox-Pitt, Kelton Inc., whose fees shall be paid by Allied. Nationwide represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Nationwide, except for Nationwide's financial advisor, Credit Suisse First Boston, whose fees shall be paid by Nationwide.

         Section 9.7 Publicity. So long as this Agreement is in effect, each of the parties hereto (i) shall not, and shall cause its Affiliates not to, issue or cause the publication of any press release or other announcement to any Person with respect to this Agreement or the transactions contemplated hereby without the consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that nothing contained herein shall (A) limit the right of each of the parties hereto and their Affiliates to make a legally required filing or communication, provided that, to the extent possible, such party shall consult with the other party before making such filing or communication, or responding to any communications initiated by any non-affiliated Person, including, but not limited to, any rating agency or Governmental Entity, (B) prohibit either party hereto (or its Affiliates) from initiating communications with, and making presentations to, any rating agency or Governmental Entity relating to the transactions contemplated hereby if such party gives prior notice thereof to the other party hereto, or (C) prohibit Nationwide or Allied or any of their respective Affiliates from communicating to any third party information in any way relating to the Merger that has been made known to the general public, other than in violation of this Agreement, prior to the time of such communication,

(ii) shall cooperate fully with the other party hereto with respect to issuing or publishing any press release, or other announcement or other written communication to any non-affiliated Person and preparing written and oral communications to the employees and agents of each party hereto with the purpose of effectuating the Merger in the best interests of the respective shareholders of Nationwide and Allied and (iii) shall promptly notify the other party of any announcements which are made to affiliated Persons and any communications received from and responses provided to non-affiliated Persons, in either case, with respect to this Agreement or the transactions contemplated hereby.

         Section 9.8 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 9.9 Nonassignability. This Agreement shall not be assigned by either party hereto by operation of Law or otherwise without the prior written consent of the other party hereto.

         Section 9.10 Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns, and nothing in this Agreement, expressed or implied, is intended to confer upon any other Person (including, but not limited to, any policyholder or employee of Allied, Nationwide or their Subsidiaries) any rights or remedies of any nature under or by reason of this Agreement, except as expressly provided in Sections
6.8 hereof.

         Section 9.11 Duplicates; Counterparts. This Agreement shall be executed in duplicate and may be executed in counterparts each of which shall be deemed to constitute an original and constitute one and the same instrument.

         Section 9.12 Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio (except to the extent that the Iowa Insurance Law and the Iowa Corporation Law shall be held to govern the terms of the Merger) without regard to its conflict of laws rules. Each of the parties hereto submits to the jurisdiction of the state and federal courts sitting in the City of Columbus, County of Franklin and State of Ohio, in any action or proceeding arising out of or relating to this Agreement and all claims in respect of any such action or proceeding may be heard or determined in any such court.

         Section 9.13 Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof and thereof.

         Section 9.14 Severability. If any provisions hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof; provided, however, that the parties shall use reasonable efforts, including, but not limited to, the amendment of this Agreement, to ensure that this Agreement shall reflect as closely as practicable the intent of the parties hereto.

         Section 9.15 Specific Performance. Each of the parties hereto acknowledges and agrees that the other party hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto agrees that they each shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions thereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which Nationwide or Allied may be entitled, at law or in equity.

         Section 9.16 Survival of Certain Covenants. The provisions of Section
6.8 hereof shall survive the Effective Time.

         Section 9.17 Counting. If the due date for any action to be taken under this Agreement (including, but not limited to, the delivery of notices) is not a Business Day, then such action shall be considered timely taken if performed on or prior to the next Business Day following such due date.

                                    ARTICLE X

                                   DEFINITIONS

         Section 10.1 Definitions. When used in this Agreement, the following words or phrases have the following meanings:

         "Acquisition Proposal" shall have the meaning set forth in Section 6.10 hereof.

         "Affiliate" shall mean a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another Person or beneficially owns or has the power to vote or direct the vote of ten percent (10%) or more of the voting stock (or of any other form of general partnership, limited partnership or voting equity interest in the case of a Person that is not a corporation) of such other Person. For purposes of this definition, "control", including the terms "controlling" and "controlled", means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or credit arrangement, as trustee, partner or executor or otherwise.

         "Agreement" shall mean this Agreement and Plan of Merger, including all Exhibits.

         "Allied" shall have the meaning set forth in the preamble to this Agreement.

         "Allied Disclosure Schedule" shall mean the disclosure schedule delivered by Allied to Nationwide, dated the date hereof.

         "Allied GAAP Financial Statements" shall have the meaning set forth in
Section 4.7 hereof.

         "Allied Group" shall mean Allied and the Allied Subsidiaries.

         "Allied Insurer" shall mean Allied and each Allied Subsidiary that transacts or is authorized to transact an insurance or reinsurance business.

         "Allied 1998 Quarterly Statement" shall have the meaning set forth in
Section 4.8 hereof.

         "Allied Real Property" shall mean any real property in which Allied or any of its Affiliates holds a Lien or owns an interest, or in the management of which Allied or an Affiliate of Allied actively participates.

         "Allied SAP Statements" shall have the meaning set forth in Section 4.6(d) hereof.

         "Allied Subsidiary" or "Allied Subsidiaries" shall mean the Subsidiaries of Allied and, without limiting the generality of the foregoing, shall include any Subsidiary of Allied as to which Allied or an Allied Subsidiary has guaranteed any obligations or owns any interest. References in this Agreement to Subsidiaries of Allied shall include all of the Allied Subsidiaries.

         "Annual Statements" shall mean, with respect to any Person, the annual statements of such Person filed with or submitted to the insurance regulatory body in the jurisdiction in which such Person is domiciled on forms prescribed or permitted by such regulatory body.

         "Articles of Merger" shall mean the articles of merger in such form as required by, and executed and acknowledged in accordance, with the Iowa Corporation Law and the Iowa Insurance Law.

         "Assets" shall mean, as to a Person, all rights, titles, franchises and interests in and to every species of property, real, personal and mixed, and choses in action thereunto belonging, including, but not limited to, Environmental Permits, Investment Assets, Intellectual Property, Contracts, Licenses, privileges and all other assets whatsoever, tangible or intangible, of such Person.

         "Benefit Plans" shall have the meaning set forth in Section 4.21 hereof.

         "Business" shall mean, as to a Person, the business, operations, activities and affairs of such Person.

         "Business Day" shall means any day other than Saturday, Sunday or any other day in which commercial banks in Columbus, Ohio are required to or permitted to be closed.

         "CERCLIS" shall mean the Comprehensive Environmental Response, Compensation, and Liability Information System.

         "Certificate of Merger" shall mean a certificate of merger in such form as required by, and executed and acknowledged in accordance with, Section 1701.81 of the Ohio General Corporation Law.

         "Closing" shall have the meaning set forth in Section 2.2 hereof.

         "Closing Agreement" shall have the meaning set forth in Section 4.20(k) hereof.

         "Closing Date" shall have the meaning set forth in Section 2.2 hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commonly Controlled Entity" shall have the meaning set forth in
Section 4.21(b) hereof.

         "Common Share" shall mean share of common stock, no par value, of Allied.

         "Computer Software" shall mean any and all computer software consisting of sets of statements or instructions to be used, directly or indirectly, in a computer, including, but not limited to, the following: (i) all source code, object code and natural language code therefor and all component modules thereof, (ii) all versions thereof, (iii) all screen displays and designs thereof and (iv) all user, technical, training and other documentation relating to any of the foregoing.

         "Consent or Filing" shall have the meaning set forth in Section 4.5(b) hereof.

         "Contract" or "Contracts" shall mean a contract, agreement, commitment, indenture, note, bond, mortgage, license, lease, assignment, arrangement or understanding.

         "Current Premium" shall have the meaning set forth in Section 6.8 hereof.

         "D&O Insurance" shall have the meaning set forth in Section 6.8 hereof.

         "Dissenting Shares" shall have the meaning set forth in Section 2.9 hereof.

         "Effective Time" shall have the meaning set forth in Section 2.3 hereof.

         "Environmental Claim" shall mean any investigation, notice of violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial or private in nature) arising: (A) pursuant to, or in connection with, an actual or alleged violation of any Environmental Law; (B) in connection with any Hazardous Substances or actual or alleged activity associated with any Hazardous Substances; (C) from any abatement, removal, remedial, corrective or other response action in connection with any Hazardous Substances, Environmental Law or other order or directive of any federal, state or local governmental authority; or (D) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment. Environmental Claim shall not include claims for coverage by an insured.

         "Environmental Law" shall mean any local, state or federal statute, rule, regulation, order, code, directive or ordinance and any binding judicial or administrative interpretation thereof or requirements thereunder pertaining to: (A) the regulation and protection of health, safety and the indoor or outdoor environment; (B) the conservation, management, development, control and/or use of land (including zoning laws and ordinances), natural resources and wildlife; (C) the protection or use of surface water and ground water; (D) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Substances; or (E) pollution (including any release into air, land, surface water and ground water); and includes without limitation the following federal statutes (and their implementing regulations and the analogous state statutes and regulations): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977.

         "Environmental Permit" shall mean any permit, license, variance, certificate, consent, letter, clearance, closure, exemption, authorization, decision or action or approval required to be obtained from any federal, state or local governmental authority with jurisdiction over and pursuant to any Environmental Law.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Financial Statements" shall mean balance sheets, statements of income and statements of cash flows, including, but not limited to, all notes, schedules, exhibits and other attachments thereto, whether consolidated, combined or separate or audited or unaudited or prepared in accordance with SAP or GAAP.

         "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

         "GAAP Financial Statements" shall mean Financial Statements prepared in accordance with GAAP.

         "Governmental Approvals" shall mean the Consents or Filings required to be obtained from the Iowa Commissioner and the Ohio Superintendent.

         "Governmental Entity" or "Governmental Entities" shall mean a court, executive office, legislature, governmental agency, commission or administrative, regulatory or self-regulatory authority or instrumentality, domestic or foreign.

         "Hazardous Substances" shall mean chemicals, products, compounds, by-products, pollutants, contaminants, hazardous wastes or toxic or hazardous substances regulated under any Environmental Law, including, but not limited to, asbestos or asbestos-containing materials, polychlorinated biphenyls, pesticides and oils, petroleum and petroleum products.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "Indemnitees" shall have the meaning set forth in Section 6.8 hereof.

         "Insurance Contract" shall mean any Contract of insurance, including, but not limited to, reinsurance contracts, variable annuity and fixed annuity contracts or products, life insurance contracts, and funding agreements.

         "Insurance License" shall mean a License granted by a Governmental Entity to transact an insurance or reinsurance business, issue fixed or variable annuity contracts or products, or issue life insurance contracts.

         "Intellectual Property" shall mean: trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, good will associated with the foregoing and registrations in any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not in any jurisdiction; patents, applications for patents (including but not limited to divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; writings and other works, whether copyrightable or not in any jurisdiction, and any renewals or extensions thereof;

and any similar intellectual property or proprietary rights; provided, that Intellectual Property shall include Computer Software.

         "Investment Advisers Act" shall mean the Investment Advisers Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Investment Assets" shall mean bonds, notes, debentures, mortgage loans, collateral loans and all other instruments of indebtedness, stocks, partnership or joint venture interests and all other equity interests (including, but not limited to, equity interests in Subsidiaries or other Affiliates), real estate and leasehold and other interests therein, certificates issued by or interests in trusts, cash on hand and on deposit, personal property and interests therein and all other assets acquired for investment purposes.

         "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Iowa Attorney General" shall mean the Attorney General of the State of Iowa.

         "Iowa Commissioner" shall mean the Commissioner of Insurance of the State of Iowa.

         "Iowa Corporation Law" shall mean Chapters 490 and 491 of the Iowa Code, as amended, and the rules and regulations promulgated thereunder.

         "Iowa Insurance Law" shall mean Chapters 505 through 523I of the Iowa Code, as amended, and the rules and regulations promulgated thereunder.

         "IRS" shall mean the Internal Revenue Service or any successor agency.

         "Knowledge" shall mean, as to a Person, (i) receipt of notice by, or actual knowledge or reason to know (assuming for such purposes that reasonable inquiry has been made) by any officer of such Person with the title of Vice President or higher (or, if not a corporation, any person holding a similar title or position) or (ii) the actual Knowledge of any Vice President (or, if not a corporation, any person holding a similar title or position) of such Person with respect to any matter or matters within the scope of such Person's responsibilities.

         "Law" shall mean a law, statute, ordinance, rule or regulation enacted or promulgated, or Order issued or rendered, by any Governmental Entity.

         "Liability" shall mean a liability, obligation, claim or cause of action (of any kind or nature whatsoever, whether absolute, accrued, contingent or other, and whether known or unknown), including, but not limited to, any liability, obligation, claim or cause of action arising pursuant to or as a result of an Insurance Contract or pursuant to any Environmental Claim.

         "License" shall mean a license, certificate of authority, permit or other authorization to transact an activity or business, whether granted by a Governmental Entity or by any other Person.

         "Lien" shall mean a lien, mortgage, deed of trust, deed to secure debt, pledge, assessment, security interest, lease, sublease, charge, claim, levy or other encumbrance of any kind.

         "Losses" shall mean all losses, claims, damages, costs, expenses, liabilities and judgments, including, but not limited to, court costs and attorneys' fees.

         "Material Adverse Effect" shall mean a material adverse effect on the business, results of operations or financial condition of any party or any of its Subsidiaries

(including, after the Merger, the Surviving Corporation), or of such party and its Subsidiaries taken as a whole, or on the ability of such party to consummate the transactions contemplated by this Agreement.

         "Merger" shall have the meaning set forth in the preamble to this Agreement.

         "Merger Consideration" shall mean the amount of cash which holders of Common Shares shall have the right to receive in exchange for their Common Shares as set forth in Section 2.7 hereof.

         "NAIC" shall mean the National Association of Insurance Commissioners.

         "Nationwide" shall have the meaning set forth in the preamble to this Agreement.

         "Nationwide Disclosure Schedule" shall mean the disclosure schedule delivered by Nationwide to Allied, dated the date hereof.

         "Nationwide Subsidiaries" shall mean the Subsidiaries of Nationwide.

         "NPL" shall mean the National Priority List.

         "Offer" shall mean the tender offer for the Common Shares commenced by Nationwide pursuant to Section 1.1., as amended from time to time.

         "Offer Documents" shall have the meaning set forth in Section 1.1 (b) thereof.

         "Offer Price" shall have the meaning set forth in the preamble to this Agreement.

         "Ohio Insurance Law" shall mean Title 39 of the Ohio Revised Code, as amended, and the rules and regulations promulgated thereunder.

         "Ohio Superintendent" shall mean the Superintendent of Insurance of the State of Ohio.

         "Order" shall mean an order, writ, ruling, judgment, directive, injunction or decree of any arbitrator or Governmental Entity.

         "Pension Plan" shall have the meaning set forth in Section 4.21(a) hereof.

         "Permitted Liens" shall mean, as to a party hereto, (a) those Liens set forth in the Nationwide Disclosure Schedule or the Allied Disclosure Schedule, or otherwise approved in writing by the other party, (b) any Lien that is set forth in the public records or in title reports or title insurance binders that have been made available to the other party relating to any interest in the real property set forth in the Nationwide Disclosure Schedule or the Allied Disclosure Schedule and any lease or sublease, (c) Liens for water and sewer charges and current Taxes not yet due and payable or being contested in good faith, (d) Liens arising from securities lending activities undertaken in the ordinary course of business of a Person, (e) other Liens (including, but not limited to, mechanic's, courier's, worker's, repairer's, materialman's, warehouseman's and other similar Liens) arising or incurred in the ordinary course of business as would not, individually or in the aggregate, materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, and (f) Liens arising or resulting from any action taken by the other party hereto or any of its respective Subsidiaries (but not including the execution, delivery or performance of this Agreement or the Merger).

         "Person" shall mean an individual, corporation, partnership, association, joint stock company, limited liability company, Governmental Entity, business trust, unincorporated organization or other legal entity.

         "Preferred Shares" shall mean each share of 6.75% Series Preferred Shares and Series A ESOP Preferred Shares, collectively

         "6.75% Series Preferred Shares" shall mean each share of 6.75% Series preferred stock, no par value, of Allied.

         "Proceedings" shall mean civil, criminal or administrative actions, suits, hearings, claims, investigations and other similar proceedings.

         "Proxy Statement" shall have the meaning set forth in Section 4.5(b) hereof.

         "Quarterly Statements" shall mean, with respect to any Person, the quarterly statements of such Person filed with or submitted to the insurance regulatory body in the jurisdiction in which such Person is domiciled on forms prescribed or permitted by such regulatory body.

         "Rating Agencies" shall mean A.M. Best and Company, Standard and Poor's Corporation, Moody's Investor Services, Inc., and Duff & Phelps Credit Rating Agency.

         "SAP" shall mean statutory accounting practices prescribed by the NAIC and prescribed or permitted by the applicable insurance regulatory body applied on a consistent basis.

         "SAP Statements" shall mean Annual Statements and Quarterly Statements.

         "Schedule 14D-1" shall have the meaning set forth in Section 1.1(b) hereof.

         "Schedule 14D-9" shall have the meaning set forth in Section 1.2(b) hereof.

         "SEC" shall mean the Securities and Exchange Commission.

         "SEC Documents" shall have the meaning set forth in Section 4.9 hereof.

         "Series A ESOP Preferred Share" shall mean each share of Series A ESOP Convertible Preferred Stock, no par value, of Allied.

         "Shareholders Meeting" shall mean a meeting set forth in Section 3.2 hereof.

         "Special Committee" shall have the meaning set forth in Section 4.4(c) hereof.

         "Sub" shall have the meaning set forth in the preamble to this Agreement.

         "Subsidiary" of a Person shall mean an Affiliate of such Person more than fifty percent of any class of voting stock (or of any other form of voting equity interest in the case of a Person that is not a corporation) of which is beneficially owned by the Person directly or indirectly through one or more other Persons.

         "Surviving Corporation" shall have the meaning set forth in Section 2.1 hereof.

         "Tax or Tax Return" shall mean a report, return or other information required under any applicable Law to be filed or provided to any Person with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes Nationwide or any Nationwide Subsidiary on the one hand, or Allied or any Allied Subsidiary on the other hand.

         "Tax Ruling" shall have the meaning set forth in Section 4.20(k) hereof.

         "Taxes" shall mean any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including all net income, gross income, premiums, sales and use, ad valorem, transfer, gains, profits, windfall profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, employment, disability, payroll, license, estimated, stamp, custom duties, severance or withholding taxes, other taxes or similar charges of any kind whatsoever imposed by any Governmental Entity, whether imposed directly on a Person or resulting under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by Contract or otherwise and includes any interest and penalties (civil or criminal) on or additions to any such taxes or in respect of a failure to comply with any requirement relating to any Tax Return and any expenses incurred in connection with the determination, settlement or litigation of any such tax liability.

         "Third Party Administrator" shall mean any third party administrator of either Nationwide or Allied.

         "Title IV Plan" shall have the meaning set forth in Section 4.21(b) hereof.

         "Treasury Regulation" shall mean the regulations promulgated by the U.S. Department of the Treasury pursuant to the Code.

         "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act of 1988, as amended.

         "Welfare Plan" shall have the meaning set forth in Section 4.21(a) hereof.

                           [SIGNATURE PAGE TO FOLLOW]

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Nationwide, of Sub and of Allied as of the date first above written.

             NATIONWIDE MUTUAL INSURANCE
             COMPANY



             By: _________________________________
                      Name:  David A. Diamond
                      Title:   Vice President-Enterprise Controller



             NATIONWIDE LIFE ACQUISITION CORPORATION



             By: _________________________________
                      Name:  David A. Diamond
                      Title:    Vice President-Enterprise
                                Controller



             ALLIED LIFE FINANCIAL CORPORATION



             By: _________________________________
                      Name:  Samuel J. Wells
                      Title:    President

                                   Exhibit A

                             Conditions to the Offer

             Notwithstanding any other provision of the Offer, Sub shall not be required to accept for payment, or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered Common Shares after the termination or withdrawal of the Offer), to pay for any Common Shares not theretofore accepted for payment or paid for (i) unless (A) there are validly tendered and not properly withdrawn prior to the expiration of the Offer 2,000,000 Common Shares (the "Minimum Condition"), and (B) all insurance regulatory approvals necessary for Nationwide and Sub's acquisition of control of Allied and its Subsidiaries are obtained on terms and conditions reasonably satisfactory to Nationwide (the "Insurance Regulatory Condition") and any waiting period applicable to the consummation of the Offer and the Merger under the HSR Act shall not have expired or been terminated, or (ii) if at any time on or after the date of the Merger Agreement and at or before the time that the particular Common Shares are accepted for payment (whether or not any other Common Shares shall theretofore have been accepted for payment or paid for pursuant to the Offer) any of the following conditions exists:

                  (a) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, or
         (iii) a commencement of a war, armed hostilities or other international or national calamity directly involving the United States

                                  Exhibit A-1
         which has a material adverse effect on the general economic conditions in the United States;

                  (b) any statute, rule, regulation, a temporary, preliminary or permanent order or injunction shall be promulgated, enacted, entered, enforced or deemed applicable to the Offer, the Merger or performance under this Agreement, by any state, federal or foreign government or governmental authority or court or governmental agency of competent jurisdiction that (i) prohibits the consummation of the Offer or the Merger or (ii) imposes material limitations on the ability of Sub effectively to exercise full rights of ownership with respect to the Common Shares, including, without limitation, the right to vote any Common Shares purchased by it on all matters properly presented to the stockholders of Allied; provided that the Nationwide and Sub shall have used their best efforts to have any such decree, order or injunction vacated or reversed;

                  (c) Allied shall have entered into an agreement obligating Allied to enter into an Acquisition Transaction with a person other than Nationwide, Sub or an affiliate of either;

                  (d) (i) Allied shall have breached or failed to perform in any material respect any of its material obligations covenants or agreements under the Agreement or (ii) there shall have occurred, on the part of Allied, a breach of any representation or warranty contained in the Agreement as of the date of the Agreement or at the time of the consummation of the Offer (other than representations and warranties made as of a specified date prior to the date of the Agreement) which, in either case, if

                                  Exhibit A-2
         not cured would reasonably be expected to have a Material Adverse Effect and which is not curable or, if curable, is not cured with the later of (x) 30 calendar days after written notice of such breach is given by Nationwide to Allied of such breach and (y) the time of satisfaction of all conditions to the Offer not related to such breach; provided, however, that the representations contained in Sections 4.2 and 4.4 shall be true as of the consummation of the Offer.

                  (e) the Allied Board shall have withdrawn its recommendation or modified its recommendation in a manner adverse to Nationwide or Sub;

                  (f) the failure to obtain any Governmental Approvals or third party Contracts, which failure, in the aggregate, would have a Material Adverse Effect;

                  (g) Any insurance regulatory approval necessary for the merger of Allied Mutual with and into Nationwide (the "Mutual Merger") shall not have been obtained on terms and conditions reasonably satisfactory to Nationwide;

                  (h) the requisite vote of Allied Mutual policyholders in support of the mutual Merger shall not have been obtained; and

                  (i) the nominees of Nationwide to the Allied Mutual Board pursuant to the Mutual Merger shall not have been duly elected or appointed so as to constitute a majority of the directors on the Allied Mutual Board.

         The foregoing conditions are for the sole benefit of Sub and may be asserted by Sub regardless of the circumstances giving rise to any such condition or may be waived by Sub in whole or in part at any time and from time to time in its sole discretion (subject to the terms of the Merger Agreement). The failure by Sub at any time to exercise any of the

                                  Exhibit A-3
foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time. The capitalized terms used in this Exhibit A shall have the meanings set forth in the Merger Agreement.




                                  Exhibit A-4

                                    Exhibit B

                Nationwide Life Acquisition Corporation Articles
                      of Incorporation and Code of By-laws



                                  Exhibit B-1

                                    Exhibit C

                              Shareholder Agreement


         SHAREHOLDER AGREEMENT, dated as of June __, 1998, between Nationwide Mutual Insurance Company, an Ohio mutual insurance company ("Nationwide"), and Allied Mutual Insurance Company, an Iowa mutual insurance company (the "Securityholder").

         WHEREAS, Nationwide, Nationwide Life Acquisition Corporation, an Ohio corporation and wholly-owned subsidiary of Nationwide ("Sub"), and Allied Life Financial Corporation, an Iowa corporation (the "Company"), propose to enter into an Agreement and Plan of Merger, dated the date hereof (as the same may be amended or supplemented, the "Merger Agreement") providing for the merger of Sub with the Company (the "Merger");

         WHEREAS, the Securityholder is the record and beneficial owner of the number of (i) shares of common stock, no par value, of the Company (the "Common Shares"), and (ii) shares of 6.75% Series Preferred Stock, no par value, of the Company (collectively, the "Preferred Shares") set forth on Schedule A hereto; such securities, as they may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company, together with securities that may be acquired after the date hereof by the Securityholder, including Common Shares issuable upon the exercise of options to purchase Common Shares (as the same may be adjusted as aforesaid), being collectively referred to herein as the "Securities"; and

         WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Nationwide has requested that the Securityholder enter into this Agreement (capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement);

         NOW, THEREFORE, to induce Nationwide to enter into, and in consideration of it entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

         1. Covenants of the Securityholder. The Securityholder agrees as follows:

         (a) The Securityholder shall not, except as contemplated by the terms of this Agreement, (i) sell, transfer, pledge, assign or otherwise dispose of, or enter into any Contract (as defined below), option or other arrangement (including any profit sharing arrangement) or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, the Securities to any person other than Nationwide or Nationwide's designee, (ii) enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to the Securities or (iii) take any

                                  Exhibit C-1
other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby.

         (b) Until the Merger is consummated or the Merger Agreement is terminated, the Securityholder shall not, nor shall the Securityholder permit any investment banker, financial adviser, attorney, accountant or other representative or agent of the Securityholder to, directly or indirectly (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed or reasonably likely to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined in the Merger Agreement) or
(ii) participate in any discussions or negotiations regarding any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by an investment banker, financial advisor, attorney, accountant or other representative or agent of the Securityholder shall be deemed to be a violation of this Section 1(b) by the Securityholder.

         (c) At any meeting of shareholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, the Securityholder shall, including by initiating a written consent solicitation if requested by Nationwide, vote (or cause to be voted) such Securityholder's Securities in favor of the Merger, the adoption of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement. At any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which the Securityholder's vote, consent or other approval is sought, the Securityholder shall vote (or cause to be voted) the Securityholder's Securities against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Acquisition Proposal (collectively, "Alternative Transactions") or (ii) any amendment of the Company's Certificate of Incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify, the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement including any consent to the treatment of any Securities in or in connection with such transaction (collectively, "Frustrating Transactions").

         2. Grant of Irrevocable Proxy Coupled with an Interest; Appointment of Proxy.

         (a) The Securityholder hereby irrevocably grants to, and appoints, any individual who shall be designated by Nationwide as the Securityholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Securityholder, to vote the Securityholder's Preferred Shares, or grant a consent or approval in respect of such Preferred Shares, at any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, (i) in favor of the Merger, the adoption by the

                                  Exhibit C-2

Company of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement, and (ii) against any Alternative Transaction or Frustrating Transaction.


         (b) The Securityholder represents that any proxies heretofore given in respect of the Securityholder's Preferred Shares are not irrevocable, and that any such proxies are hereby revoked.

         (c) The Securityholder hereby affirms that the proxy set forth in this
Section 2 is coupled with an interest and is irrevocable until such time as this Agreement terminates in accordance with its terms. The Securityholder hereby further affirms that the irrevocable proxy is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Securityholder under this Agreement. The Securityholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of
Section 490.722 of the Iowa Corporation Act. Such irrevocable proxy shall be valid until the termination of this Agreement in accordance with its terms.

         3. Grant of Option. The Securityholder hereby grants to Nationwide an option to purchase all of the Common Shares owned by the Securityholder at a price of $30.00 per share, net to the Securityholder in cash, without interest thereon (the "Option"). Such Option shall expire coterminus with the termination of the Merger Agreement, unless extended by written agreement between Nationwide and the Securityholder.

         4. Representations and Warranties of the Securityholder. The Securityholder hereby represents and warrants to Nationwide as follows:

         (a) Authority. The Securityholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Securityholder. This Agreement has been duly executed and delivered by the Securityholder and, assuming this Agreement constitutes a valid and binding obligation of Nationwide, constitutes a valid and binding obligation of the Securityholder enforceable against the Securityholder in accordance with its terms. Except for the informational filings with the Securities and Exchange Commission, neither the execution, delivery or performance of this Agreement by the Securityholder nor the consummation by the Securityholder of the transactions contemplated hereby will (i) require any filing with, or permit, authorization, consent or approval of, any federal, state, local or municipal foreign or other government or subdivision, branch, department or agency thereof or any governmental or quasi-governmental authority of any nature, including any court or other tribunal, (a "Governmental Entity"), (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation or acceleration under, or result in the creation of any Lien upon


                                  Exhibit C-3
any of the properties or assets of the Securityholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, concession, franchise, contract, agreement or other instrument or obligation (a "Contract") to which the Securityholder is a party or by which the Securityholder or any of the Securityholder's properties or assets, including the Securityholder's Securities, may be bound or (iii) violate any judgment, order, writ, preliminary or permanent injunction or decree (an "Order") or any statute, law, ordinance, rule or regulation of any Governmental Entity (a "Law") applicable to the Securityholder or any of the Securityholder's properties or assets, including the Securityholder's Securities.

         (b) The Securities. The Securityholder's Securities and the certificates representing such Securities are now, and at all times during the term hereof will be, held by such Securityholder, or by a nominee or custodian for the benefit of such Securityholder, and the Securityholder has good and marketable title to such Securities, free and clear of any Liens, proxies, voting trusts or agreements, understandings or arrangements, except for any such Liens or proxies arising hereunder. The Securityholder owns of record or beneficially no securities of the Company, or any options, warrants or rights exercisable for securities of the Company, other than such Securityholder's Securities, as set forth on Schedule A hereto.

         (c) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Securityholder.

         (d) Merger Agreement. The Securityholder understands and acknowledges that Nationwide is entering into the Merger Agreement in reliance upon the Securityholder's execution and delivery of this Agreement.

         5. Board Approval. The Board of Directors of the Securityholder has duly and validly authorized and approved by all necessary corporate action, this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, so that by the execution and delivery hereof no restrictive provision of Section 490.1110 of the Iowa Corporation Act or restrictive provision of any applicable anti-takeover provision in the Articles of Incorporation or by-laws of the Company is, or at the closing of the transactions contemplated hereby will be, applicable to the Company, Nationwide, the Securities, the Merger or any other transaction contemplated by this Agreement.

         6. Representations and Warranties of Nationwide. Nationwide hereby represents and warrants to the Securityholder as follows:

         (a) Authority. Nationwide has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Nationwide and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Nationwide. This Agreement has been duly

                                  Exhibit C-4
executed and delivered by Nationwide and, assuming this Agreement constitutes a valid and binding obligation of the Securityholder, constitutes a valid and binding obligation of Nationwide enforceable in accordance with its terms.

         (b) Securities Act. The Securities will be acquired in compliance with, and Nationwide will not offer to sell or otherwise dispose of any Securities so acquired by it in violation of any of, the Securities Exchange Act of 1934, or the registration requirements of the Securities Act of 1933.

         7. Further Assurances. The Securityholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Nationwide may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote the Securityholder's Securities as contemplated by Section 2. Nationwide agrees to use reasonable efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements that may be imposed with respect to the transactions contemplated by this Agreement.

         8. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first anniversary of the date of any termination of the Merger Agreement in accordance with its terms. Nothing in this Section 8 shall relieve any party from liability for willful breach of this Agreement.

         10. Stop Transfer. The Securityholder agrees with, and covenants to, Nationwide that the Securityholder shall not register the transfer of any certificate representing the Securityholder's Securities unless such transfer is made in accordance with the terms of this Agreement.

         11.  General Provisions.

         (a) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

         (b) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

                                  Exhibit C-5

         (c) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i) if to Nationwide, to:

         Nationwide Mutual Insurance Company
         One Nationwide Plaza
         Columbus, Ohio 43215
         Attention:  David A. Diamond, Vice President - Enterprise Controller
         Facsimile:  (614) 249-4462

         with a copy to:

         Nationwide Mutual Insurance Company
         One Nationwide Plaza
         Columbus, Ohio 43215
         Attention:  Mark B. Koogler; Roger A. Craig
         Facsimile:  (614) 249-7254

         and

(ii) if to the Securityholder, to:

         Allied Mutual Insurance Company
         701 Fifth Avenue
         Des Moines, Iowa 50391-2000
         Attention: John E. Evans, Chairman of the Board
         Facsimile: 515-280-4399

         and

         Allied Mutual Insurance Company
         701 Fifth Avenue
         Des Moines, Iowa   50391-2000
         Attention: Douglas L. Andersen, President and Chief Executive Officer
         Facsimile: 515-280-4399

         with copies to:

         Nyemaster, Goode, Voigts, West, Hansell & O'Brien
         A Professional Corporation
         700 Walnut Street, Suite 1600
         Des Moines, Iowa 50309-3899
         Attention: Mark C. Dickinson, Esq.
         Facsimile No.: 515-283-3108

                                  Exhibit C-6
         and

         Skadden, Arps, Slate, Meagher & Flom LLP
         919 Third Avenue
         New York, New York   10022-3897
         Attention: Jeffrey W. Tindell, Esq.
         Facsimile: No.: 212-451-7321

         (d) Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         (e) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         (f) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         (g) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Ohio without regard to any applicable conflicts of law.

         (h) Publicity. Except as otherwise required by law, court process or the rules of a national securities exchange or the Nasdaq National Market or as contemplated or provided in the Merger Agreement, for so long as this Agreement is in effect, neither the Securityholder nor Nationwide shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement or the Merger Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

         12. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in a court of the United States. This being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto waives any right to trial by jury with respect

                                  Exhibit C-7
to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

THE SECURITYHOLDER AGREES THAT, IN CONNECTION WITH ANY LEGAL SUIT OR PROCEEDING ARISING WITH RESPECT TO THIS AGREEMENT, IT SHALL SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF OHIO AND AGREES TO VENUE IN SUCH COURTS. THE SECURITYHOLDER HEREBY APPOINTS THE SECRETARY OF THE COMPANY AS ITS AGENT FOR SERVICE OF PROCESS FOR PURPOSES OF THE FOREGOING SENTENCE ONLY. EACH PARTY HERETO WAIVES ANY RIGHT TO JURY TRIAL IN CONNECTION WITH ANY SUCH SUIT OR PROCEEDING.




                                  Exhibit C-8

         IN WITNESS WHEREOF, each of Nationwide and Securityholder has caused this Agreement to be signed by its officer thereunto duly authorized, as of the date first written above.


                          NATIONWIDE MUTUAL INSURANCE COMPANY




                          By:
                              Name:  David A. Diamond
                               Title: Vice President - Enterprise  Controller


                          ALLIED MUTUAL INSURANCE COMPANY




                          By:
                              Name:
                               Title:





                                  Exhibit C-9

                                   SCHEDULE A

          Name and Address                  Common Shares                   6.75% Preferred Stock
          ----------------                  ------ ------                   ---------------------
Allied Mutual Insurance Company               1,521,006                           2,330,772




                                  Schedule A-1

                                    ANNEX II

     Following is the text of the statutory appraisal right as set forth in Sections 490.1301 through 490.1331 of the Iowa Business Corporation Act.

                                 DIVISION XIII
                               DISSENTERS' RIGHTS

                                     PART A

     490.1301     DEFINITIONS FOR DIVISION XIII. In this division:

     1. "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

     2. "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     3. "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 490.1302 and who exercises that right when and in the manner required by sections 490.1320 through 490.1328.

     4. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     5. "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

     6. "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     7. "Shareholder" means the record shareholder or the beneficial shareholder.


     490.1302     SHAREHOLDERS' RIGHT TO DISSENT.

     1. A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

          a. Consummation of a plan of merger to which the corporation is a party if either of the following apply;

               (1)   Shareholder approval is required for the merger by section
          490.1103 or the articles of incorporation and the shareholder is entitled to vote on the merger.

               (2) the corporation is a subsidiary that is merged with its parent under section 490.1104.

          b. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

          c. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

          d. An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it does any or all of the following:

               (1)   Alters or abolishes a preferential right of the shares.

               (2) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

               (3) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities.

               (4) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

               (5) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 490.604.

               (6) Extends, for the first time after being governed by this chapter, the period of duration of a corporation organized under chapter 491 or 496A and existing for a period of years on the day preceding the date the corporation is first governed by this chapter.

          e. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     2. A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter is not entitled to challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

    490.1303     DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

     1. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in that shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.

     2. A beneficial shareholder may assert dissenters' rights as to shares held on the shareholder's behalf only if the shareholder does both of the following:

          a. Submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights.

          b. Does so with respect to all shares of which the shareholder is the beneficial shareholder or over which that beneficial shareholder has power to direct the vote.


                                     PART B

     490.1320     NOTICE OF DISSENTERS' RIGHTS.

     1.   If proposed corporate action creating dissenters' rights under section
490.1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this part and be accompanied by a copy of this part.

     2. If corporate action creating dissenters' rights under section 490.1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 490.1322.

     490.1321     NOTICE OF INTENT TO DEMAND PAYMENT.

     1.   If proposed corporate action creating dissenters' rights under section
490.1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must do all of the following:

          a. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated.

          b. Not vote the dissenting shareholder's shares in favor of the proposed action.

     2. A shareholder who does not satisfy the requirements of subsection 1 is not entitled to payment for the shareholder's shares under this part.

     490.1322     DISSENTERS' NOTICE.

     1.   If proposed corporate action creating dissenters' rights under section
490.1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 490.1321.

     2. The dissenters' notice must be sent no later than ten days after the proposed corporate action is authorized at a shareholders' meeting, or, if the corporate action is taken without a vote of the shareholders, no later than ten days after the corporate action is taken, and must do all of the following:

          a. State where the payment demand must be sent and where and when certificates for certificated shares must be deposited.

          b. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received.

          c. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date.

          d. Set a date by which the corporation must receive the payment demand, which date shall not be fewer than thirty nor more than sixty days after the date the dissenters' notice is delivered.

          e. Be accompanied by a copy of this division. (Last amended by Ch. 211, L. '91, eff. 7-1-91.)

     490.1323     DUTY TO DEMAND PAYMENT.

     1. A shareholder sent a dissenter's notice described in section 490.1322 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice pursuant to section 490.1322, subsection 2, paragraph "c," and deposit the shareholder's certificates in accordance with the terms of the notice.

     2. The shareholder who demands payment and deposits the shareholder's shares under subsection 1 retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     3. A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this division.

     490.1324     SHARE RESTRICTIONS.

     1. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 490.1326.


     2. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     490.1325     PAYMENT.

     1. Except as provided in section 490.1327, at the time the proposed corporate action is taken, or upon receipt of a payment demand, whichever occurs later, the corporation shall pay each dissenter who complied with section
490.1323 the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

     2.   The payment must be accompanied by all of the following:

          a. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any.

          b. A statement of the corporation's estimate of the fair value of the shares.

          c.   An explanation of how the interest was calculated.

          d.   A statement of the dissenter's right to demand payment under section 490.1328.

          e. A copy of this division. (Last amended by Ch. 211, L. '91, eff. 7-1-91.)

     490.1326     FAILURE TO TAKE ACTION.

     1. If the corporation does not take the proposed action within one hundred eighty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertified shares.

     2. If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 490.1322 as if the corporate action was taken without a vote of the shareholders and repeat the payment demand procedure. (Last amended by Ch. 171, L. '91, eff. 7-1-91.)

     490.1327     AFTER-ACQUIRED SHARES.

     1.   A corporation may elect to withhold payment required by section
490.1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     2. To the extent the corporation elects to withhold payment under subsection 1, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under section 490.1328.

     490.1328     PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

     1. A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due and demand payment of the dissenter's estimate, less any payment under section 490.1325, or reject the corporation's offer under section 490.1327 and demand payment of the fair value of the dissenter's shares and interest due, if any of the following apply:

          a.   The dissenter believes that the amount paid under section
     490.1325 or offered under section 490.1327 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated.

          b. The corporation fails to make payment under section 490.1325 within sixty days after the date set for demanding payment.

          c. The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertified shares within sixty days after the date set for demanding payment.

     2. A dissenter waives the dissenter's right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection 1 within thirty days after the corporation made or offered payment for the dissenter's shares.

                                     PART C

     490.1330     COURT ACTION.

     1. If a demand for payment under section 490.1328 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     2. The corporation shall commence the proceeding in the district court of the country where a corporation's principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the country in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     3. The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     5. Each dissenter made a party to the proceeding is entitled to judgment for either of the following:

          a. The amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation.

          b. The fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under section 490.1327.

     490.1331     COURT COSTS AND COUNSEL FEES.

     1. The court in an appraisal proceeding commenced under section 490.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 490.1328.

     2. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, for either of the following:

          a. Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 490.1320 through 490.1328.

          b. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

     3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                                                       ANNEX III
[LOGO] Morgan Stanley
                                        Morgan Stanley & Co.
                                        Incorporated
                                        1585 Broadway
                                        New York, New York 10036
                                        (212) 761-4000

                                                                    June 3, 1998

The Committee of Unaffiliated Directors
and
The Board of Directors
ALLIED Group, Inc.
701 Fifth Avenue
Des Moines, Iowa 50391


Gentlemen:

     We understand that ALLIED Group, Inc. ("ALLIED") or the "Company"), Nationwide Mutual Insurance Company (the "Buyer") and Nationwide Group Acquisition Corporation, a wholly owned subsidiary of the Buyer ("Acquisition Sub") have entered into an Agreement and Plan of Merger, dated as of June 3, 1998 (the "Merger Agreement"), which provides, among other things, for (i) the amendment by Acquisition Sub of its existing tender offer (the "Tender Offer") for all issued and outstanding shares of common stock, no par value (the "Company Common Stock"), of the Company to increase the purchase price from $47.00 to $48.25 per share net to the seller in cash and (ii) the subsequent merger (the "Merger") of Acquisition Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Buyer, and each outstanding share of the Company Common Stock, other than shares held in treasury or held by the Buyer or any affiliate of the Buyer or as to which dissenters' rights have been perfected, will be converted into the right to receive $48.25 per share net to the holder in cash. The terms and the conditions of the Tender Offer and the Merger are more fully set forth in the Merger Agreement.

     You have asked for our opinion as to whether the consideration to be received by the holders of shares of the Company Common Stock in the Tender Offer and the Merger, taken together, is fair from a financial point of view to such holders (other than the Buyer and its affiliates).

     For purposes of the opinion set forth herein, we have:

                 (ii) reviewed certain publicly available financial statements and other business and financial information of the Company;

                 (iii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

                 (iv) reviewed certain financial forecasts prepared by the management of the Company;

                 (v) discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

                 (vi) reviewed the reported prices and trading activity for the Company Common Stock;

                 (vii) compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other comparable publicly traded companies and their securities;

                 (viii) reviewed the financial terms, to the extent publicly available, of certain acquisition transactions deemed relevant;

                 (ix) participated in discussions and negotiations among representatives of the Company and the Buyer and their financial and legal advisors;

                 (x) reviewed the Merger Agreement and certain related documents; and

                 (xi) performed such other analyses and other factors as we have deemed appropriate.

                                                           [LOGO] MORGAN STANLEY

           We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. We have also assumed that the Tender Offer and the Merger will be consummated on the terms set forth in the Merger Agreement. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

           We have acted as financial advisor to the Committee of Unaffiliated Directors of the Board and to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for the buyer and have received fees for the rendering of these services.

           It is understood that this letter is for the information of the Committee of Unaffiliated Directors and of the Board of Directors of the Company, except that this opinion may be included in its entirety in any filing made by the Company in respect of the transaction with the Securities and Exchange Commission. In addition, Morgan Stanley expresses no opinion or recommendation as to whether the holders of Company Common Stock should accept the Tender Offer.

           Based upon and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of shares of the

Company Common Stock pursuant to the Tender Offer and the Merger, taken together, is fair from a financial point of view to such holders (other than the Buyer and its affiliates).

                                     Very truly yours,

                                     Morgan Stanley & Co. Incorporated

                                            /s/ Phillip Barnett
                                     By:  ________________________
                                              Phillip Barnett
                                             Managing Director